                                                                 EXHIBIT 10.6(a)

                                                         [EXECUTION COUNTERPART]



          ************************************************************



                             MEDIACOM SOUTHEAST LLC



                         _____________________________



                                CREDIT AGREEMENT


                          Dated as of January 23, 1998


                         ______________________________


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent



          ************************************************************

                                 TABLE OF CONTENTS

  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                Page

Section 1.  Definitions and Accounting Matters..............      1
     1.01  Certain Defined Terms............................      1
     1.02  Accounting Terms and Determinations..............     26
     1.03  Classes and Types of Loans.......................     27
     1.04  Subsidiaries.....................................     28

Section 2.  Commitments, Loans and Prepayments..............     28
     2.01  Loans............................................     28
     2.02  Borrowings.......................................     30
     2.03  Letters of Credit................................     30
     2.04  Changes of Commitments...........................     35
     2.05  Commitment Fee...................................     37
     2.06  Lending Offices..................................     37
     2.07  Several Obligations; Remedies Independent........     37
     2.08  Loan Accounts; Promissory Notes..................     38
     2.09  Optional Prepayments and Conversions or
           Continuations of Loans............................    38
     2.10  Mandatory Prepayments and Reductions of
           Commitments.......................................    39

Section 3.  Payments of Principal and Interest..............     43
     3.01  Repayment of Loans...............................     43
     3.02  Interest.........................................     44
     3.03  Determination of Applicable Margin...............     45

Section 4.  Payments; Pro Rata Treatment; Computations; Etc.     46
     4.01  Payments.........................................     46
     4.02  Pro Rata Treatment...............................     47
     4.03  Computations.....................................     47
     4.04  Minimum Amounts..................................     48
     4.05  Certain Notices..................................     48
     4.06  Non-Receipt of Funds by the Administrative Agent.     49
     4.07  Sharing of Payments, Etc.........................     50

                                      (i)

                                                                Page
                                                                ----

Section 5.  Yield Protection, Etc...........................     52
     5.01  Additional Costs.................................     52
     5.02  Limitation on Types of Loans.....................     54
     5.03  Illegality.......................................     54
     5.04  Treatment of Affected Loans......................     54
     5.05  Compensation.....................................     55
     5.06  Additional Costs in Respect of Letters of Credit.     56
     5.07  U.S. Taxes.......................................     56
     5.08  Replacement of Lenders...........................     57

Section 6.  Conditions Precedent............................     58
     6.01  Initial Extension of Credit......................     58
     6.02  Initial and Subsequent Extensions of Credit......     61

Section 7.  Representations and Warranties..................     62
     7.01  Corporate Existence..............................     62
     7.02  Financial Condition..............................     62
     7.03  Litigation.......................................     63
     7.04  No Breach........................................     63
     7.05  Action...........................................     64
     7.06  Approvals........................................     64
     7.07  ERISA............................................     64
     7.08  Taxes............................................     65
     7.09  Investment Company Act...........................     65
     7.10  Public Utility Holding Company Act...............     65
     7.11  Material Agreements and Liens....................     65
     7.12  Environmental Matters............................     66
     7.13  Capitalization...................................     66
     7.14  Subsidiaries, Etc................................     67
     7.15  True and Complete Disclosure.....................     67
     7.16  Franchises.......................................     68
     7.17  The CATV Systems.................................     68
     7.18  Rate Regulation..................................     70
     7.19  Acquisition Agreement............................     71

Section 8.  Covenants of the Borrower.......................     71
     8.01  Financial Statements Etc.........................     71
     8.02  Litigation.......................................     74
     8.03  Existence, Etc...................................     75
     8.04  Insurance........................................     75
     8.05  Prohibition of Fundamental Changes...............     76
     8.06  Limitation on Liens..............................     80

                                     (ii)

                                                               Page
                                                               ----

     8.07  Indebtedness.....................................     81
     8.08  Investments......................................     81
     8.09  Restricted Payments..............................     82
     8.10  Certain Financial Covenants......................     84
     8.11  Management Fees..................................     86
     8.12  Capital Expenditures.............................     87
     8.13  Interest Rate Protection Agreements..............     88
     8.14  Affiliate Subordinated Indebtedness..............     88
     8.15  Lines of Business................................     89
     8.16  Transactions with Affiliates.....................     89
     8.17  Use of Proceeds..................................     90
     8.18  Certain Obligations Respecting Subsidiaries......     90
     8.19  Modifications of Certain Documents...............     91

Section 9.  Events of Default...............................     92
     9.01  Events of Default................................     92
     9.02  Certain Cure Rights..............................     96

Section 10.  The Administrative Agent.......................     97
     10.01  Appointment, Powers and Immunities..............     97
     10.02  Reliance by Administrative Agent................     98
     10.03  Defaults........................................     99
     10.04  Rights as a Lender..............................     99
     10.05  Indemnification.................................     99
     10.06  Non-Reliance on Administrative Agent and Other
            Lenders.........................................    100
     10.07  Failure to Act..................................    100
     10.08  Resignation or Removal of Administrative Agent..    100
     10.09  Consents under Other Loan Documents.............    101

Section 11.  Miscellaneous..................................    101
     11.01  Waiver..........................................    101
     11.02  Notices.........................................    102
     11.03  Expenses, Etc...................................    102
     11.04  Amendments, Etc.................................    103
     11.05  Successors and Assigns..........................    104
     11.06  Assignments and Participations..................    104
     11.07  Survival........................................    107
     11.08  Captions........................................    107
     11.09  Counterparts....................................    107
     11.10  Governing Law; Submission to Jurisdiction.......    107
     11.11  Waiver of Jury Trial............................    108
     11.12  Treatment of Certain Information;
            Confidentiality.................................    108

                                    (iii)

SCHEDULE I         --  Commitments
SCHEDULE II        --  Material Agreements and Liens
SCHEDULE III       --  Investments
SCHEDULE IV        --  Franchises
SCHEDULE V         --  Certain Matters Related to CATV Systems
SCHEDULE VI        --  Certain Adjustments to Operating Cash Flow and System
                       Cash Flow
SCHEDULE VII       --  Regions

EXHIBIT A          --  Form of Assignment and Acceptance
EXHIBIT B          --  Form of Quarterly Officer's Report
EXHIBIT C          --  Form of Security Agreement
EXHIBIT D          --  Form of Guarantee and Pledge Agreement
EXHIBIT E          --  Form of Subsidiary Guarantee Agreement
EXHIBIT F          --  Form of Management Fee Subordination Agreement
EXHIBIT G          --  Form of Opinion of Counsel to the Obligors
EXHIBIT H          --  Form of Opinion of Special New York Counsel to Chase
EXHIBIT I          --  Form of Confidentiality Agreement
EXHIBIT J          --  Form of Affiliate Subordinated Indebtedness
                       Subordination Agreement


                                     (iv)

  CREDIT AGREEMENT dated as of January 23, 1998, between: MEDIACOM SOUTHEAST LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); each of the lenders that is a
                                    --------
signatory hereto identified under the caption "Lenders" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to
Section 11.06(b) hereof (individually, a "Lender" and, collectively, the
                                          ------
"Lenders"); and THE CHASE MANHATTAN BANK, a New York banking corporation, as
--------
administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").
                                  --------------------

  The Borrower has requested that the Lenders extend credit to it (by making loans and issuing letters of credit) in an aggregate principal or face amount not exceeding $225,000,000 (which may, in the circumstances herein provided, be increased to $275,000,000) at any one time outstanding and the Lenders are prepared to extend such credit upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:


  Section 1.  Definitions and Accounting Matters.


  1.01  Certain Defined Terms. As used herein, the following terms shall have
        ---------------------
the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
                  ---- -----

  "Acquisition Agreements" shall mean, collectively, the Cablevision Acquisition
   ----------------------
Agreement and any Subsequent Acquisition Agreements.

  "Acquisitions" shall mean, collectively, the Cablevision Acquisition and any
 ------------
Subsequent Acquisitions.

  "Adjusted Operating Cash Flow" shall mean, for any period during which the
   ----------------------------
Borrower shall have consummated an Acquisition, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following, in each case determined under the assumption that such Acquisition had been consummated on the first day of such period: (i) Operating Cash Flow minus (ii) without duplication of the
                                 -----
Management Fees actually paid during such period, the additional Management Fees that would have been paid during such period at a rate equal to 4.5% of the gross operating revenue of the Borrower and its Subsidiaries for such period (determined, as specified above, under the assumption that such Acquisition had been consummated on the first day of such period).

  "Adjusted System Cash Flow" shall mean, for any period during which the
   -------------------------
Borrower shall have consummated an Acquisition, the sum, for the Borrower and its Subsidiaries

                               Credit Agreement
                               ----------------

(determined on a consolidated basis without duplication in
accordance with GAAP), of the following, in each case determined under the assumption that such Acquisition had been consummated on the first day of such period: (i) System Cash Flow for such period plus (ii) the sum of (x) non-
                                             ----
recurring expenses incurred by the relevant sellers prior to the actual closing of such Acquisition (to the extent such items were included as operating expenses in the determination of System Cash Flow for such period) and (y) in the case of the Cablevision Acquisition, the amounts set forth in Schedule VI hereto for such period, or, in the case of any Subsequent Acquisition, the amounts set forth in a statement of adjustments to System Cash Flow provided by the Borrower in connection with such Subsequent Acquisition and acceptable to the Admininistrative Agent and Majority Lenders (in each case representing certain cost savings and programming cost increases in respect of the CATV Systems being acquired in such Acquisition).

  "Administrative Questionnaire" shall mean an Administrative Questionnaire in a
   ----------------------------
form supplied by the Administrative Agent.

  "Affiliate" shall mean any Person that directly or indirectly controls, or is
   ---------
under common control with, or is controlled by, the Borrower and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by"
             -------                                              -------------
and "under common control with") shall mean possession, directly or indirectly,
     -------------------------
of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns
                        --------
directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any of its Subsidiaries and (b) none of the Wholly Owned Subsidiaries of the Borrower shall be Affiliates.

  "Affiliate Subordinated Indebtedness" shall mean Indebtedness to an Affiliate
   -----------------------------------
(i) for which the Borrower is directly and primarily liable, (ii) in respect of which none of its Subsidiaries is contingently or otherwise obligated, (iii) that is subordinated to the obligations of the Borrower to pay principal of and interest on the Loans, Reimbursement Obligations, fees and other amounts payable hereunder pursuant to an Affiliate Subordinated Indebtedness Subordination Agreement, (iv) that does not mature prior to June 30, 2007, and that is issued pursuant to documentation containing terms (including interest, covenants and events of default) in form and substance satisfactory to the Majority Lenders and (v) that states by its terms that

                                 Credit Agreement
                                 ----------------
principal and interest in respect thereof shall only be payable to the extent permitted under Section 8.09 hereof.

  "Affiliate Subordinated Indebtedness Subordination Agreement" shall mean an
   -----------------------------------------------------------
Affiliate Subordinated Indebtedness Subordination Agreement substantially in the form of Exhibit J hereto between any Person to whom the Borrower or any of its Subsidiaries may be obligated to pay Affiliate Subordinated Indebtedness, the Borrower and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

  "Applicable Lending Office" shall mean, for each Lender and for each Type of
   -------------------------
Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

  "Applicable Margin" shall mean, with respect to Loans of any Type, the
   -----------------
respective rates indicated below for Loans of such Type opposite the then-current Rate Ratio (determined pursuant to Section 3.03 hereof) indicated below (except that anything in this Agreement to the contrary notwithstanding, the Applicable Margin with respect to any Loans shall be the highest rates provided for below (i.e., 1.25% with respect to Base Rate Loans and 2.25% with respect to Eurodollar Loans) during any period when an Event of Default shall have occurred and be continuing):

                               Credit Agreement
                               ----------------


           Range                            Applicable Margin (% p.a.)
                                            -------------------------
            of
        Rate Ratio                    Base Rate Loans       Eurodollar Loans
        ----------                    ---------------       ----------------
        Greater than 5.50 to 1            1.250%                  2.250%

        Greater than or equal to
         5.00 to 1 but less than
         or equal to 5.50 to 1            1.000%                  2.000%

        Greater than or equal to
         4.50 to 1 but less than
         5.00 to 1                        0.750%                  1.750%

        Greater than or equal to
         3.50 but less than
         4.50 to 1                        0.500%                  1.500%

        Less than 3.50 to 1               0.250%                  1.250%

  "Assignment and Acceptance" means an assignment and acceptance entered into by
   -------------------------
a Lender and an assignee (with the consent of any party whose consent is required by Section 11.05 hereof), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

  "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended
   ---------------
from time to time.

  "Base Rate" shall mean, for any day, a rate per annum equal to the higher of
   ---------
(a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

  "Base Rate Loans" shall mean Loans that bear interest at rates based upon the
   ---------------
Base Rate.

  "Basic Documents" shall mean, collectively, this Agreement, the other Loan
   ---------------
Documents, the Acquisition Agreements and each Retained Franchise Management Agreement.

  "Basic Subscribers" shall mean, as at any date, (a) Subscribers who subscribe
   -----------------
to a CATV System at the regular basic monthly subscription rate for such CATV System to a single


                               Credit Agreement
                               ----------------
household Subscriber (exclusive of "secondary outlets", as such term is commonly understood in the cable television industry), plus (b) the number of Subscribers
                                              ----
determined by dividing the aggregate dollar monthly amount billed for basic service to bulk Subscribers (hotels, motels, apartment buildings, hospitals and the like) located in each Region by the weighted average of the regular basic monthly subscription rates for basic service charged by the CATV Systems in such Region.

  "Basle Accord" shall mean the proposals for risk-based capital framework
   ------------
described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

  "Business Day" shall mean any day (a) on which commercial banks are not
   ------------
authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

  "Cablevision" means Cablevision Systems Corporation, a Delaware corporation.
   -----------

  "Cablevision Acquisition Agreement" shall mean the Asset Purchase Agreement
   ---------------------------------
dated as of August 29, 1997 by and among the Sellers, Cablevision and Mediacom, as the same shall, subject to Section 8.19 hereof, be modified and supplemented and in effect from time to time.

  "Cablevision Acquisition" shall mean the acquisition by the Borrower (as the
   -----------------------
assignee of Mediacom under the Cablevision Acquisition Agreement) of CATV Systems from the Sellers, pursuant to the Cablevision Acquisition Agreement.

  "Capital Expenditures" shall mean, for any period, expenditures made by the
   --------------------
Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs and the Acquisitions) during such period computed in accordance with GAAP.

  "Capital Lease Obligations" shall mean, for any Person, all obligations of
   -------------------------
such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this

                               Credit Agreement
                               ----------------

Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

  "Casualty Event" shall mean, with respect to any Property of any Person, any
   --------------
loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

  "CATV System" shall mean any cable distribution system that receives broadcast
   -----------
signals by antennae, microwave transmission, satellite transmission or any other form of transmission and that amplifies such signals and distributes them to Persons who pay to receive such signals, but shall exclude wireless cable.

  "Chase" shall mean The Chase Manhattan Bank.
   -----

  "Class" shall have the meaning assigned to such term in Section 1.03 hereof.
   -----

  "Closing Date" shall mean the date on which the initial extension of credit
   ------------
hereunder is made.

  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to
   ----
time.

  "Collateral Account" shall have the meaning assigned to such term in the
   ------------------
Security Agreement.

  "Commisso Entity" shall mean, collectively, (i) Rocco Commisso, (ii) any
   ---------------
entity controlled by Rocco Commisso and owned by Rocco Commisso, (iii) members of the immediate family of Rocco Commisso or (iv) trusts established for the benefit of Rocco Commisso or members of the immediate family of Rocco Commisso.

  "Commitments" shall mean, collectively, the Revolving Credit Commitments, the
   -----------
Term Loan Commitments and the Incremental Facility Commitments (if any).

  "Continue", "Continuation" and "Continued" shall refer to the continuation
   --------    ------------       ---------
pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

  "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant
   -------    ----------       ---------
to Section 2.09 hereof of one Type of Loans into another Type of Loans, which may be

                               Credit Agreement
                               ----------------
accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

  "Cure Monies" shall mean proceeds of Affiliate Subordinated Indebtedness
   -----------
and/or equity contributions received by the Borrower after the date hereof that, at the time the same are received by the Borrower are identified by the Borrower, in a certificate of a Senior Officer delivered by the Borrower to the Administrative Agent within one Business Day of such receipt, as constituting "Cure Monies" for purposes of Section 9.02 hereof.

  "Debt Issuance" shall mean any issuance or sale by the Borrower or any of its
   -------------
Subsidiaries after the Closing Date of any debt securities, excluding, however, any Indebtedness incurred pursuant to Section 8.07(c) or 8.07(e) hereof.

  "Debt Service" shall mean, for any period, the sum, for the Borrower and its
   ------------
Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) in the case of Revolving Credit Loans under this Agreement, the aggregate amount of payments of principal of such Loans that, giving effect to Commitment reductions or terminations scheduled to be made during such period pursuant to Section 2.04(a) hereof, were required to be made pursuant to Section 3.01(a) hereof during such period plus
                                                                          ----
(b) in the case of Term Loans and Incremental Facility Loans under this Agreement and all other Indebtedness (other than Revolving Credit Loans), all regularly scheduled payments or regularly scheduled prepayments of principal of such Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made or payable during such period (other than the principal component of any payments in respect of Affiliate Subordinated Indebtedness) plus (c) all Interest Expense for such
                                     ----
period.

  "Default" shall mean an Event of Default or an event that with notice or lapse
   -------
of time or both would become an Event of Default.

  "Disposition" shall mean any sale, assignment, transfer or other disposition
   -----------
of any Property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

  "Dollars" and "$" shall mean lawful money of the United States of America.
   -------       -

  "ECC" means ECC Holding Corporation, a Delaware corporation.
   ---

  "Environmental Claim" shall mean, with respect to any Person, any written or
   -------------------
oral notice, claim, demand or other communication (collectively, a "claim") by
                                                                    -----
any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental

                               Credit Agreement
                               ----------------
response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

  "Environmental Laws" shall mean any and all present and future Federal, state,
   ------------------
local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

  "Equity Issuance" shall mean, collectively, (a) any issuance or sale by the
   ---------------
Borrower after the Closing Date of (i) any of its ownership interests or of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock or its ownership interests (other than any warrants or options issued to directors, officers or employees of the Borrower pursuant to employee benefit plans established in the ordinary course of business and any ownership interests of the Borrower issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or (b) the receipt by the Borrower after the Closing Date of any equity capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that the issuance or sale by the Borrower of any equity
               --------
interest to Mediacom, or the receipt by the Borrower of any equity capital contribution from Mediacom, in connection with an Acquisition shall not constitute an "Equity Issuance" hereunder.

  "Equity Rights" shall mean, with respect to any Person, any subscriptions,
   -------------
options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class or other ownership interests of any type in, such Person.


                               Credit Agreement
                               ----------------

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
   -----
amended from time to time.

  "ERISA Affiliate" shall mean any corporation or trade or business that is a
   ---------------
member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

  "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any
   --------------------
Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%), quoted by Chase at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by Chase to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by Chase for such Interest Period. If Chase is not participating in any Eurodollar Loans during any Interest Period therefor, the Eurodollar Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that Chase would have made or had outstanding had it been participating in such Loan during such Interest Period.

  "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates
   ----------------
referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

  "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period
   ---------------
therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

  "Event of Default" shall have the meaning assigned to such term in Section 9
   ----------------
hereof.

  "Excess Cash Flow" shall mean, for any period, the excess of (a) Operating
   ----------------
Cash Flow for such period over (b) the sum of (i) Capital Expenditures made during such period plus (ii) the aggregate amount of Debt Service for such
                   ----
period plus (iii) the Tax Payment Amount for such period plus (iv) any decreases
       ----                                              ----
(or minus any increases) in Working Capital from the first day to the last day
    -----
of such period.


                               Credit Agreement
                               ----------------

  "Executive Compensation" shall mean, for any period, the aggregate amount of
   ----------------------
compensation (including, without limitation, salaries, withholding taxes, unemployment insurance contributions, pension, health and other benefits) of the Manager's executive management personnel during such period. For purposes hereof, "executive management personnel" shall not include any individual (such as a system manager) who is employed solely in connection with the day-to-day operations of a CATV System.

  "FCC" shall mean the Federal Communications Commission or any governmental
   ---
authority substituted therefor.

  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded
   ------------------
upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not
     --------
a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

  "Franchise" shall mean a franchise, license, authorization or right by
   ---------
contract or otherwise to construct, own, operate, promote, extend and/or otherwise exploit any CATV System operated or to be operated by the Borrower or any of its Subsidiaries granted by any state, county, city, town, village or other local or state government authority or by the FCC. The term "Franchise" shall include each of the Franchises set forth on Schedule IV hereto.

  "GAAP" shall mean generally accepted accounting principles applied on a basis
   ----
consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

  "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to
   ---------
purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person,

                               Credit Agreement
                               ----------------
but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a
                      ---------       ----------
correlative meaning.

  "Guarantee and Pledge Agreement" shall mean a Guarantee and Pledge Agreement
   ------------------------------
substantially in the form of Exhibit D hereto between Mediacom and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

  "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum
   ------------------
products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or
                            -----
substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

  "Incremental Facility Availability Period" shall mean the period from and
   ----------------------------------------
including the Closing Date to but excluding December 31, 1999 (or, if such date is not a Business Day, to but excluding the immediately preceding Business Day).

  "Incremental Facility Commitment" shall mean, for each Incremental Facility
   -------------------------------
Lender, and for any Series thereof, the obligation of such Incremental Facility Lender to make Incremental Facility Loans of such Series (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof or increased or reduced from time to time pursuant to assignments permitted under Section 11.06(b) hereof). The amount of each Lender's Incremental Facility Commitment of any Series shall be determined in accordance with the provisions of Section 2.01(d) hereof. The aggregate amount of the Incremental Facility Commitments of all Series shall not exceed $50,000,000.

  "Incremental Facility Lenders" shall mean, in respect of any Series of
   ----------------------------
Incremental Facility Loans, the Lenders from time to time holding Incremental Facility Loans and Incremental Facility Commitments of such Series after giving effect to any assignments thereof permitted by Section 11.06(b) hereof.

  "Incremental Facility Loans" shall mean the loans provided for by Section
   --------------------------
2.01(c) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

  "Indebtedness" shall mean, for any Person: (a) obligations created, issued or
   ------------
incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt

                               Credit Agreement
                               ----------------
securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person), including, without limitation, Affiliate Subordinated Indebtedness; (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person; provided that
                                                                  --------
Indebtedness shall exclude (i) obligations in respect of surety and performance bonds backing pole rental or conduit attachments and the like, or backing obligations under Franchises, arising in the ordinary course of business of the CATV Systems and related telecommunications services of the Borrower and its Subsidiaries and (ii) all obligations in respect of Interest Rate Protection Agreements.

  "Information Memorandum" shall mean the Confidential Information Memorandum
   ----------------------
dated December 4, 1997 prepared in connection with the syndication of the credit facilities provided for in this Agreement.

  "Interest Coverage Ratio" shall mean, as at any date, the ratio of (a)
   -----------------------
Operating Cash Flow for the fiscal quarter ending on, or most recently ended prior to, such date (which, for periods prior to the Closing Date, shall be based upon the results of operations of Cablevision) to (b) Interest Expense for such fiscal quarter.

  Notwithstanding the foregoing, the Interest Coverage Ratio for any fiscal quarter during which an Acquisition is consummated shall be deemed to be equal to the ratio of Adjusted Operating Cash Flow for such fiscal quarter to Interest Expense for such fiscal quarter.

  "Interest Expense" shall mean, for any period, the sum, for the Borrower and
   ----------------
its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) and all commitment fees payable hereunder, but excluding all interest in respect of Affiliate Subordinated Indebtedness (to the extent not paid in cash during such period), plus (b) the net amount payable (or minus the net amount receivable) under
----                                -----
Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period) plus (c) the aggregate amount of upfront or
                                     ----
one-time fees or expenses payable in respect of Interest Rate Protection Agreements to the extent such fees or expenses are amortized during such period plus
----


                               Credit Agreement
                               ----------------

(d) the aggregate amount of payments permitted pursuant to Section 8.09(d) hereof made by the Borrower with respect to issued and outstanding Preferred Membership Interests.

  Notwithstanding the foregoing, if during any period for which Interest Expense is being determined the Borrower or any of its Subsidiaries shall have consummated any acquisition of any CATV System or other business, or consummated any Disposition, then, for all purposes of this Agreement, Interest Expense shall be determined on a pro forma basis as if such acquisition or Disposition had been made or consummated (and any related Indebtedness incurred or repaid) on the first day of such period.

  "Interest Period" shall mean, with respect to any Eurodollar Loan, each period
   ---------------
commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and (subject to the provisions of Section 2.01(d) hereof) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in
Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:

               (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date;

               (ii) no Interest Period for any Revolving Credit Loan may commence before and end after any Revolving Credit Commitment Reduction Date unless, after giving effect thereto, the aggregate principal amount of Revolving Credit Loans having Interest Periods that end after such Revolving Credit Commitment Reduction Date shall be equal to or less than the aggregate principal amount of Revolving Credit Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Revolving Credit Commitment Reduction Date;

               (iii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date;

               (iv) no Interest Period for any Incremental Facility Loan of any Series may commence before and end after any Principal Payment Date unless, after giving effect

                               Credit Agreement
                               ----------------
     thereto, the aggregate principal amount of the Incremental Facility Loans of such Series having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Incremental Facility Loans of such Series scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date;

               (v) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

               (vi) notwithstanding clauses (i), (ii), (iii) and (iv) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

  "Interest Rate Protection Agreement" shall mean, for any Person, an interest
   ----------------------------------
rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies. For purposes hereof, the "credit exposure" at any time of any Person under an
                      ---------------
Interest Rate Protection Agreement to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating credit exposure under similar arrangements as prescribed from time to time by the Administrative Agent, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Interest Rate Protection Agreement.

  "Investment" shall mean, for any Person:  (a) the acquisition (whether for
   ----------
cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of programming or advertising time by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

                               Credit Agreement
                               ----------------

  "Issuing Lender" shall mean Chase, as the issuer of Letters of Credit under
   --------------
Section 2.03 hereof, together with its successors and assigns in such capacity.

  "Letter of Credit" shall have the meaning assigned to such term in Section
   ----------------
2.03 hereof.

  "Letter of Credit Documents" shall mean, with respect to any Letter of Credit,
   --------------------------
collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

  "Letter of Credit Interest" shall mean, for each Revolving Credit Lender, such
   -------------------------
Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

  "Letter of Credit Liability" shall mean, without duplication, at any time and
   --------------------------
in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all
                      ----
Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Credit Lender (other than the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03 hereof, and the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Credit Lenders other than the Issuing Lender of their participation interests under said
Section 2.03.

  "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge,
   ----
charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

  "Loan Documents" shall mean, collectively, this Agreement, the Letter of
   --------------
Credit Documents, the Security Documents and each Management Fee Subordination Agreement.

                               Credit Agreement
                               ----------------

  "Loans" shall mean, collectively, the Revolving Credit Loans, the Term Loans
   -----
and the Incremental Facility Loans.

  "Majority Incremental Facility Lenders" shall mean, with respect to any Series
   -------------------------------------
of Incremental Facility Loans, Incremental Facility Lenders holding at least 66-2/3% of the aggregate outstanding principal amount of the Incremental Facility Loans of such Series or, if the Incremental Facility Loans shall not have been made, at least 66-2/3% of the Incremental Facility Commitments of such Series.

  "Majority Lenders" shall mean, subject to the last paragraph of Section 11.04
   ----------------
hereof, Lenders having at least 66-2/3% of the sum of (a) the aggregate outstanding principal amount of the Term Loans or, if the Term Loans shall not have been made, the aggregate outstanding principal amount of the Term Loan Commitments plus (b) the aggregate outstanding principal amount of the
            ----
Incremental Facility Loans or, if the Incremental Facility Loans shall not have been made, the aggregate outstanding principal amount of the Incremental Facility Commitments plus (c) the sum of (i) the aggregate unused amount, if
                     ----
any, of the Revolving Credit Commitments at such time plus (ii) the aggregate
                                                      ----
outstanding principal amount of the Revolving Credit Loans at such time.

  "Majority Revolving Credit Lenders" shall mean Revolving Credit Lenders having
   ---------------------------------
at least 66-2/3% of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have terminated, Revolving Credit Lenders holding at least 66-2/3% of the sum of (a) the aggregate unpaid principal amount of the Revolving Credit Loans plus (b) the aggregate amount of
                                               ----
all Letter of Credit Liabilities.

  "Majority Term Loan Lenders" shall mean Term Loan Lenders holding at least
   --------------------------
66-2/3% of the aggregate outstanding principal amount of the Term Loans or, if the Term Loans shall not have been made, at least 66-2/3% of the Term Loan Commitments.

  "Management Agreement" shall mean the Management Agreement dated January 23,
   --------------------
1998 among the Borrower and Mediacom Management Corporation, as the same shall, subject to Section 8.19 hereof, be modified and supplemented and in effect from time to time.

  "Management Fee Subordination Agreement" shall mean a Management Fee
   --------------------------------------
Subordination Agreement substantially in the form of Exhibit F hereto between the Manager (or, as contemplated by Section 8.11 hereof, any other Person to whom the Borrower or any of its Subsidiaries may be obligated to pay Management
Fees), the Borrower and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

  "Management Fees" shall mean, for any period, the sum of all fees, salaries
   ---------------
and other compensation (including, without limitation, all Executive Compensation) paid or incurred

                               Credit Agreement
                               ----------------
by the Borrower to Affiliates (other than Affiliates that are employees of the Borrower and its Subsidiaries) in respect of services rendered in connection with the management or supervision of the Borrower and its Subsidiaries, provided that Management Fees shall exclude the aggregate amount of intercompany
--------
shared expenses payable to Mediacom that are allocated by Mediacom to the Borrower and its Subsidiaries in accordance with Section 5.05 of the Guarantee and Pledge Agreement (other than the allocated amount of Executive Compensation, which Executive Compensation shall in any event constitute management fees hereunder).

  "Manager" shall mean Mediacom Management Corporation, or any successor in such
   -------
capacity as manager of the Borrower.

  "Material Adverse Effect" shall mean a material adverse effect on (a) the
   -----------------------
Property, business, operations, financial condition, prospects, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

  "Mediacom" shall mean Mediacom LLC, a New York limited liability company.
   --------

  "Mediacom Notes" shall mean the promissory notes executed and delivered by
   --------------
Mediacom to Chase on or prior to the Closing Date evidencing loans by Chase to Mediacom in the aggregate principal amount of $20,000,000, the proceeds of which are to be contributed by Mediacom to the Borrower as consideration for Preferred Membership Interests to be issued to Mediacom.

  "Missouri L.P." means Missouri Cable Partners, L.P., a Delaware limited
   -------------
partnership.

  "Multiemployer Plan" shall mean a multiemployer plan defined as such in
   ------------------
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

  "Net Available Proceeds" shall mean:
   ----------------------

  (i)  in the case of any Disposition, the amount of Net Cash
       Payments received in connection with such Disposition;

                               Credit Agreement
                               ----------------

               (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Borrower or any of its Subsidiaries in respect of such Casualty Event; and

               (iii) in the case of any Equity Issuance or Debt Issuance, the aggregate amount of all cash received by the Borrower or any of its Subsidiaries in respect of such Equity Issuance or Debt Issuance, net of reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith.

  "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate
   -----------------
amount of all cash payments, and the fair market value of any non-cash consideration, received by the Borrower and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash
                                                --------
Payments shall be net of the amount of any legal, accounting, broker, title and recording tax expenses, commissions, finders' fees and other fees and expenses paid by the Borrower and its Subsidiaries in connection with such Disposition and (b) Net Cash Payments shall be net of any repayments by the Borrower and its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

  "Obligors" shall mean, collectively, the Borrower, Mediacom and, effective
   --------
upon execution and delivery of any Subsidiary Guarantee Agreement, each Subsidiary of the Borrower so executing and delivering such Subsidiary Guarantee Agreement.

  "Operating Agreement" shall mean the Operating Agreement of the Borrower dated
   -------------------
as of January 23, 1998, as the same shall, subject to Section 8.19 hereof, be modified and supplemented and in effect from time to time.

  "Operating Cash Flow" shall mean, for any period, the sum, for the Borrower
   -------------------
and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) System Cash Flow minus (b)
                                                              -----
Management Fees paid during such period to the extent not exceeding 4.5% of the gross operating revenue of the Borrower and its Subsidiaries for such period.

  "Pay TV Units" shall mean the aggregate number of premium or pay television
   ------------
services to which Subscribers subscribe.

                               Credit Agreement
                               ----------------

  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity
   ----
succeeding to any or all of its functions under ERISA.

  "Permitted Investments" shall mean:  (a) direct obligations of the United
   ---------------------
States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

  "Person" shall mean any individual, corporation, company, voluntary
   ------
association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

  "Plan" shall mean an employee benefit or other plan established or maintained
   ----
by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

  "Post-Default Rate" shall mean a rate per annum equal to 2% plus the Base Rate
   -----------------                                          ----
as in effect from time to time plus the Applicable Margin for Base Rate Loans,
                               ----
provided that, with respect to principal of a Eurodollar Loan that shall become
--------
due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise) on a day other than the last day of the Interest Period therefor, the "Post-Default Rate" shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the
                                                                        ----
interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition.

  "Preferred Membership Interests" shall mean the equity rights provided for in
   ------------------------------
Section 6.2 of the Operating Agreement.

  "Prime Rate" shall mean the rate of interest from time to time announced by
   ----------
Chase at the its principal office in New York City as its prime commercial lending rate.

  "Principal Payment Dates" shall mean (a) in the case of the Term Loans, the
   -----------------------
last Business Day of March, June, September and December of each year, commencing with March

                               Credit Agreement
                               ----------------

31, 2001, through and including June 30, 2006 and (b) in the case of Incremental Facility Loans of any Series, such dates as shall have been agreed upon between the Borrower and the respective Incremental Facility Lenders of such Series pursuant to Section 2.10(c) hereof at the time such Lenders become obligated to make such Incremental Facility Loans hereunder.

  "Pro Forma Debt Service Coverage Ratio" shall mean, as at any date, the ratio
   -------------------------------------
of (a) the product of (x) Operating Cash Flow for the fiscal quarter ending on, or most recently ended prior to, such date (which, for periods prior to the Closing Date, shall be based upon the results of operations of U.S. Cable) times
                                                                           -----
(y) four to (b) Debt Service (other than payments in respect of Affiliate Subordinated Indebtedness and Preferred Membership Interests) for the period of four consecutive fiscal quarters immediately following the last day of the most recently ended fiscal quarter, determined under the assumptions that (1) the rate of interest applicable to Indebtedness of the Borrower and its Subsidiaries (other than Affiliate Subordinated Indebtedness) during such period will not change from the weighted average rate of interest in effect on such last day and
(2) all regularly scheduled payments or regularly scheduled prepayments of principal of such Indebtedness required to made during such period will be made when due (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations).

  Notwithstanding the foregoing, the Pro Forma Debt Service Coverage Ratio for any fiscal quarter during which an Acquisition is consummated shall be deemed to be equal to the ratio of (a) the product of (x) Adjusted Operating Cash Flow for such fiscal quarter times (y) four to (b) Debt Service (other than payments in
                    -----
respect of Affiliate Subordinated Indebtedness and Preferred Membership Interests) for the period of four consecutive fiscal quarters immediately following the last day of such fiscal quarter, determined on the assumptions set forth above.

  "Property" shall mean any right or interest in or to property of any kind
   --------
whatsoever, whether real, personal or mixed and whether tangible or intangible.

  "Purchase Price" shall mean, without duplication, with respect to any
   --------------
Subsequent Acquisition, an amount equal to the sum of (i) the aggregate consideration, whether cash, Property or securities (including, without limitation, any Indebtedness incurred pursuant to paragraph (e) of Section 8.07 hereof), paid or delivered by the Borrower and its Subsidiaries in connection with such acquisition plus (ii) the aggregate amount of liabilities of the
                      ----
acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Borrower and its Subsidiaries after giving effect to such acquisition.

  "Quarterly Dates" shall mean the twentieth day of January, April, July and
   ---------------
October in each year, the first of which shall be the first such day after the date of this

                               Credit Agreement
                               ----------------

Agreement; provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day.

  "Quarterly Officer's Report" shall mean a quarterly report of a Senior Officer
   --------------------------
with respect to Basic Subscribers, homes passed, revenues per Subscriber and Pay TV Units, substantially in the form of Exhibit B hereto.

  "Quarterly Payment Period" shall mean each successive three-month period from
   ------------------------
and including a Quarterly Date (or, in the case of the initial Quarterly Payment Period, from and including the Closing Date) to but not including the next following Quarterly Date.

  "Rate Ratio" shall mean, for any Quarterly Payment Period, the daily average
   ----------
of the Total Leverage Ratio during the fiscal quarter ending on, or most recently ended prior to, the first day of such Quarterly Payment Period, provided that (a) the Rate Ratio on the Closing Date shall be the Total Leverage
--------
Ratio on such date (after giving effect to the transactions contemplated hereunder to occur on or prior to the Closing Date) and (b) for purposes of determining the Rate Ratio for the period from and after the Closing Date until such time as one complete fiscal quarter shall have elapsed subsequent to the Closing Date, the daily average of the Total Leverage Ratio shall be determined only for the portion of such fiscal quarter commencing on the Closing Date.

  "Rate Ratio Certificate" shall mean, for any Quarterly Payment Period, a
   ----------------------
certificate of a Senior Officer setting forth, in reasonable detail, the calculation (and the basis for such calculation) of the Rate Ratio for use in determining the Applicable Margin hereunder during such Quarterly Payment Period.

  "Region" shall mean each geographic region into which the CATV Systems of the
   ------
Borrower and its Subsidiaries are divided for operating and management purposes. The Regions of the Borrower and its Subsidiaries as of the Closing Date (after giving effect to the Cablevision Acquisition) will be the Regions identified on
Schedule VII hereto.

  "Register" shall have the meaning assigned to such term in Section 11.06(g)
   --------
hereof.

  "Regulations A, D, G, T, U and X" shall mean, respectively, Regulations A, D,
   -------------------------------
G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

  "Regulatory Change" shall mean, with respect to any Lender, any change after
   -----------------
the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request


                               Credit Agreement
                               ----------------
applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

  "Reimbursement Obligations" shall mean, at any time, the obligations of the
   -------------------------
Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

  "Release" shall mean any release, spill, emission, leaking, pumping,
   -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

  "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar
   -------------------
Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

"Reserved Commitment Amount" shall have the meaning assigned to such term in
 --------------------------
Section 2.01(a) hereof.

  "Restricted Payment" shall mean, collectively, (a) all distributions of the
   ------------------
Borrower (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any portion of any ownership interest in the Borrower or of any warrants, options or other rights to acquire any such ownership interest (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to fair market or equity value of the Borrower or any of its Subsidiaries), (b) any payments made by the Borrower to any holders of any equity interests in the Borrower that are designed to reimburse such holders for the payment of any taxes attributable to the operations of the Borrower and its Subsidiaries, (c) any payments of principal

                               Credit Agreement
                               ----------------
of or interest on Affiliate Subordinated Indebtedness and (d) any payments in respect of Management Fees.

  "Retained Franchises" shall mean Franchises intended to be acquired in
   -------------------
connection with the Cablevision Acquisition but which have not yet been acquired for one of the reasons specified in Section 7.07 of the Cablevision Acquisition Agreement and, accordingly, are to be managed by the Borrower pending resolution of the matters preventing such acquisition as contemplated by Section 9.06 of the Cablevision Acquisition Agreement.

  "Retained Franchise Management Agreement" shall mean a Management Agreement
   ---------------------------------------
entered into by the Borrower and the applicable Seller pursuant to Section 9.06 of the Cablevision Acquisition Agreement regarding management services to be provided by the Borrower to the Seller with respect to Retained Franchises.

  "Revolving Credit Commitment" shall mean, as to each Revolving Credit Lender,
   ---------------------------
the obligation of such Lender to make Revolving Credit Loans, and to issue or participate in Letters of Credit pursuant to Section 2.03 hereof, in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on Schedule I hereto (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof or increased or reduced from time to time pursuant to assignments permitted under Section 11.06(b) hereof). The original aggregate principal amount of the Revolving Credit Commitments is $140,000,000.

  "Revolving Credit Commitment Percentage" shall mean, with respect to any
   --------------------------------------
Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

  "Revolving Credit Commitment Reduction Dates" shall mean the last Business Day
   -------------------------------------------
of March, June, September and December in each year, commencing with March 31, 2001, through and including June 30, 2006.

  "Revolving Credit Commitment Termination Date" shall mean the Revolving Credit
   --------------------------------------------
Commitment Reduction Date falling on or nearest to June 30, 2006.

  "Revolving Credit Lenders" shall mean (a) on the date hereof, the Lenders
   ------------------------
having Revolving Credit Commitments on Schedule I hereto and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 11.06(b) hereof.

                               Credit Agreement
                               ----------------

  "Revolving Credit Loans" shall mean the loans provided for in Section 2.01(a)
   ----------------------
hereof, which may be Base Rate Loans and/or Eurodollar Loans.

  "Security Agreement" shall mean a Security Agreement substantially in the form
   ------------------
of Exhibit C hereto between the Borrower, each of the additional parties, if any, that becomes a "Securing Party" thereunder, and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

  "Security Documents" shall mean, collectively, the Security Agreement, the
   ------------------
Guarantee and Pledge Agreement and the Subsidiary Guarantee Agreements, and all Uniform Commercial Code financing statements required by the Security Agreement, the Guarantee and Pledge Agreement and the Subsidiary Guarantee Agreements, to be filed with respect to the security interests created pursuant to the Security Agreement, the Guarantee and Pledge Agreement and the Subsidiary Guarantee Agreements.

  "Sellers" means, collectively, U.S. Cable, ECC and Missouri L.P.
   -------

  "Senior Officer" shall mean the chairman, chief executive officer or chief
   --------------
financial officer of the Manager, acting for and on behalf of the Borrower.

  "Senior Notes" shall mean, collectively, senior notes in an aggregate
   ------------
principal amount up to $150,000,000 to be issued by Mediacom after the Closing Date, including any any notes issued by Mediacom in exchange for such senior notes.

  "Series" has the meaning set forth in Section 2.01(c).
   ------

  "Subscriber" shall mean a Person who subscribes to one or more of the cable
   ----------
television services of the Borrower and its Subsidiaries and includes both Basic Subscribers and Persons who subscribe to Pay TV Units, but excluding each such Person who is pending disconnection for any reason or is delinquent in payment for such services for more than 60 days or who has not paid in full without discount at least one monthly bill generated in the ordinary course of business.

  "Subsequent Acquisition Agreements" shall mean each agreement pursuant to
   ---------------------------------
which a Subsequent Acquisition shall be consummated, as the same shall, subject to Section 8.19 hereof, be modified and supplemented and in effect from time to time.

  "Subsequent Acquisitions" shall mean any acquisition permitted under
   -----------------------
8.05(d)(v) hereof.


                               Credit Agreement
                               ----------------

  "Subsidiary" shall mean, with respect to any Person, any corporation,
   ----------
partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

  "Subsidiary Guarantee Agreement" shall mean a Subsidiary Guarantee Agreement
   ------------------------------
substantially in the form of Exhibit E hereto by a Subsidiary of the Borrower in favor of the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

  "Subsidiary Guarantor" shall mean any Subsidiary of the Borrower that executes
   --------------------
and delivers a Subsidiary Guarantee Agreement.

  "Supplemental Capital" shall mean advances made by an Affiliate to the
   --------------------
Borrower constituting Affiliate Subordinated Indebtedness (excluding any Cure Monies).

  "System Cash Flow" shall mean, for any period, the sum, for the Borrower and
   ----------------
its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) gross operating revenues for such period minus (b) all operating expenses for such period, including, without
       -----
limitation, technical, programming and selling, general and administrative expenses, but excluding (to the extent included in operating expenses) income taxes, Management Fees, depreciation, amortization and interest expense (including, without limitation, all items included in Interest Expense), provided that gross operating revenues and operating expenses for any period
--------
shall exclude all extraordinary and unusual items and all non-cash items, plus
                                                                          ----
(c) all payments received by the Borrower during such period pursuant to any Retained Franchise Management Agreement plus (d) all Capital Expenditures made
                                        ----
by the Sellers in respect of Retained Franchises during such period.

  Notwithstanding the foregoing, if during any period for which System Cash Flow is being determined the Borrower or any of its Subsidiaries shall have consummated any acquisition of any CATV System or other business, or consummated any Disposition, then, for all purposes of this Agreement (other than for purposes of the definition of Excess Cash Flow), System Cash Flow shall be determined on a pro forma basis as if such acquisition or Disposition had been made or consummated on the first day of such period.


                               Credit Agreement
                               ----------------

  "Tax Payment Amount" shall mean, for any period, an amount not exceeding in
   ------------------
the aggregate the amount of Federal, state and local income taxes the Borrower would otherwise have paid in the event it were a corporation (other than an "S corporation" within the meaning of Section 1361 of the Code) for such period and all prior periods.

  "Term Loan Commitment" shall mean, as to each Term Loan Lender, the obligation
   --------------------
of such Lender to make one or more Term Loans in an aggregate principal amount equal to the amount set opposite the name of such Lender on Schedule I hereto. The original aggregate principal amount of the Term Loan Commitments is $85,000,000.

  "Term Loan Commitment Termination Date" shall mean January 31, 1998 (or, if
   -------------------------------------
such date is not a Business Day, the immediately preceding Business Day).

  "Term Loan Lenders" shall mean (a) on the date hereof, the Lenders having Term
   -----------------
Loan Commitments on Schedule I hereto and (b) thereafter, the Lenders from time to time holding Term Loans and Term Commitments after giving effect to any assignments thereof permitted by Section 11.06(b) hereof.

  "Term Loans" shall mean the loans provided for by Section 2.01(b) hereof,
   ----------
which may be Base Rate Loans and/or Eurodollar Loans.

  "Total Leverage Ratio" shall mean, as at any date, the ratio of (a) the
   --------------------
aggregate amount of all Indebtedness of the Borrower and its Subsidiaries (including, without limitation, Capital Lease Obligations, but excluding Affiliate Subordinated Indebtedness) as at such date to (b) the product of (x) System Cash Flow for the fiscal quarter ending on, or most recently ended prior to, such date times (y) four.
              -----

  Notwithstanding the foregoing, the Total Leverage Ratio for any fiscal quarter during which an Acquisition is consummated shall be deemed to be equal to the ratio of (a) the aggregate amount of all Indebtedness of the Borrower and its Subsidiaries (including, without limitation, Capital Lease Obligations, but excluding Affiliate Subordinated Indebtedness) as at the relevant date to (b) the product of Adjusted System Cash Flow for such fiscal quarter times four.
                                                                 -----

  "Type" shall have the meaning assigned to such term in Section 1.03 hereof.
   ----

  "U.S. Cable" shall mean U.S. Cable Television Group, L.P., a Delaware limited
   ----------
partnership.

  "U.S. Person" shall mean a citizen or resident of the United States of
   -----------
America, a corporation, partnership, limited liability company or other entity created or organized in or


                               Credit Agreement
                               ----------------
under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

  "U.S. Taxes" shall mean any present or future tax, assessment or other charge
   ----------
or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

  "Wholly Owned Subsidiary" shall mean, with respect to any Person, any
   -----------------------
corporation, partnership, limited liability company or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

  "Working Capital" shall mean, as at such date, for the Borrower and its
   ---------------
Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) (a) current assets (excluding cash and cash equivalents) minus (b) current liabilities (excluding the current portion of long term debt
-----
and of any installments of principal payable hereunder).

  1.02  Accounting Terms and Determinations.
        -----------------------------------

  (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in paragraph (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof, shall mean the audited financial statements as at December 31, 1996 referred to in Section 7.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 8.01 hereof (or, prior to the delivery of the first financial statements under Section 8.01 hereof, used in the preparation of the audited financial statements as at December 31, 1996 referred to in Section 7.02 hereof) unless

               (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or

               (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements,


                               Credit Agreement
                               ----------------
in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the unaudited financial statements referred to in Section 7.02(i) hereof).

  (b) The Borrower shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of paragraph (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

  (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

  1.03  Classes and Types of Loans.  Loans hereunder are distinguished by
        --------------------------
"Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan, a Term Loan or an Incremental Facility Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type. Incremental Facility Loans and Incremental Facility Commitments shall be classified by Series, each of which shall be considered a separate Class.

  1.04  Subsidiaries.  The Borrower has no Subsidiaries on the date hereof;
        ------------
reference in this Agreement to Subsidiaries of the Borrower shall be deemed inapplicable until such time as the Majority Lenders shall consent to the creation of such Subsidiaries or such Subsidiaries shall in fact come into existence in accordance with the terms hereof.


  Section 2.  Commitments, Loans and Prepayments.


  2.01  Loans.
        -----

  (a)  Revolving Credit Loans.  Each Revolving Credit Lender severally agrees,
       ----------------------
on the terms and conditions of this Agreement, to make loans to the Borrower in Dollars during the


                               Credit Agreement
                               ----------------
period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time, provided that (i) in
                                                          --------
no event shall the aggregate principal amount of all Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time and (ii) after giving effect to the making of the initial Revolving Credit Loans, and the issuance of the initial Letters of Credit, on the Closing Date there shall be an aggregate of at least $10,000,000 of unutilized Revolving Credit Commitments. Subject to the terms and conditions of this Agreement, during such period the Borrower may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09 hereof) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09 hereof). Anything herein to the contrary notwithstanding, Revolving Credit Loans shall not be available hereunder unless the Term Loans (in an aggregate principal amount equal to $85,000,000) are made on the Closing Date.

  Proceeds of Revolving Credit Loans shall be available for any use permitted under Section 8.17 hereof, provided that, in the event that as contemplated by
                           --------
Section 2.10(d) hereof, the Borrower shall prepay Revolving Credit Loans from the proceeds of a Disposition hereunder, then an amount of Revolving Credit Commitments equal to the amount of such prepayment (herein the "Reserved
                                                                --------
Commitment Amount") shall be reserved and shall not be available for borrowings
-----------------
hereunder except and to the extent that the proceeds of such borrowings are to be applied to make Subsequent Acquisitions permitted under Section 8.05 hereof or to make prepayments of Loans under Section 2.10(d) hereof. The Borrower agrees, upon the occasion of any borrowing of Revolving Credit Loans hereunder that is to constitute a utilization of any Reserved Commitment Amount, to advise the Administrative Agent in writing of such fact at the time of such borrowing, identifying the amount of such borrowing that is to constitute such utilization, the Subsequent Acquisition in respect of which the proceeds of such borrowing are to be applied and the reduced Reserved Commitment Amount to be in effect after giving effect to such borrowing.

  (b)  Term Loans.  Each Term Lender severally agrees, on the terms and
       ----------
conditions of this Agreement, to make term loans to the Borrower in Dollars on the Closing Date (provided that the same shall occur no later than the Term Loan Commitment Termination Date) in an aggregate principal amount equal to the amount of the Term Loan Commitment of such Lender. Subject to the terms and conditions of this Agreement, on the Closing Date the Borrower may borrow the Term Loan Commitments by means of Base Rate Loans and Eurodollar Loans, and thereafter the Borrower may Convert Term Loans of one Type into Term Loans of another Type

                               Credit Agreement
                               ----------------

(as provided in Section 2.09 hereof) or Continue Term Loans of one Type as Term Loans of the same Type (as provided in Section 2.09 hereof).

Proceeds of Term Loans hereunder shall be available for any use permitted under
Section 8.17 hereof.

  (c)  Incremental Facility Loans.  In addition to borrowings of Term Loans and
       --------------------------
     Revolving Credit Loans provided above, at any time during the Incremental Facility Availability Period the Borrower may from time to time request that the Lenders offer to enter into commitments to make additional term loans to the Borrower hereunder, which commitment of any Lender shall not be less than $10,000,000 and not greater than $50,000,000. In the event that one or more of the Lenders offer, in their sole discretion, to enter into such commitments, and such Lenders and the Borrower agree pursuant to an instrument in writing (the form and substance of which shall be satisfactory, and a copy of which shall be delivered, to the Administrative Agent and the Lenders making such Loans) as to the amount of such commitments that shall be allocated to the respective Lenders making such offers, the fees (if any) to be payable by the Borrower in connection therewith and the amortization to be applicable thereto, such Lenders shall become obligated to make Incremental Facility Loans under this Agreement in an amount equal to the amount of their respective Incremental Facility Commitments. The Incremental Facility Loans to be made pursuant to any such agreement between the Borrower and one or more Lenders in response to any such request by the Borrower shall be deemed to be a separate "Series"
                                                                        ------
     of Incremental Facility Loans for all purposes of this Agreement. Anything herein to the contrary notwithstanding, (i) the minimum aggregate principal amount of Incremental Facility Commitments entered into pursuant to any such request (and, accordingly, the minimum aggregate principal amount of any Series of Incremental Facility Loans) shall be $10,000,000, (ii) the aggregate principal amount of all Commitments and Incremental Facility Loans shall not exceed $50,000,000 and (iii) in no event shall the final maturity date for the Incremental Facility Loans of any Series be earlier than the final Principal Payment Date for the Term Loans, nor shall the amortization for any Incremental Facility Loans of any Series be at a rate faster (i.e. earlier) than the rate of amortization of the Term Loans (the determination of whether or not such amortization is faster to be made by the Administrative Agent).

       Proceeds of Incremental Facility Loans hereunder shall be available for any use permitted under Section 8.17 hereof.

       (d)  Limit on Eurodollar Loans. No more than seven separate Interest
            -------------------------
     Periods in respect of Eurodollar Loans of a Class from each Lender may be outstanding at any one time, provided that, prior to February 15, 1998, all
                             --------
Eurodollar Loans of any Class must have an Interest Period of one month's duration and be coterminous with the Interest Periods of all other Eurodollar Loans of any Class, and, to the extent that prior to such date a Eurodollar Loan would

                               Credit Agreement
                               ----------------
not satisfy such conditions, such Loan shall be made, or Continued as or Converted into, a Base Rate Loan.

  2.02  Borrowings.  The Borrower shall give the Administrative Agent notice
        ----------
of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account designated by the Administrative Agent to the Lenders, in immediately available funds, for account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower and maintained with Chase at its principal office.

  2.03  Letters of Credit.  Subject to the terms and conditions of this
        -----------------
Agreement, the Revolving Credit Commitments may be utilized, upon the request of the Borrower, in addition to the Revolving Credit Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Lender of letters of credit (collectively, "Letters of Credit") for account of the Borrower or any of its
                -----------------
Subsidiaries (as specified by the Borrower), provided that in no event shall (i)
                                             --------
the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Revolving Credit Loans, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $35,000,000 and (iii) the expiration date of any Letter of Credit extend beyond the earlier of the date five Business Days prior to the Revolving Credit Commitment Termination Date and the date twelve months following the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date). The following additional provisions shall apply to Letters of Credit:

(a) The Borrower shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Revolving Credit Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Lender of the contents thereof.

(b) On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be


                               Credit Agreement
                               ----------------
     deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Letter of Credit.

(c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify the Borrower (through the Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Borrower hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of the Issuing Lender for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Lender to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

(d)  Forthwith upon its receipt of a notice referred to in paragraph (c) of this
     Section 2.03, the Borrower shall advise the Administrative Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in
     Section 4.05 hereof.

(e) Each Revolving Credit Lender (other than the Issuing Lender) shall pay to the Administrative Agent for account of the Issuing Lender at its principal office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through the Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Each such Revolving Credit Lender's obligation to make such payment to the Administrative Agent for account of the Issuing Lender under this paragraph (e), and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Revolving Credit Lender to make its payment under this paragraph (e), the financial condition of the

                               Credit Agreement
                               ----------------

     Borrower (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever. If any Revolving Credit Lender shall default in its obligation to make any such payment to the Administrative Agent for account of the Issuing Lender, for so long as such default shall continue the Administrative Agent may at the request of the Issuing Lender withhold from any payments received by the Administrative Agent under this Agreement or any Note for account of such Revolving Credit Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Lender in satisfaction of such defaulted obligation.

(f) Upon the making of each payment by a Revolving Credit Lender to the Issuing Lender pursuant to paragraph (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by the Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by the Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Lender pursuant to paragraph (g) of this Section 2.03). Upon receipt by the Issuing Lender from or for account of the Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for account of each Revolving Credit Lender entitled thereto, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Revolving Credit Lender shall, upon the request of the Issuing Lender (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this Section 2.03.

(g) The Borrower shall pay to the Administrative Agent for account of each Revolving Credit Lender (ratably in accordance with their respective Commitment Percentages) a letter of credit fee in respect of each Letter of Credit in an amount equal to the Applicable Margin, in effect from time to time, for Revolving Credit Loans that are Eurodollar Loans on the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case


                               Credit Agreement
                               ----------------
     of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day).

        In addition, the Borrower shall pay to the Administrative Agent for account of the Issuing Lender a fronting fee in respect of each Letter of Credit in an amount equal to 1/4 of 1% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

(h) Promptly following the end of each calendar month, the Issuing Lender shall deliver (through the Administrative Agent) to each Revolving Credit Lender and the Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Revolving Credit Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

(i) The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 6 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Lender consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Lender shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such
                --------
     application, agreement or other instrument and the provisions of this


                               Credit Agreement
                               ----------------

     Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

(j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate, provided that if such Lender shall fail to make
                             --------
     such payment to the Issuing Lender within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

(k) The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Revolving Credit Lender shall have consented thereto.

The Borrower hereby indemnifies and holds harmless each Revolving Credit Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Administrative Agent may incur (or that may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Lender under any Letter of Credit; provided that the Borrower shall
                                               --------
not be required to indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Lender, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of the Borrower, any Lender or the Administrative Agent under this Agreement.

  2.04  Changes of Commitments.
        ----------------------

  (a) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date. In addition, the aggregate amount of the Revolving Credit Commitments shall be automatically reduced on each Revolving Credit Commitment Reduction Date set forth in column (A) below,

                               Credit Agreement
                               ----------------

(x) by an amount (subject to reduction pursuant to paragraph (c) below) equal to the amount set forth in column (B) below opposite such Revolving Credit Commitment Reduction Date, (y) to an amount (subject to reduction pursuant to paragraph (c) below) equal to the amount set forth in column (C) below opposite such Revolving Credit Commitment Reduction Date:

          (A)                    (B)                   (C)
   Revolving Credit        Revolving Credit      Revolving Credit
 Commitment Reduction    Commitments Reduced   Commitments Reduced
  Date Falling on or       by the Following      to the Following
     Nearest to:               Amounts:               Amounts:
     ----------                -------                -------

   March 31, 2001                $ 1,750,000          $138,250,000
   June 30, 2001                 $ 1,750,000          $136,500,000
   September 30, 2001            $ 1,750,000          $134,750,000
   December 31, 2001             $ 1,750,000          $133,000,000

   March 31, 2002                $ 3,500,000          $129,500,000
   June 30, 2002                 $ 3,500,000          $126,000,000
   September 30, 2002            $ 3,500,000          $122,500,000
   December 31, 2002             $ 3,500,000          $119,000,000

   March 31, 2003                $ 5,250,000          $113,750,000
   June 30, 2003                 $ 5,250,000          $108,500,000
   September 30, 2003            $ 5,250,000          $103,250,000
   December 31, 2003             $ 5,250,000          $ 98,000,000

   March 31, 2004                $ 7,000,000          $ 91,000,000
   June 30, 2004                 $ 7,000,000          $ 84,000,000
   September 30, 2004            $ 7,000,000          $ 77,000,000
   December 31, 2004             $ 7,000,000          $ 70,000,000

   March 31, 2005                $ 8,750,000          $ 61,250,000
   June 30, 2005                 $ 8,750,000          $ 52,500,000
   September 30, 2005            $ 8,750,000          $ 43,750,000
   December 31, 2005             $ 8,750,000          $ 35,000,000

   March 31, 2006                $17,500,000          $ 17,500,000
   June 30, 2006                 $17,500,000          $          0

  (b) The Borrower shall have the right at any time or from time to time (i) so long as no Revolving Credit Loans or Letter of Credit Liabilities are outstanding, to terminate the


                               Credit Agreement
                               ----------------

Revolving Credit Commitments, (ii) so long as no Term Loans are outstanding, to terminate the Term Loan Commitments, (iii) so long as no Incremental Facility Loans of a Series are outstanding, to terminate the Incremental Facility Commitments of such Series and (iv) to reduce the aggregate unused amount of the Revolving Credit Commitments or Incremental Facility Commitments of any Series (for which purpose use of the Revolving Credit Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); provided that (x)
                                                               --------
the Borrower shall give notice of each such termination or reduction as provided in Section 4.05 hereof, (y) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 (or a larger multiple of $500,000) and (z) prior to the making of the initial Loans hereunder, each such reduction of Commitments shall be applied ratably to the Commitments of each Class.

  (c) Each reduction in the aggregate amount of the Revolving Credit Commitments pursuant to paragraph (b) above, or pursuant to Section 2.10 hereof, on any date shall be applied to the reductions set forth in the schedule in paragraph (a) above ratably as follows: each such reduction shall result in an automatic and simultaneous reduction (but not below zero) of the respective amounts set forth in column (B) at the end of paragraph (a) above (ratably in accordance with the respective remaining amounts thereof, after giving effect to any prior reductions pursuant to this paragraph (c)), with appropriate reductions (but not below zero) being made to the respective amounts set forth in column (C) of said paragraph (a) after giving effect to such reduction of the amounts in said column (B).

  (d) The aggregate amount of the Term Loan Commitments shall be automatically reduced to zero on the close of business on the Term Loan Commitment Termination Date. The aggregate amount of the Incremental Facility Commitments shall be automatically reduced to zero on the close of business on the last day of the Incremental Facility Availability Period.

  (e)  The Commitments once terminated or reduced may not be reinstated.

  2.05  Commitment Fee.  The Borrower shall pay to the Administrative Agent
        --------------
for account of each Revolving Credit Lender a commitment fee on the daily average unused amount of such Lender's Revolving Credit Commitment (for which purpose (i) the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata (based on the Revolving Credit Commitments) use of each Lender's Revolving Credit Commitment and (ii) any Reserved Commitment Amount shall be deemed to be unused), for the period from and including the date hereof to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal (x) at any time the then-current Rate Ratio (determined pursuant to
Section 3.03 hereof) is greater than or equal to 5.50 to 1, 1/2 of 1% and (y) at any time the then-current Rate Ratio (so determined) is less than 5.50 to 1, 3/8 of 1%, provided that commitment fee for the period from and including the date
       --------
hereof to but excluding the Closing Date shall be determined on the assumption that the Rate Ratio is greater than 5.50 to 1. The Borrower shall pay to the


                               Credit Agreement
                               ----------------

Administrative Agent for account of each Incremental Facility Lender of any Series a commitment fee in such amounts, and on such dates, as shall have been agreed to by the Borrower and such Incremental Facility Lender upon the allocation of the Incremental Facility Commitment of such Series to such Lender pursuant to Section 2.01(c) hereof. Accrued commitment fee shall be payable on each Quarterly Date and on the earlier of the date the relevant Commitments are terminated and the Revolving Credit Commitment Termination Date or the Incremental Facility Commitment Termination Date, as the case may be.

  2.06  Lending Offices.  The Loans of each Type made by each Lender shall be
        ---------------
made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

  2.07  Several Obligations; Remedies Independent.  The failure of any Lender
        -----------------------------------------
to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement (including, without limitation, exercising any rights of off-set) without first obtaining the prior written consent of the Administrative Agent or the Majority Lenders, it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement shall be taken in concert and at the direction or with the consent of the Administrative Agent or the Majority Lenders and not individually by a single Lender.

  2.08  Loan Accounts; Promissory Notes.
        -------------------------------

  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender to the Borrower, including the amounts of principal and interest payable and paid to such Lender by the Borrower from time to time hereunder.

  (b)  The Administrative Agent shall maintain accounts in which it shall record
(i) the amount of each Loan made hereunder to the Borrower, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower for the account of the Lenders and each Lender's share thereof.


                               Credit Agreement
                               ----------------

  (c)  The entries made in the accounts maintained pursuant to paragraph (a) or
(b) of this Section shall be prima facie evidence of the existence and amounts
                             ----- -----
of the obligations recorded therein; provided that the failure of any Lender or
                                     --------
the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

  (d) Any Lender may request that Loans of any Class made by it to the Borrower be evidenced by a promissory note. In such event, such Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans of the Borrower evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.06 hereof) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

  2.09  Optional Prepayments and Conversions or Continuations of Loans. Subject
        --------------------------------------------------------------
to Section 4.04 hereof, the Borrower shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that:
                                                                  --------

(a) the Borrower shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);

(b) Eurodollar Loans may be prepaid or Converted at any time from time to time, provided that the Borrower shall pay any amounts owing under Section 5.05
     --------
     hereof in the event of any such prepayment or Conversion on any date other than the last day of an Interest Period for such Loans;

(c) prepayments of any Term Loan shall be effected in such manner so that the Term Loans (and, to the extent that Incremental Loans are outstanding, the Incremental Loans of all Series) are concurrently prepaid ratably in accordance with the respective outstanding principal amounts thereof and the aggregate principal amount of all such concurrent prepayments is at least equal to $1,000,000 or a greater multiple of $500,000;

(d) prepayments of the Term Loans and Incremental Facility Loans shall be applied to the remaining installments of such Loans ratably in accordance with the respective principal amounts thereof; and


                               Credit Agreement
                               ----------------

(e) any Conversion or Continuation of Eurodollar Loans shall be subject to the provisions of Section 2.01(d) hereof.

Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Borrower to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

  2.10  Mandatory Prepayments and Reductions of Commitments.
        ---------------------------------------------------

  (a)  Casualty Events.  Upon the date 270 days following the receipt by the
       ---------------
Borrower or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of the Borrower or any of its Subsidiaries (or upon such earlier date as the Borrower or such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Borrower shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (g) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied (or committed to be applied pursuant to executed construction contracts or equipment orders) to the repair or replacement of such Property, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (f) of this Section 2.10. Notwithstanding the foregoing, the Borrower shall not be required to make any prepayment (and/or provide cover for Letter of Credit Liabilities) under this paragraph (a), and the Commitments shall not be subject to automatic reduction, until the aggregate amount of the Net Available Proceeds that must be prepaid under this paragraph (a) (reduced by the amount of such Net Available Proceeds that has previously been applied to the prepayment of Loans or reduction of Commitments hereunder as a result of previous Casualty Events) is at least equal to $2,000,000.

  Nothing in this paragraph (a) shall be deemed to limit any obligation of the Borrower and its Subsidiaries pursuant to the Security Agreement to remit to the Collateral Account the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event, and the Administrative Agent shall release such proceeds to the Borrower in the manner and to the extent provided in Section 4.01 of the Security Agreement.

  (b)  Excess Cash Flow.  Not later than the date 150 days after the end of the
       ----------------
each fiscal year of the Borrower (or, if earlier, 30 days after the delivery of the audited financial statements for such fiscal year pursuant to Section 8.01(c) hereof), commencing with the fiscal year ending on December 31, 2000, the Borrower shall prepay the Loans (and/or provide cover


                               Credit Agreement
                               ----------------
for Letter of Credit Liabilities as specified in paragraph (g) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the excess of (A) 50% of Excess Cash Flow for such fiscal year over (B) the aggregate amount of voluntary prepayments of Term Loans and Incremental Facility Loans made during such fiscal year pursuant to Section 2.09 hereof (other than that portion, if any, of such prepayments applied to installments of the Term Loans and Incremental Facility Loans falling due in such fiscal year), such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (f) of this Section 2.10.

  (c)  Equity and Debt Issuances.  Upon any Equity Issuance or Debt Issuance,
       -------------------------
the Borrower shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (g) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (f) of this Section 2.10.

  (d)  Sale of Assets.  Without limiting the obligation of the Borrower to
       --------------
obtain the consent of the Majority Lenders pursuant to Section 8.05 hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and
                                                    -------------------
of all prior Dispositions after the date hereof as to which a prepayment has not yet been made under this Section 2.10(d), shall exceed $5,000,000 then, no later than five Business Days prior to the occurrence of the Current Disposition, the Borrower will deliver to the Lenders a statement, certified by a Senior Officer, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (g) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (f) of this Section 2.10.

  Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment pursuant to this paragraph (d) with respect to Net Available Proceeds from any Disposition in the event that the Borrower advises the Administrative Agent at the time the Net Available Proceeds from such Disposition are received that it intends to reinvest such Net Available Proceeds in replacement assets pursuant to an acquisition permitted under Section 8.05(d)(v) hereof so long as

  (x) such Net Available Proceeds are either (i) held by the Administrative Agent in the Collateral Account pending such reinvestment, in which event the Administrative Agent need not release such Net Available Proceeds except upon


                               Credit Agreement
                               ----------------
     presentation of evidence satisfactory to it that such Net Available Proceeds are to be so reinvested in compliance with the provisions of this Agreement or (ii) applied by the Borrower to the prepayment of Revolving Credit Loans hereunder (in which event the Borrower agrees to advise the Administrative Agent in writing at the time of such prepayment of Revolving Credit Loans that such prepayment is being made from the proceeds of a Disposition and that, as contemplated by Section 2.01(a) hereof, a portion of the Revolving Credit Commitments hereunder equal to the amount of such prepayment gives rise to a Reserved Commitment Amount that shall be available hereunder only for purposes of making an acquisitions under
     Section 8.05(d)(v) hereof),

(y) the Net Available Proceeds from any Disposition are in fact so reinvested within 270 days of such Disposition (it being understood that, in the event Net Available Proceeds from more than one Disposition are paid into the Collateral Account or applied to the prepayment of Revolving Credit Loans as provided in clause (x) above, such Net Available Proceeds shall be deemed to be released (or, as the case may be, Revolving Credit Loans utilizing the Reserved Commitment Amount shall be deemed to be made) in the same order in which such Dispositions occurred and, accordingly, (A) any such Net Available Proceeds so held for more than 270 days shall be forthwith applied to the prepayment of Loans and reductions of Commitments as provided above and (B) any Reserved Commitment Amount that remains so unutilized for more than 270 days shall, subject to the satisfaction of the conditions precedent to such borrowing in Section 6.02 hereof, be utilized through the borrowing by the Borrower of Revolving Credit Loans the proceeds of which shall be applied to the prepayment of Loans and reductions of Commitments as provided in paragraph (f) of this Section 2.10) and

(z) the aggregate amount of Net Available Proceeds (together with investment earnings thereon) so held at any time by the Administrative Agent pending reinvestment as contemplated by this sentence, together with the aggregate amount of the Reserved Commitment Amount, shall not at any time exceed $40,000,000 or such greater amount as the Majority Lenders may otherwise agree.

As contemplated by Section 4.01 of the Security Agreement, nothing in this paragraph (d) shall be deemed to obligate the Administrative Agent to release any of such proceeds from the Collateral Account to the Borrower for purposes of reinvestment as aforesaid upon the occurrence and during the continuance of any Event of Default.

(e)  Retained Franchises.  In the event that the Borrower receives any payment
     -------------------
in respect of Retained Franchises pursuant to Section 9.06 of the Cablevision Acquisition Agreement, the Revolving Credit Commitments shall be subject to automatic reduction in an amount equal to such payment and, to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans, together with the aggregate amount of all


                               Credit Agreement
                               ----------------

Letter of Credit Liabilities, would exceed the Revolving Credit Commitments, the Borrower shall, first, prepay Revolving Credit Loans and second, provide cover for Letter of Credit Liabilities as specified in paragraph (g) below, in an aggregate amount equal to such excess.

  (f)  Application.  Prepayments and reductions of Commitments described in
       -----------
paragraphs (a), (b), (c) and (d) of this Section 2.10 shall be effected as follows:

(i) first, the amount of prepayment specified in such paragraphs shall be applied to the Term Loans and Incremental Facility Loans of each Series then outstanding, ratably as between the outstanding Term Loans and the outstanding Incremental Facility Loans (if any) of each Series, (x) in the case of prepayments pursuant to paragraphs (b) and (c) of this Section 2.10, to the respective installments thereof ratably in accordance with the respective principal amounts of such installments and (y) in the case of prepayments pursuant to paragraphs (a) and (d) of this Section 2.10, to the remaining installments thereof in direct order of maturity (or, in the event that the Closing Date shall not yet have occurred, the Term Loan Commitments shall be automatically reduced in an aggregate amount equal to the required prepayment); and

(ii) second, the Revolving Credit Commitments shall be automatically reduced in an amount equal to any excess over the amount referred to in the foregoing clause (i) and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the Revolving Credit Commitments, the Borrower shall, first, prepay Revolving Credit Loans and second, provide cover for Letter of Credit Liabilities as specified in paragraph (g) below, in an aggregate amount equal to such excess.

(g)  Cover for Letter of Credit Liabilities.  In the event that the Borrower
     --------------------------------------
shall be required pursuant to this Section 2.10, to provide cover for Letter of Credit Liabilities, the Borrower shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.


  Section 3.  Payments of Principal and Interest.


  3.01  Repayment of Loans.
        ------------------

  (a) The Borrower hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans,


                               Credit Agreement
                               ----------------
and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date. In addition, if following any Revolving Credit Commitment Reduction Date the aggregate principal amount of the Revolving Credit Loans shall exceed the Revolving Credit Commitments, the Borrower shall pay Revolving Credit Loans, and provide cover for Letter of Credit Liabilities as specified in
Section 2.10(g), in an aggregate amount equal to such excess.

  (b) The Borrower hereby promises to pay to the Administrative Agent for account of the Term Loan Lenders the principal of the Term Loans in twenty-two consecutive quarterly installments payable on the Principal Payment Dates as follows:

  Principal Payment Date              Amount of Installment ($)
  ----------------------              -------------------------
 March 31, 2001                              $ 1,000,000
 June 30, 2001                        $ 1,000,000
 September 30, 2001                          $ 1,000,000
 December 31, 2001                           $ 1,000,000

 March 31, 2002                              $ 1,875,000
 June 30, 2002                        $ 1,875,000
 September 30, 2002                          $ 1,875,000
 December 31, 2002                           $ 1,875,000

 March 31, 2003                              $ 3,500,000
 June 30, 2003                        $ 3,500,000
 September 30, 2003                          $ 3,500,000
 December 31,  2003                          $ 3,500,000

 March 31, 2004                              $ 4,500,000
 June 30, 2004                        $ 4,500,000
 September 30, 2004                          $ 4,500,000
 December 31, 2004                           $ 4,500,000

 March 31, 2005                              $ 5,000,000
 June 30, 2005                        $ 5,000,000
 September 30, 2005                          $ 5,000,000
 December 31, 2005                           $ 5,000,000

 March 31, 2006                              $10,750,000
 June 30, 2006                        $10,750,000


                               Credit Agreement
                               ----------------

  (c) The Borrower hereby promises to pay to the Administrative Agent for account of the Incremental Facility Lenders of any Series the principal of the Incremental Facility Loans of such Series on the respective Principal Payment Dates agreed upon between the Borrower and such Incremental Facility Lenders pursuant to Section 2.10(c) hereof at the time such Lenders become obligated to make such Incremental Facility Loans hereunder.

  3.02  Interest.  The Borrower hereby promises to pay to the Administrative
        --------
Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

(a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin and
                               ----

(b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.
                     ----

Notwithstanding the foregoing, the Borrower promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Borrower hereunder to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, (iii) in the case of any Eurodollar Loan, upon the payment, prepayment or Conversion thereof (but only on the principal amount so paid, prepaid or Converted) and (iv) in the case of all Loans, upon the payment or prepayment in full of the principal of the Loans, and the termination of the Commitments, hereunder, except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower.

  3.03  Determination of Applicable Margin.
        ----------------------------------

  (a) The Applicable Margin for the period from the Closing Date to the day prior to the first Quarterly Date occurring after the Closing Date shall be determined based upon the certificate delivered pursuant to Section 6.01(o) hereof. Thereafter, the Applicable Margin for

                               Credit Agreement
                               ----------------
each Quarterly Payment Period shall be determined based upon a Rate Ratio Certificate for such Quarterly Payment Period delivered by the Borrower to the Lenders and the Administrative Agent under this Section 3.03. If the Rate Ratio Certificate for any Quarterly Payment Period is delivered to the Administrative Agent three or more days prior to the first day of such Quarterly Payment Period, any adjustment in the Applicable Margin required to be made, as shown in such Rate Ratio Certificate, shall be effective on the first day of such Quarterly Payment Period.

  (b) If the Rate Ratio Certificate for any Quarterly Payment Period is delivered by the Borrower to the Administrative Agent later than three days prior to the commencement of such Quarterly Payment Period, then (i) any decrease in the Applicable Margin for such Quarterly Payment Period shall not become effective on the first day of such Quarterly Payment Period but shall instead become effective on the third day following receipt by the Administrative Agent of such Rate Ratio Certificate and (ii) any increase in the Applicable Margin for such Quarterly Payment Period shall become effective retroactively from the first day of such Quarterly Payment Period.

  (c) If it shall be determined at any time, on the basis of a certificate of a Senior Officer delivered pursuant to the last sentence of Section 8.01 hereof, that the Applicable Margin then in effect for the current Quarterly Payment Period, or any previous Quarterly Payment Period, is or was incorrect, and that a correction would have the effect of increasing the Applicable Margin, then the Applicable Margin shall be so increased effective retroactively from the first day of such Quarterly Payment Period, provided that in the event such
                                      --------
certificate for any fiscal quarter is not delivered to the Lenders pursuant to said Section 8.01 within 60 days of the end of such fiscal quarter, then, unless the Borrower shall deliver such certificate within 10 days after notice of such non-delivery shall be given by any Lender or the Administrative Agent to the Borrower, the Applicable Margin for such Quarterly Payment Period shall be deemed to be the highest Applicable Margin provided for in the definition of such term in Section 1.01 hereof.

  (d) In the event of any retroactive increase in the Applicable Margin for any Quarterly Payment Period pursuant to paragraph (a), (b) or (c) above, the amount of interest in respect of any Loan outstanding during all or any portion of such Quarterly Payment Period shall be recalculated using the Applicable Margin as so increased. On the Business Day immediately following receipt by the Borrower of notice from the Administrative Agent of such increase, the Borrower shall pay to the Administrative Agent, for account of the Lenders, an amount equal to the difference between (i) the amount of interest previously paid or payable by the Borrower in respect of such Loan for such Quarterly Payment Period and (ii) the amount of interest in respect of such Loan as so recalculated for such Quarterly Payment Period.


                               Credit Agreement
                               ----------------

  Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

  4.01  Payments.
        --------

  (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Borrower under this Agreement, and except to the extent otherwise provided therein, all payments to be made by the Borrower under any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account designated by the Administrative Agent to the Borrower, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

  (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Borrower with such Lender (with notice to the Borrower and the Administrative Agent), provided that such
                                                            --------
Lender's failure to give such notice shall not affect the validity thereof.

  (c) The Borrower shall, at the time of making each payment under this Agreement for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

  (d) Except to the extent otherwise provided in the last sentence of Section 2.03(e) hereof, each payment received by the Administrative Agent under this Agreement for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

  (e) If the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

  4.02  Pro Rata Treatment. Except to the extent otherwise provided herein:
        ------------------


                               Credit Agreement
                               ----------------

(a) each borrowing of Loans of a particular Class (including of a particular Series of Incremental Facility Loans) from the Lenders under Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class;

(b) except as otherwise provided in Section 5.04 hereof, Eurodollar Loans of any Class (including of a particular Series of Incremental Facility Loans) having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Credit, Term Loan and Incremental Facility Loan Commitments of the relevant Series (in the case of the making of Loans) or their respective Revolving Credit, Term and Incremental Facility Loans of the relevant Series (in the case of Conversions and Continuations of Loans);

(c) each payment or prepayment of principal of Revolving Credit, Term and Incremental Facility Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and

(d) each payment of interest on Revolving Credit, Term and Incremental Facility Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

  4.03  Computations.  Interest on Eurodollar Loans shall be computed on the
        ------------
basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and Reimbursement Obligations, commitment fee and letter of credit fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but, except as otherwise provided in Section 2.03(g) hereof, excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

  4.04  Minimum Amounts.  Except for mandatory prepayments made pursuant to
        ---------------
Section 2.10 hereof and Conversions or prepayments made pursuant to Section 5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Base Rate Loans (other than prepayments of Term Loans, as to which the provisions of Section 2.09(c) hereof shall apply)

                               Credit Agreement
                               ----------------
shall be in an aggregate amount at least equal to $100,000 or a larger multiple of $100,000 and each borrowing, Conversion and partial prepayment of Eurodollar Loans (other than prepayments of Term Loans, as to which the provisions of Section 2.09(c) hereof shall apply) shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $100,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). If any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

  4.05  Certain Notices.  Notices by the Borrower to the Administrative Agent
        ---------------
of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 1:00 p.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                        Number of
                                        Business

Notice                             Days Prior
------                             ----------

Termination or reduction
of Commitments                              3

Borrowing or prepayment of,
or Conversions into,
Base Rate Loans                             1

Borrowing or prepayment of,
Conversions into, Continuations
as, or duration of Interest
Period for, Eurodollar Loans                3

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans (including, if applicable, the particular Series of Incremental Facility Loans) to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or

                               Credit Agreement
                               ----------------
optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate.

  The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

  4.06  Non-Receipt of Funds by the Administrative Agent.  Unless the
        ------------------------------------------------
Administrative Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which the Payor is to make payment to the
 -----
Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be
                                 ----------------
effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by
                             ------------
the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s)
                                     --------
nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

               (i) if the Required Payment shall represent a payment to be made by the Borrower to the Lenders, the Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Borrower under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Borrower under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and


                               Credit Agreement
                               ----------------

               (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Borrower, the Payor and the Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by the Borrower of the Required Payment to the Administrative Agent shall not limit any claim the Borrower may have against the Payor in respect of such Required Payment.

  4.07  Sharing of Payments, Etc.
        -------------------------

  (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such
                                                          --------
Lender's failure to give such notice shall not affect the validity thereof.

  (b) If any Lender shall obtain from the Borrower payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by the Borrower to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.


                               Credit Agreement
                               ----------------

  (c) The Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

  (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


  Section 5.  Yield Protection, Etc.

  5.01  Additional Costs.
        ----------------

  (a) The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional
                                                                ----------
Costs"), resulting from any Regulatory Change that:

               (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

               (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or


                               Credit Agreement
                               ----------------

               (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such
             --------
Lender to receive the compensation so requested.

  (b)  Without limiting the effect of the foregoing provisions of this Section
5.01 (but without duplication), the Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

  (c) Each Lender shall notify the Borrower of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any
                                                    --------
Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender


                               Credit Agreement
                               ----------------
shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable
--------
basis.

  5.02  Limitation on Types of Loans.  Anything herein to the contrary
        ----------------------------
notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

(a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

(b) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders, if the related Loans are Term Loans, the Majority Term Loan Lenders, or if the related Loans are Incremental Facility Loans of any Series, the Majority Incremental Facility Lenders of such Series determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.09 hereof.

  5.03  Illegality.  Notwithstanding any other provision of this Agreement,
        ----------
in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such

                               Credit Agreement
                               ----------------

Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

  5.04  Treatment of Affected Loans.  If the obligation of any Lender to make
        ---------------------------
Eurodollar Loans of any Class or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans of any Class shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans of such Class shall be automatically Converted into Base Rate Loans of such Class on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

(a) to the extent that such Lender's Eurodollar Loans of such Class have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans of such Class shall be applied instead to its Base Rate Loans of such Class; and

(b) all Loans of such Class that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Class of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of the same Class made by other Lenders are outstanding, such Lender's Base Rate Loans of such Class shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate and Eurodollar Loans of such Class are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments of such Class.

  5.05  Compensation.  The Borrower shall pay to the Administrative Agent
        ------------
for account of each Lender, upon the request of such Lender through the Administrative Agent, such


                               Credit Agreement
                               ----------------
amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

(a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

  5.06  Additional Costs in Respect of Letters of Credit. Without limiting the
        ------------------------------------------------
obligations of the Borrower under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the Borrower shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate

                               Credit Agreement
                               ----------------
such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Borrower shall be conclusive in the absence of manifest error as to the amount thereof.

  5.07  U.S. Taxes.
        ----------

  (a) The Borrower agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the
                                                          --------
foregoing obligation to pay such additional amounts shall not apply:

               (i) to any payment to any Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or a Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

               (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(a), (A) "Form 1001" shall mean Form 1001
                                               ---------
(Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (B) "Form 4224" shall mean Form
                                                  ---------
4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates).


                               Credit Agreement
                               ----------------

  (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

  5.08  Replacement of Lenders.  If any Lender requests compensation pursuant
        ----------------------
to Section 5.01, 5.06 or 5.07 hereof, or any Lender's obligation to make or Continue, or to Convert Loans of any Type into, the other Type of Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Lender requesting such compensation being herein called a "Requesting Lender"), the Borrower, upon
                                         -----------------
three Business Days notice, may require that such Requesting Lender transfer all of its right, title and interest under this Agreement to any bank or other financial institution (a "Proposed Lender") identified by the Borrower that is
                          ---------------
reasonably satisfactory to the Administrative Agent (i) if such Proposed Lender agrees to assume all of the obligations of such Requesting Lender hereunder, and to purchase all of such Requesting Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Lender's Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts payable hereunder to such Requesting Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 hereof, as if all of such Requesting Lender's Loans were being prepaid in full on such date) and (ii) if such Requesting Lender has requested compensation pursuant to said Section 5.01, 5.06 or 5.07 hereof, such Proposed Lender's aggregate requested compensation, if any, pursuant to said Section 5.01, 5.06 or 5.07 with respect to such Requesting Lender's Loans is lower than that of the Requesting Lender. Subject to the provisions of Section 11.06(b) hereof, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrower hereunder the agreements of the Borrower contained in Sections 5.01, 5.06, 5.07 and 11.03 hereof (without duplication of any payments made to such Requesting Lender by the Borrower or the Proposed Lender) shall survive for the benefit of such Requesting Lender under this Section 5.08 with respect to the time prior to such replacement.


  Section 6.  Conditions Precedent.

  6.01  Initial Extension of Credit.  The obligation of any Lender to make
        ---------------------------
its initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the conditions precedent that (i) such extension of credit shall occur on or before January 31, 1998 and (ii) the Administrative Agent shall have received the following documents (with, in the case of clauses
(a), (b), (c) and (d) below, sufficient copies for each Lender), each of which shall

                               Credit Agreement
                               ----------------
be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

(a)  Corporate Documents.  Certified copies of each of the Operating Agreement
     -------------------
     and of the charter and by-laws (or equivalent documents) of each Obligor and of all limited liability company and corporate authority for each Obligor (including, without limitation, board of director resolutions, member approvals and evidence of incumbency, including specimen signatures, of officers of each Obligor) with respect to the execution, delivery and performance of the Basic Documents to which such Obligor is to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

(b)  Officer's Certificate.  A certificate of a Senior Officer, dated the
     ---------------------
     Closing Date, to the effect set forth in the first sentence of Section 6.02 hereof.

(c)  Opinions of Counsel to the Obligors.  An opinion, dated the Closing Date,
     -----------------------------------
     of Cooperman Levitt Winikoff Lester & Newman, P.C., counsel to the Obligors, substantially in the form of Exhibit G hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(d)  Opinion of Special New York Counsel to Chase.  An opinion, dated the
     --------------------------------------------
     Closing Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit H hereto (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

(e)  Notes.  Promissory notes for each Lender that shall have requested the
     -----
     execution and delivery of a promissory note, on or prior to the Closing Date, pursuant to Section 2.08(d) hereof.

(f)  Security Agreement.  The Security Agreement, duly executed and delivered by
     ------------------
     the Borrower, each of the Subsidiaries of the Borrower in existence on the Closing Date and the Administrative Agent. In addition, each such Obligor shall have taken such other action as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement, including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements.


                               Credit Agreement
                               ----------------

(g)  Guarantee and Pledge Agreement.  The Guarantee and Pledge Agreement, duly
     ------------------------------
     executed and delivered by Mediacom and the Administrative Agent and the certificates (if any) evidencing the ownership interests in the Borrower held by Mediacom, accompanied by undated stock powers executed in blank. In addition, Mediacom shall have taken such other action as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Guarantee and Pledge Agreement, including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements.

(h)  Management Fee Subordination Agreement.  A Management Fee Subordination
     --------------------------------------
     Agreement, duly executed and delivered by the Borrower, the Manager and the Administrative Agent.

(i)  Cablevision Acquisition.  Evidence that (x) Mediacom shall have assigned
     -----------------------
     all of its rights to acquire the CATV Systems to be sold by the Sellers under the Cablevision Acquisition Agreement to the Borrower, (y) the Cablevision Acquisition shall have been duly consummated by the Borrower for an aggregate purchase price not exceeding $315,000,000 (subject to purchase price adjustments as set forth in the Cablevision Acquisition Agreement) in all material respects in accordance with the terms of the Cablevision Acquisition Agreement, including the schedules and exhibits thereto (and no material provision thereof shall have been waived, amended, supplemented or otherwise modified in any material respect without the consent of the Majority Lenders) and (z) Franchises covering at least 90% of the Basic Subscribers to the CATV Systems to be acquired in connection with the Cablevision Acquisition shall have been transferred by the Sellers to the Borrower; and the Administrative Agent shall have received a certificate of a Senior Officer to such effect and to the effect that attached thereto are true and complete copies of the documents delivered in connection with the closing thereunder, together with (in the case of each legal opinion delivered to the Borrower pursuant thereto) a letter from each Person delivering such opinion (which shall in any event include an opinion of special FCC counsel) authorizing reliance thereon by the Administrative Agent and the Lenders.

(j)  Release of Existing Liens.  Evidence that, to the extent the assets
     -------------------------
     purchased in the Cablevision Acquisition shall be subject to any Liens not permitted hereunder, such Liens shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made).

(k)  Capitalization.  Evidence that (i) not less than $94,000,000 shall have
     --------------
     been contributed to the Borrower as an equity contribution by Mediacom to the Borrower and (ii) the Borrower shall have received an additional $20,000,000 representing proceeds of


                               Credit Agreement
                               ----------------
     the issuance of Preferred Membership Interests to Mediacom, in each case upon terms and conditions in form and substance satisfactory to the Majority Lenders, and the Administrative Agent shall have received copies of each of the instruments pursuant to which such equity interests and Preferred Membership Interests shall have been issued by Mediacom and the Borrower, in each case certified by a Senior Officer.

(l)  Pro Forma Financial Statements.  An unaudited consolidated pro forma
     ------------------------------                             --- -----
     balance sheet of the Borrower and its Subsidiaries as at the Closing Date giving effect to the Cablevision Acquisition and the initial Loans hereunder to be outstanding on the Closing Date (subject, however, to asset value adjustments based on subsequent appraisals), and a consolidated pro
                                                                           ---
     forma calculation of Adjusted System Cash Flow of the Borrower and its
     -----
     Subsidiaries for the fiscal quarter ending September 30, 1997, in each case in form and providing such details as are reasonably satisfactory to the Administrative Agent, together with a certificate of a Senior Officer stating that said balance sheet and calculation fairly present the pro forma financial condition and Adjusted System Cash Flow of the Borrower and its Subsidiaries as at such date and period, as applicable, in accordance with GAAP, after giving effect to the Cablevision Acquisition and the initial Loans hereunder to be outstanding on the Closing Date.

(m)  Adjusted System Cash Flow.  Evidence that the product of Adjusted System
     -------------------------
     Cash Flow for the fiscal quarter ending on or most recently prior to the Closing Date times four is at least equal to $35,750,000.
                  -----

(n)  Approvals.  Evidence of receipt of all material licenses, permits,
     ---------
     approvals and consents, if any, required (or, in the discretion of the Administrative Agent, advisable) with respect to the Cablevision Acquisition (including, without limitation, the consents of the respective municipal franchising authorities to the acquisition of the respective CATV Systems being acquired by the Borrower pursuant to the Cablevision Acquisition) other than the Retained Franchises.

(o)  Total Leverage Ratio Certificate.  A certificate of a Senior Officer, dated
     --------------------------------
     the Closing Date, setting forth, in reasonable detail, the calculation (and the basis for such calculation) of Rate Ratio as of such date.

(p)  Other Documents.  Such other documents as the Administrative Agent or any
     ---------------
     Lender or special New York counsel to Chase may reasonably request.

The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay or deliver to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York


                               Credit Agreement
                               ----------------
counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

  6.02  Initial and Subsequent Extensions of Credit.  The obligation of the
        -------------------------------------------
Lenders to make any Loan or otherwise extend any credit to the Borrower upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

  (a)  no Default shall have occurred and be continuing; and

  (b) the representations and warranties made by the Borrower in Section 7 hereof, and by each Obligor in the other Loan Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing or request for the issuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).


  Section 7. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

  7.01  Corporate Existence.  Each of the Borrower and its Subsidiaries:
        -------------------
(a) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.


                               Credit Agreement
                               ----------------

  7.02  Financial Condition.  The Borrower has heretofore furnished to each
        -------------------
of the Lenders the following financial statements:

               (i) the audited consolidated balance sheet of U.S. Cable for the fiscal year ended December 31, 1996, and the related consolidated statement of income for such fiscal year;

               (ii) the unaudited consolidated balance sheets of U.S. Cable as at March 31, 1997, June 30, 1997 and September 30, 1997 and the related unaudited consolidated statements of income for the fiscal quarters ended on such dates; and

               (iii) an unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 1997 and an unaudited pro forma consolidated statement of System Cash Flow for the fiscal quarter ended on such date, in each case prepared under the assumption that the Cablevision Acquisition was consummated on July 1, 1997 and that all of the transactions contemplated by Section 6.01 hereof had been effected on such date.

All such financial statements are complete and correct and fairly present in all material respects the actual or pro forma (as the case may be) consolidated financial condition of the respective entities as at said respective dates and the actual or pro forma (as the case may be) results of their operations for the applicable periods ended on said respective dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. The financial statements of U.S. Cable referred to in clauses (i) and
(ii) above include in the consolidation the financial position and results of operations of ECC and Missouri L.P. and do not include the financial position and results of operations of any other entity, whether or not a subsidiary of any of the Sellers, or any other CATV Systems (other than CATV Systems to be acquired pursuant to the Cablevision Acquisition, or CATV Systems covered by the Retained Franchises). As of the date hereof, there are no material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments of U.S. Cable, ECC or Missouri L.P., or any of the CATV Systems to be acquired pursuant to the Cablevision Acquisition, except as referred to or reflected or provided for in said unaudited financial statements as at June 30, 1997.

  Since September 30, 1997, there has been no material adverse change in the consolidated financial condition, operations, business or prospects (x) of the Borrower and its Subsidiaries taken as a whole from that set forth in said pro forma balance sheet as at said date referred to in clause (iii) above (other than with respect to the Retained Franchises, to the extent not transferred to the Borrower on the Closing Date), or (y) of the CATV Systems (taken as a whole) to be purchased by the Borrower on the Closing Date from that set forth in said financial statements as at said date referred to in clause (ii) above.


                               Credit Agreement
                               ----------------

  7.03  Litigation.  There are no legal or arbitral proceedings, or any
        ----------
proceedings or investigations by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Subsidiaries, or against the Sellers (and in respect of which the Borrower would be obligated after giving effect to the Cablevision Acquisition), that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

  7.04  No Breach.  None of the execution and delivery of this Agreement and
        ---------
the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the Operating Agreement, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon the Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

  7.05  Action.  The Borrower has all necessary limited liability company
        ------
power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by the Borrower of each of the Basic Documents to which it is a party have been duly authorized by all necessary limited liability company action on its part (including, without limitation, any required member approvals); and this Agreement has been duly and validly executed and delivered by the Borrower and constitutes, and the other Basic Documents to which it is a party when executed and delivered will constitute, its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  7.06  Approvals.  No authorizations, approvals or consents of, and no
        ---------
filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Borrower of this Agreement or any of the other Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for (i) filings and recordings in respect of the Liens created pursuant to the Security Documents, (ii) the authorizations, approvals, consents, filings and registrations contemplated by the Cablevision Acquisition Agreement (each of which shall have been made or obtained on or before the date the Cablevision Acquisition is consummated,


                               Credit Agreement
                               ----------------
to the extent required under the Cablevision Acquisition Agreement to be obtained before such date, except that orders of the FCC may not have become final under the rules and regulations of the FCC) and (iii) the exercise of remedies under the Security Documents (and the creation of a valid security interest in Franchises and the other Collateral as described in Sections 6.01(f) and 8.18 hereof) may require the prior approval of the FCC or the issuing municipalities or States under one or more of the Franchises.

  7.07  ERISA.  Each Plan, and, to the knowledge of the Borrower, each
        -----
Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lenders under Section 8.01(g) hereof.

  7.08  Taxes.  The Borrower and each of its Subsidiaries has filed all
        -----
Federal income tax returns and all other material tax returns and information statements that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been set aside by the Borrower in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. The Borrower has not given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.

  7.09  Investment Company Act.  Neither the Borrower nor any of its
        ----------------------
Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

  7.10  Public Utility Holding Company Act.  Neither the Borrower nor any of
        ----------------------------------
its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

  7.11  Material Agreements and Liens.
        -----------------------------

(a) Part A of Schedule II hereto sets forth (i) a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement (other than the Loan Documents) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries, outstanding on the date hereof, or that


                               Credit Agreement
                               ----------------

     (after giving effect to the transactions contemplated hereunder to occur on or before the Closing Date) will be outstanding on the Closing Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $500,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule II, and (ii) a statement of the aggregate amount of obligations in respect of surety and performance bonds backing pole rental or conduit attachments and the like, or backing obligations under Franchises, of the Borrower or any of its Subsidiaries outstanding on the date hereof, or that (after giving effect to the transactions contemplated hereunder to occur on or before the Closing Date) will be outstanding on the Closing Date.

  (b) Part B of Schedule II hereto is a complete and correct list of each Lien (other than the Liens created pursuant to the Security Documents) securing Indebtedness of any Person outstanding on the date hereof, or that (after giving effect to the transactions contemplated hereunder to occur on or before the Closing Date) will be outstanding on the Closing Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $500,000 and covering any Property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule II.

  7.12  Environmental Matters.  The Borrower and each of its Subsidiaries has
        ---------------------
obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and the Borrower and each of its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect. In addition, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the Borrower's knowledge, no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries. All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Borrower or any of its Subsidiaries in

                               Credit Agreement
                               ----------------
relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

  7.13  Capitalization.  The Borrower has heretofore delivered to the Lenders
        --------------
true and complete copies of the Operating Agreement. The only member of the Borrower on the date hereof is Mediacom. As of the date hereof, except for Sections 6.2 and 7.3 of the Operating Agreement relating to Preferred Membership Interests, (x) there are no outstanding Equity Rights with respect to the Borrower and (y) except for the redemption permitted pursuant to Section 8.09(e) hereof, there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any equity interests in the Borrower nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries.

  7.14  Subsidiaries, Etc.
        ------------------

  (a) As of the date hereof, the Borrower has no Subsidiaries.

  (b) Set forth in Schedule III hereto is a complete and correct list of all Investments (other than Investments of the type referred to in paragraphs
     (b), (c) and (e) of Section 8.08 hereof) held by the Borrower or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in
     Schedule III hereto, the Borrower and each of its Subsidiaries owns, free and clear of all Liens (other than the Liens created pursuant to the Security Documents), all such Investments.

(c) None of the Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 8.18(d) hereof.

  7.15  True and Complete Disclosure.  The information, reports, financial
        ----------------------------
statements, exhibits and schedules (including the Information Memorandum, other than the information contained therein with respect to the Sellers and Cablevision) furnished in writing by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Nothing has come to the attention of the Borrower which would lead the Borrower to believe that the information contained in the Information Memorandum with respect to the

                               Credit Agreement
                               ----------------

Sellers and Cablevision includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. All written information furnished after the date hereof by the Borrower and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower that could have a Material Adverse Effect (other than facts affecting the cable television industry in general) that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.


                               Credit Agreement
                               ----------------

  7.16  Franchises.  Set forth in Schedule IV hereto is a complete and correct
        ----------
list of all Franchises (identified by issuing authority, franchisee and expiration date) (i) owned by the Borrower and its Subsidiaries on the date hereof or (ii) that, with the exception of any Retained Franchises, will by owned by the Borrower on the Closing Date (after giving effect to the Cablevision Acquisition), and identifying the respective Seller from which such Franchises are to be purchased. The Borrower and each of its Subsidiaries possesses or has the right to use, or will possess or have the right to use on the Closing Date (after giving effect to the Cablevision Acquisition), all such Franchises (other than any Retained Franchises), and all copyrights, licenses, trademarks, service marks, trade names or other rights, including licenses and permits granted by the FCC, agreements with public utilities and microwave transmission companies, pole or conduit attachment, use, access or rental agreements and utility easements that are necessary for the conduct of the CATV Systems of the Borrower and its Subsidiaries, except for such of the foregoing the absence of which could not have a Material Adverse Effect on the Borrower or any of its Subsidiaries, and each of such Franchises, copyrights, licenses, patents, trademarks, service marks, trade names and rights is (or on the Closing Date will be) in full force and effect and no material default has occurred and is continuing thereunder. No approval, application, filing, registration, consent or other action of any local, state or federal authority is required to enable the Borrower or any of its Subsidiaries to operate the CATV Systems of the Borrower and its Subsidiaries, except for approvals, applications, filings, registrations, consents or other actions relating to the Retained Franchises or that (if not made or obtained) could not have a Material Adverse Effect on the Borrower or any of its Subsidiaries. Neither the Borrower or any of its Subsidiaries nor (to the knowledge of the Borrower) any of the Sellers has received any notice from the granting body or any other governmental authority with respect to any breach of any covenant under, or any default with respect to, any Franchise. Complete and correct copies of all Franchises have heretofore been made available to the Administrative Agent.

  7.17  The CATV Systems.
        ----------------

  (a) The Borrower and each of its Subsidiaries, and, (after giving effect to the transactions contemplated hereunder to occur on or before the Closing Date), the CATV Systems to be owned by it, are in compliance with all applicable federal, state and local laws, rules and regulations, including without limitation, the Communications Act of 1934, the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, the Copyright Revision Act of 1976, and the rules and regulations of the FCC and the United States Copyright Office, including, without limitation, rules and laws governing system registration, use of aeronautical frequencies and signal carriage, equal employment opportunity, cumulative leakage index testing and reporting, signal leakage, and subscriber privacy, except to the extent that the failure to so comply with any of the foregoing could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing (except to the extent that the failure to comply with any of the following could not (either individually or in the aggregate)


                               Credit Agreement
                               ----------------
reasonably be expected to have a Material Adverse Effect and except as set forth in Schedule V hereto:

               (i) the communities included in the areas covered by the Franchises have been registered with the FCC;

               (ii) all of the annual performance tests on such CATV Systems required under the rules and regulations of the FCC have been performed and the results of such tests demonstrate satisfactory compliance with the applicable requirements being tested in all material respects;

               (iii) to the knowledge of the Borrower, such CATV Systems currently meet or exceed the technical standards set forth in the rules and regulations of the FCC, including, without limitation, the leakage limits contained in 47 C.F.R. Section 76.605(a)(11);

               (iv) to the knowledge of the Borrower, such CATV Systems are being operated in compliance with the provisions of 47 C.F.R. Sections
     76.610 through 76.619 (mid-band and super-band signal carriage), including 47 C.F.R. Section 76.611 (compliance with the cumulative signal leakage index); and

               (v) to the knowledge of the Borrower, where required, appropriate authorizations from the FCC have been obtained for the use of all aeronautical frequencies in use in such CATV Systems and such CATV Systems are presently being operated in compliance with such authorizations (and all required certificates, permits and clearances from governmental agencies, including the Federal Aviation Administration, with respect to all towers, earth stations, business radios and frequencies utilized and carried by such CATV Systems have been obtained).

  (b) To the knowledge of the Borrower, all notices, statements of account, supplements and other documents required under Section 111 of the Copyright Act of 1976 and under the rules of the Copyright Office with respect to the carriage of off-air signals by the CATV Systems (the "Copyright Filings") to be owned by
                                             -----------------
the Borrower and its Subsidiaries (after giving effect to the transactions contemplated hereunder to occur on or before the Closing Date) have been duly filed, and the proper amount of copyright fees have been paid on a timely basis, and each such CATV System qualifies for the compulsory license under Section 111 of the Copyright Act of 1976, except to the extent that the failure to so file or pay could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, there is no pending claim, action, demand or litigation by any other person with respect to the Copyright Filings or related royalty payments made by the CATV Systems.


                               Credit Agreement
                               ----------------

  (c) The carriage of all off-air signals by the CATV Systems to be owned by the Borrower and its Subsidiaries (after giving effect to the transactions contemplated hereunder to occur on or before the Closing Date) is permitted by valid transmission consent agreements or by must-carry elections by broadcasters, or is otherwise permitted under applicable law, except to the extent the failure to obtain any of the foregoing could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

  (d) The assets of the CATV Systems to be owned by the Borrower and its Subsidiaries (after giving effect to the transactions contemplated hereunder to occur on or before the Closing Date) are adequate and sufficient in all material respects for all of the current operations of such CATV Systems.

  7.18  Rate Regulation.  Each of the Borrower and its Subsidiaries have
        ---------------
each reviewed and evaluated in detail the FCC rules currently in effect (the "Rate Regulation Rules") implementing the rate regulation provisions of the
 ---------------------
Cable Television Consumer Protection and Competition Act of 1992 (the "Rate
                                                                       ----
Regulation Act"). Based upon such review and completion by the Borrower and its
--------------
Subsidiaries of all applicable worksheets contemplated by the Rate Regulation Rules for each CATV System to be owned by the Borrower and its Subsidiaries (after giving effect to the transactions contemplated hereunder to occur on or before the Closing Date):

               (i) except as set forth in Schedule V hereto, to the knowledge of the Borrower, none of such CATV Systems is subject to effective competition as of the date hereof;

               (ii) except as set forth in Schedule V hereto, no franchising authority has notified the Borrower or any of its Subsidiaries or any Seller of its application to be certified to regulate rates as provided in
     Section 76.910 of the Rate Regulation Rules;

               (iii) except as set forth in Schedule V hereto, no franchising authority has notified the Borrower or any of its Subsidiaries or any Seller that it has been certified and has adopted regulations required to commence regulation as provided in Section 76.910(c)(2) of the Rate Regulation Rules;

               (iv) except as set forth in Schedule V hereto, there have been no cable programming rate complaints filed with the FCC; and

               (v) no reduction of rates or refunds to subscribers is required as of the date hereof under the Rate Regulation Act and the Rate Regulation Rules applicable to the CATV Systems of the Borrower and its Subsidiaries.

  7.19  Acquisition Agreement.
        ---------------------

  The Borrower has heretofore delivered to the Administrative Agent a true and complete copy of the Cablevision Acquisition Agreement


                               Credit Agreement
                               ----------------

(including all modifications or supplements thereto) and the Cablevision Acquisition Agreement has been duly executed and delivered by each party thereto and is in full force and effect.


  Section 8. Covenants of the Borrower. The Borrower covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Borrower hereunder:

  8.01  Financial Statements Etc. The Borrower shall deliver to each of
        ------------------------
     the Lenders:

(a) as soon as available and in any event within 60 days after the end of the fiscal quarter ending December 31, 1997, pro forma consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such period and for the period from July 1, 1997 to the end of such period, and the related pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period, in each prepared under the assumption that the Cablevision Acquisition was consummated on July 1, 1997 and that all of the transactions contemplated by Section 6.01 hereof had been effected on such date, accompanied by a certificate of a Senior Officer, which certificate shall state that said financial statements fairly present the pro forma consolidated financial condition and results of operations of the Borrower and its Subsidiaries;

(b) as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year of the Borrower ending after December 31, 1997, consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case (other than financial statements for any period ending prior to December 31, 1998) in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a Senior Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles consistently applied as at the end of, and for, such period (subject to normal year-end audit adjustments);

(c) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year and the related


                               Credit Agreement
                               ----------------
     consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case (other than financial statements for the fiscal year ending December 31, 1998) in comparative form the corresponding consolidated figures for the preceding fiscal year and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Borrower was not in compliance with Sections 8.07, 8.08, 8.09, 8.10, 8.11, 8.12 or 8.15 hereof, insofar as such Sections relate to accounting matters;

(d) as soon as available and in any event not later than April 30, 1998, the audited consolidated financial statements for U.S. Cable and its consolidated Subsidiaries as of and for the year ending December 31, 1997 to be delivered by the Sellers to the Borrower pursuant to Section 9.08 of the Cablevision Acquisition Agreement;

(e) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

(f) promptly upon the mailing thereof by the Borrower to the members of the Borrower generally, to holders of Affiliate Subordinated Indebtedness generally, or by Mediacom to the holders of its senior notes (if any), copies of all financial statements, reports and proxy statements so mailed;

(g) as soon as possible, and in any event within ten days after the Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Senior Officer setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                    (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of
          Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum
                                    --------
          funding standard of Section 412 of the Code or Section 302 of


                               Credit Agreement
                               ----------------

          ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
          Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                    (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

                    (iii)  the institution by the PBGC of proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                    (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                    (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                    (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

(h) within 60 days of the end of each quarterly fiscal period of the Borrower, a Quarterly Officer's Report as at the end of such period;

(i) promptly after the Borrower knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto; and


                               Credit Agreement
                               ----------------

(j) from time to time such other information regarding the financial condition, operations, business or prospects of the Borrower or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

The Borrower will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a Senior Officer (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 8.07, 8.08, 8.09, 8.10, 8.11, 8.12 and 8.15 hereof
(including, without limitation, calculations demonstrating compliance with the requirements of Section 8.09(e)(ii) hereof after giving effect to any Capital Expenditure pursuant to Section 8.12(b) hereof) as of the end of the respective quarterly fiscal period or fiscal year.

  8.02  Litigation.  The Borrower will promptly give to each Lender notice
        ----------
of all legal or arbitral proceedings, and of all proceedings or investigations by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Borrower or any of its Subsidiaries or any of their Franchises, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower will give to each Lender (i) notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect and (ii) copies of any notices received by the Borrower or any of its Subsidiaries under any Franchise of a material default by the Borrower or any of its Subsidiaries in the performance of its obligations thereunder.

  8.03  Existence, Etc. The Borrower will, and will cause each of
        --------------
its Subsidiaries to:

(a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section
                                          --------
     8.03 shall prohibit any transaction expressly permitted under Section 8.05 hereof);


                               Credit Agreement
                               ----------------

(b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

(c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

(d) maintain, in all material respects, all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

(e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

(f) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

  8.04  Insurance.  The Borrower will, and will cause each of its Subsidiaries
        ---------
to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations, provided that the Borrower will in any event
                                 --------
maintain (with respect to itself and each of its Subsidiaries) casualty insurance and insurance against claims for damages with respect to defamation, libel, slander, privacy or other similar injury to person or reputation (including misappropriation of personal likeness), in such amounts as are then customary for Persons engaged in the same or similar business similarly situated.

  8.05  Prohibition of Fundamental Changes.
        ----------------------------------

  (a)  Restrictions on Merger.  The Borrower will not, nor will it permit any of
       ----------------------
it Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).


                               Credit Agreement
                               ----------------

  (b)  Restrictions on Acquisitions.  The Borrower will not, nor will it permit
       ----------------------------
any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of equipment, programming rights and other Property to be sold or used in the ordinary course of business, Investments permitted under Section 8.08(f) hereof, and Capital Expenditures permitted under Section 8.12 hereof.

(c)  Restrictions on Sales and Other Dispositions. The Borrower will not, nor
     --------------------------------------------
will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Borrower and its Subsidiaries shall not have a fair market value in excess of $2,000,000 and (ii) any equipment, programming rights or other Property sold or disposed of in the ordinary course of business and on ordinary business terms).

(d)  Certain Permitted Transactions.  Notwithstanding the foregoing provisions
     ------------------------------
of this Section 8.05:

               (i)  Intercompany Mergers and Consolidations.  Any Subsidiary of
                    ---------------------------------------
     the Borrower may be merged or consolidated with or into: (x) the Borrower if the Borrower shall be the continuing or surviving corporation or (y) any other such Subsidiary; provided that if any such transaction shall be
                            --------
     between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation.

               (ii)  Intercompany Dispositions.  Any Subsidiary of the Borrower
                     -------------------------
     may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Borrower or a Wholly Owned Subsidiary of the Borrower.

               (iii)  Cablevision Acquisition.  The Borrower may consummate the
                      -----------------------
     Cablevision Acquisition, so long as the same is consummated in accordance in all material respects with the Cablevision Acquisition Agreement.

               (iv)  Permitted Dispositions.  The Borrower or any Wholly Owned
                     ----------------------
     Subsidiary of the Borrower may enter into one or more transactions intended to trade (by means of either an exchange or a sale and subsequent purchase) one or more of the CATV Systems owned by the Borrower and its Subsidiaries for one or more CATV Systems owned by any other Person, which transactions may be effected either by (i) the Borrower or such Wholly Owned Subsidiary selling one or more CATV Systems owned by it, and either depositing the Net Available Proceeds thereof into the Collateral Account, or prepaying Revolving Credit Loans (and creating a Reserved Commitment Amount), as


                               Credit Agreement
                               ----------------
     contemplated by the second paragraph of Section 2.10(d) hereof, and then within 270 days acquiring one or more other CATV Systems or (ii) exchanging one or more CATV Systems, together with cash not exceeding 20% of the fair market value of such acquired CATV Systems, so long as (x) at the time of any such transactions and after giving effect thereto, no Default shall have occurred and be continuing and (y) with respect to any exchange of CATV Systems pursuant to clause (ii), the sum of (A) the System Cash Flow for the period of four fiscal quarters ending on, or most recently ended prior to, the date of such exchange attributable to the CATV Systems being exchanged plus (B) the System Cash Flow for such period attributable to all
               ----
     other CATV Systems previously exchanged pursuant to said clause (ii) does not exceed 20% of Adjusted System Cash Flow for such period. If, in connection with an exchange permitted under this subparagraph (iv), the Borrower or Wholly Owned Subsidiary receives cash in excess of 20% the fair market value of the acquired CATV Systems, such exchange shall be permitted as a sale under this subparagraph (iv) and the cash received by the Borrower in connection with such transaction shall be applied in accordance with Section 2.10(d).

               (v)  Subsequent Acquisitions.  The Borrower or a Wholly Owned
                    -----------------------
     Subsidiary of the Borrower may acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person, so long as:

     (A) the aggregate Purchase Price of any individual such acquisition shall not exceed $50,000,000;

     (B) such acquisition (if by purchase of assets, merger or consolidation) shall be effected in such manner so that the acquired business, and the related assets, are owned either by the Borrower or a Wholly Owned Subsidiary of the Borrower and, if effected by merger or consolidation involving the Borrower, the Borrower shall be the continuing or surviving entity and, if effected by merger or consolidation involving a Wholly Owned Subsidiary of the Borrower, such Wholly Owned Subsidiary shall be the continuing or surviving entity;

     (C) such acquisition (if by purchase of stock) shall be effected in such manner so that the acquired entity becomes a Wholly Owned Subsidiary of the Borrower;

     (D) with respect to any acquisition involving an aggregate Purchase Price in excess of $10,000,000, the Borrower shall deliver to the Administrative Agent (which shall promptly forward a copy to each Lender which requests one) (1) no later than five Business Days prior to the consummation of each such acquisition (or such earlier date as shall be five Business Days after the execution and delivery thereof), copies of the respective agreements or instruments pursuant to


                               Credit Agreement
                               ----------------
          which such acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements or instruments and all other material ancillary documents to be executed or delivered in connection therewith and (2) promptly following request therefor (but in any event within three Business Days following such request), copies of such other information or documents relating to each such acquisition as the Administrative Agent shall have requested;

     (E) with respect to any acquisition involving an aggregate Purchase Price in excess of $10,000,000, the Administrative Agent shall have received (and shall promptly forward a copy thereof to each Lender which requests one) a letter (in the case of each legal opinion delivered to the Borrower pursuant to such acquisition) from each Person delivering such opinion (which shall in any event include an opinion of special FCC counsel) authorizing reliance thereon by the Administrative Agent and the Lenders;

     (F) with respect to any acquisition involving an aggregate Purchase Price in excess of $10,000,000, the Borrower shall have delivered to the Administrative Agent and the Lenders evidence satisfactory to the Administrative Agent and the Majority Lenders of receipt of all licenses, permits, approvals and consents, if any, required with respect to such acquisition (including, without limitation, the consents of the respective municipal franchising authorities to the acquisition of the respective CATV Systems being acquired (if any));

     (G) the entire amount of the consideration payable by the Borrower and its Subsidiaries in connection with such acquisition (other than customary post-closing adjustments and indemnity obligations, and other than Indebtedness incurred in connection with such acquisition that is permitted under paragraphs (c) or (e) of Section 8.07 hereof) shall be payable on the date of such acquisition;

     (H) neither the Borrower nor any of its Subsidiaries shall, in connection with such acquisition, assume or remain liable in respect of (x) any Indebtedness of the seller or sellers (except for Indebtedness permitted under Section 8.07(e) hereof) or (y) other obligations of the seller or sellers (except for obligations incurred in the ordinary course of business in operating the CATV System so acquired and necessary and desirable to the continued operation of such CATV System);

     (I) to the extent the assets purchased in such acquisition shall be subject to any Liens not permitted hereunder, such Liens shall have been released (or


                               Credit Agreement
                               ----------------
          arrangements for such release satisfactory to the Administrative Agent shall have been made);

     (J) to the extent applicable, the Borrower shall have complied with the provisions of Section 8.18 hereof, including, without limitation, to the extent not theretofore delivered, delivery to the Administrative Agent of (x) the shares of stock or other ownership interests, accompanied by undated stock powers or other powers executed in blank, and (y) the agreements, instruments, opinions of counsel and other documents required under Section 8.18 hereof;

     (K) after giving effect to such acquisition the Borrower shall be in compliance with Section 8.10 hereof (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the fiscal quarter most recently ended prior to the date of such acquisition for which financial statements of the Borrower and its Subsidiaries are available, under the assumption that such acquisition shall have occurred, and any Indebtedness in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for the Loans hereunder on the date of such acquisition), and the Borrower shall have delivered to the Administrative Agent a certificate of a Senior Officer showing such calculations in reasonable detail to demonstrate such compliance;

     (L) immediately prior to such acquisition and after giving effect thereto, no Default shall have occurred and be continuing; and

     (M) the Borrower shall deliver such other documents and shall have taken such other action as the Majority Lenders or the Administrative Agent may request (which may include evidence that the Borrower shall have received an equity contribution from Mediacom or the proceeds of the issuance of Affiliate Subordinated Indebtedness pursuant to documentation and in amounts in form and substance satisfactory to the Majority Lenders and the Administrative Agent).

  8.06  Limitation on Liens.  The Borrower will not, nor will it permit any
        -------------------
of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

(a)  Liens created pursuant to the Security Documents;

(b) Liens in existence on the date hereof and listed in Part B of Schedule II hereto (or, to the extent not meeting the minimum thresholds for required listing on said


                               Credit Agreement
                               ----------------

Schedule II pursuant to Section 7.11 hereof, in an aggregate amount not exceeding $5,000,000);

(c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Subsidiaries, as the case may be, in accordance with GAAP;

(d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9.01(i) hereof;

(e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

(f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; and

(h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries and securing Indebtedness permitted under Section 8.07(e) hereof, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall
                                        --------
     extend to or cover any Property of the Borrower or any such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by a Senior Officer) of such Property at the time it was acquired (by purchase, construction or otherwise).


                               Credit Agreement
                               ----------------

  8.07  Indebtedness.  The Borrower will not, nor will it permit any of
        ------------
its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

(a) Indebtedness to the Lenders hereunder, including, without limitation, Incremental Facility Loans in an aggregate principal amount up to but not exceeding $50,000,000;

(b)  Indebtedness outstanding on the date hereof and listed in Part A of
     Schedule II hereto (or, to the extent not meeting the minimum thresholds for required listing on said Schedule II pursuant to Section 7.11 hereof, in an aggregate amount not exceeding $5,000,000);

(c)  Affiliate Subordinated Indebtedness incurred in accordance with Section
     8.14 hereof;

(d) Indebtedness of the Borrower to any Subsidiary of the Borrower, and of any Subsidiary of the Borrower to the Borrower or its other Subsidiaries; and

(e) additional Indebtedness of the Borrower and its Subsidiaries (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under Section 8.06(h) hereof) up to but not exceeding an aggregate amount of $10,000,000 at any one time outstanding.

  In addition to the foregoing, the Borrower will not, nor will it permit its Subsidiaries to, incur or suffer to exist any obligations in an aggregate amount in excess of $5,000,000 at any one time outstanding in respect of surety and performance bonds backing pole rental or conduit attachments and the like, or backing obligations under Franchises, arising in the ordinary course of business of the CATV Systems of the Borrower and its Subsidiaries.

  8.08  Investments.  The Borrower will not, nor will it permit any of its
        -----------
Subsidiaries to, make or permit to remain outstanding any Investments except:

  (a) Investments outstanding on the date hereof and identified in Schedule III hereto;

  (b)  operating deposit accounts with banks;

  (c)  Permitted Investments;


                               Credit Agreement
                               ----------------

(d) Investments by the Borrower in its Subsidiaries and Investments by any Subsidiary of the Borrower in the Borrower and its other Subsidiaries;

(e)  Interest Rate Protection Agreements; provided that, without limiting the
                                          --------
     obligation of the Borrower under Section 8.13 hereof, when entering into any Interest Rate Protection Agreement that at the time has, or at any time in the future may give rise to, any credit exposure, the aggregate credit exposure under all Interest Rate Protection Agreements (including the Interest Rate Protection Agreement being entered into) shall not exceed $15,000,000;

(f) Investments by the Borrower and its Subsidiaries consisting of acquisitions permitted under subparagraphs (iv) or (v) of Section 8.05(d); and

(g) additional Investments (including, without limitation, Investments by the Borrower or any of its Subsidiaries in Affiliates of the Borrower), so long as the aggregate amount of all such Investments shall not exceed $7,500,000.

Without limiting the generality of the forgoing, the Borrower will not create, or make any Investment in, any Subsidiary after the date hereof without the prior written consent of the Majority Lenders.

  8.09  Restricted Payments.  The Borrower will not make any Restricted
        -------------------
Payment at any time, provided that, so long as at the time thereof, and after
                     --------
giving effect thereto, no Default or Event of Default shall have occurred and be continuing, the Borrower may make the following Restricted Payments (subject, in each case, to the applicable conditions set forth below):

(a) the Borrower may make Restricted Payments to its members on or after April 12 of each fiscal year (the "current year") in an amount equal to the Tax
                                  ------------
     Payment Amount for the immediately preceding fiscal year (the "prior
                                                                    -----
     year"), so long as at least fifteen days prior to making any such
     ----
     Restricted Payment, the Borrower shall have delivered to each Lender (i) notification of the amount and proposed payment date of such Restricted Payment and (ii) a statement from the Borrower's independent certified public accountants setting forth a detailed calculation of the Tax Payment Amount for the prior year and showing the amount of such Restricted Payment and all prior Restricted Payments;

(b) the Borrower may make payments in respect of Management Fees to the extent permitted under Section 8.11 hereof;


                               Credit Agreement
                               ----------------

(c) the Borrower may make payments in respect of the interest on Affiliate Subordinated Indebtedness constituting Supplemental Capital or Cure Monies;

(d) the Borrower may make payments in respect of Preferred Membership Interests in an aggregate amount up to but not exceeding (prior to the issuance of the Senior Notes by Mediacom) the amount of interest payable by Mediacom on the Mediacom Notes and (following the issuance of Senior Notes by Mediacom) the amount of interest payable by Mediacom on Senior Notes having a principal amount equal to the amount of capital contributions made by Mediacom in consideration for the issuance of such Preferred Membership Interests, provided that such payments shall not include any payment in
                --------
     respect of, or the setting apart of money for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition by the Borrower of, such Preferred Membership Interests or any rights related thereto; and

(e) the Borrower may make payments in respect of the principal of Affiliate Subordinated Indebtedness constituting Supplemental Capital or Cure Monies or to redeem, retire or otherwise acquire Preferred Membership Interests, so long as

                    (i) in the case of any such payment in respect of the principal of Affiliate Subordinated Indebtedness constituting Cure Monies, at least one complete fiscal quarter shall have elapsed subsequent to the last date upon which the Borrower shall have utilized its cure rights under Section 9.02 hereof, without the occurrence of any Event of Default (and, for purposes hereof, unless the Borrower indicates otherwise at the time of any such payment, such payment shall be deemed to be made first from Cure Monies and second from Supplemental Capital);

                    (ii) after giving effect to such payment during any fiscal quarter (the "current fiscal quarter"), and to the making of any
                        ----------------------
          Capital Expenditures pursuant to Section 8.12(b) hereof during the current fiscal quarter, the Borrower would (as at the last day of the most recent fiscal quarter immediately prior to the current fiscal quarter) have been in compliance on a pro forma basis with Section
          8.10 hereof and the Total Leverage Ratio calculated on a pro forma basis is at the time less than 5.50 to 1 (or, if lower, the applicable requirement at the time under Section 8.10(a) hereof), the determination of such compliance and such Total Leverage Ratio to be determined as if (x) for purposes of calculating the Total Leverage Ratio, the amount of such payment, together with the amount of any such Capital Expenditures, were added to Indebtedness, and (y) for purposes of calculating the Interest Coverage Ratio and Pro Forma Debt Service Coverage Ratio, the amount of such payment (and any Cure Monies received during the period for which the Interest Coverage Ratio or Pro Forma Debt Service Coverage


                               Credit Agreement
                               ----------------

          Ratio is calculated), together with the amount of any such Capital Expenditures, represented additional principal of the Loans outstanding hereunder at all times during the respective fiscal quarter for which such Ratios are calculated and the amount of interest that would have been payable hereunder during such fiscal quarter were recalculated to take into account such additional principal or the amount of such payment in respect of the redemption, retirement or other acquisition by the Borrower of Preferred Membership Interests; and

                    (iii) at least three Business Days prior to the date of any such payment, the Borrower shall have delivered to the Lenders a certificate of a Senior Officer setting forth calculations, in form and detail satisfactory to the Majority Lenders, demonstrating compliance with the requirements of this paragraph (e) after giving effect to such payment.

  Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to such Borrower or to any other Subsidiary of the Borrower.

  8.10  Certain Financial Covenants.
        ---------------------------

  (a)  Total Leverage Ratio.  The Borrower will not permit the Total Leverage
       --------------------
Ratio to exceed the following respective ratios at any time during the following respective periods:


                               Credit Agreement
                               ----------------


                                             Total
                Period                   Leverage Ratio
                ------                   --------------

        From the Closing Date
          through December 30, 1998           6.00 to 1

        From December 31, 1998
          through December 30, 1999           5.50 to 1

        From December 31, 1999
          through December 30, 2000           5.00 to 1

        From December 31, 2000
          through December 30, 2001           4.50 to 1

        From December 31, 2001
          through December 30, 2002           4.00 to 1

        From December 31, 2002
          through December 30, 2003           3.50 to 1

        From December 31, 2003
          and at all times thereafter         3.00 to 1

  (b)  Interest Coverage Ratio.  The Borrower will not permit the Interest
       -----------------------
Coverage Ratio to be less than the following respective ratios as at the last day of any fiscal quarter ending during the following respective periods:

                Period                    Ratio
                ------                    -----

        From the Closing Date
         through December 30, 1998      1.50 to 1

        From December 31, 1998
          through December 30, 1999     1.75 to 1

        From December 31, 1999
         and at all times thereafter    2.00 to 1


                               Credit Agreement
                               ----------------

  (c)  Pro Forma Debt Service Coverage Ratio.  The Borrower will not permit the
       -------------------------------------
Pro Forma Debt Service Coverage Ratio to be less than 1.15 to 1 at any time.

  8.11  Management Fees.  The Borrower will not permit the aggregate amount
        ---------------
of Management Fees accrued in respect of any fiscal year of the Borrower to exceed 4.5% of the Gross Operating Revenue of the Borrower and its Subsidiaries for such fiscal year. In addition, the Borrower will not, as at the last day of the first, second and third fiscal quarters in any fiscal year, permit the amount of Management Fees paid during the portion of such fiscal year ending with such fiscal quarter to exceed 4.5% of the Gross Operating Revenue of the Borrower and its Subsidiaries for such portion of such fiscal year (based upon the financial statements of the Borrower provided pursuant to Section 8.01(b) hereof), provided that in any event the Borrower will not pay any Management
         --------
Fees at any time following the occurrence and during the continuance of any Default. Any Management Fees that are accrued for any fiscal quarter (the "current fiscal quarter") but which are not paid during the current fiscal
 ----------------------
quarter may be paid at any time during the period of four fiscal quarters following the current fiscal quarter (and for these purposes any payment of Management Fees during such period shall be deemed to be applied to Management Fees in the order of the fiscal quarters in respect of which such Management Fees are accrued). Any Management Fees which may not be paid as a result of the limitations set forth in the forgoing provisions of this Section 8.11 shall be deferred and shall not be payable until the principal of and interest on the Loans, and all other amounts owing hereunder, shall have been paid in full. For purposes of this Section 8.11 "Gross Operating Revenue" shall mean the aggregate
                               -----------------------
gross operating revenues derived by the Borrower from its CATV Systems and from other telecommunications services as determined in accordance with GAAP excluding, however, revenue or income derived by the Borrower from any of the following sources: (i) from the sale of any asset of such CATV Systems not in the ordinary course of business, (ii) interest income, (iii) proceeds from the financing or refinancing of any Indebtedness of the Borrower or any of its Subsidiaries and (iv) extraordinary gains in accordance with GAAP.

  Neither the Borrower nor any of its Subsidiaries shall be obligated to pay Management Fees to any Person, unless the Borrower and such Person shall have executed and delivered to the Administrative Agent a Management Fee Subordination Agreement, and neither the Borrower nor any of its Subsidiaries shall pay Management Fees to any person except to the extent permitted under the respective Management Fee Subordination Agreement to which such Person is a party.

  Neither the Borrower nor any of its Subsidiaries shall employ or retain any executive management personnel (or pay any Person, other than the Manager, in respect of executive management personnel or matters, for the Borrower or any of its Subsidiaries), it being the intention of the parties hereto that all executive management personnel required in connection with the business or operations of the Borrower and its Subsidiaries shall be


                               Credit Agreement
                               ----------------
employees of the Manager (and that the Executive Compensation for such employees shall be covered by Management Fees payable hereunder). For purposes hereof, "executive management personnel" shall not include any individual (such as a system manager or a regional manager) who is employed solely in connection with the day-to-day operations of a CATV System or a Region.

  8.12  Capital Expenditures.
        --------------------

  (a)  Scheduled Capital Expenditures.  The Borrower will not permit the
       ------------------------------
aggregate amount of Capital Expenditures to exceed the following respective amounts for the following respective fiscal years of the Borrower:

          Fiscal Year Ending       Amount
          ------------------       ------

           December 31, 1998    $ 25,000,000
           December 31, 1999    $ 25,500,000
           December 31, 2000    $ 29,000,000
           December 31, 2001    $ 29,500,000
           December 31, 2002    $ 21,200,000
           December 31, 2003    $ 18,000,000
           December 31, 2004    $ 16,000,000
           December 31, 2005    $ 16,000,000
           December 31, 2006    $ 16,000,000,

provided that, the amounts set forth above for any fiscal year of the Borrower
--------
in which the Borrower enters into a Subsequent Acquisition pursuant to Section 8.05(d)(v) shall be increased by such amount as the Borrower shall propose in a notice to the Administrative Agent and the Lenders (which amount shall be based on a proposed budget and operating plan set forth in such notice) which increase shall become effective unless Requisite Lenders object to such amount, by notice to the Administrative Agent, within 10 Business Days following receipt of the Borrower's notice. For purposes of this Section 8.12(a), "Requisite Lenders"
                                                           -----------------
shall mean Lenders having at least 33-1/3% of the sum of (a) the aggregate outstanding principal amount of the Term Loans or, if the Term Loans shall not have been made, the aggregate outstanding principal amount of the Term Loan Commitments plus (b) the aggregate outstanding principal amount of the
            ----
Incremental Facility Loans or, if the Incremental Facility Loans shall not have been made, the aggregate outstanding principal amount of the Incremental Facility Commitments plus (c) the sum of (i) the aggregate unused amount, if
                     ----
any, of the Revolving Credit Commitments at such time plus (ii) the aggregate
                                                      ----
outstanding principal amount of the Revolving Credit Loans at such time

  If the aggregate amount of Capital Expenditures for any fiscal year of the Borrower shall be less than the amount set forth opposite such fiscal year in the schedule above,


                               Credit Agreement
                               ----------------
then the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) fiscal year and, for purposes hereof, the amount of Capital Expenditures made during any fiscal year shall be deemed to have been made first from the carryover from any previous year and last from the permitted amount for such fiscal year.

  (b)  Additional Capital Expenditures.  In addition to the Capital Expenditures
       -------------------------------
permitted under paragraph (a) above, the Borrower and its Subsidiaries may make additional Capital Expenditures during any fiscal quarter in such amounts as would be permitted under Section 8.09(e)(ii) (in the case of a payment of principal of Affiliate Subordinated Indebtedness, as if such Capital Expenditure constituted a payment in respect of Supplemental Capital thereunder).

  8.13  Interest Rate Protection Agreements.  The Borrower will within 90 days
        -----------------------------------
of the Closing Date, enter into, and thereafter maintain in full force and effect, one or more Interest Rate Protection Agreements with one or more of the Lenders or their affiliates (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that effectively enables the Borrower (in a manner satisfactory to the Majority Lenders) to protect itself, in a manner and on terms reasonably satisfactory to the Majority Lenders, against adverse fluctuations in the three-month London interbank offered rates as to a notional principal amount at least equal to 40% of the aggregate outstanding principal amount of the Loans.

  8.14  Affiliate Subordinated Indebtedness.
        -----------------------------------

  (a) The Borrower may at any time after the date hereof incur Affiliate Subordinated Indebtedness to Mediacom or one or more other Affiliates, so long as the proceeds of any such Affiliate Subordinated Indebtedness constituting Cure Monies are immediately applied to the reduction of the Revolving Credit Commitments and the prepayment of principal of the Term Loans and Incremental Facility Loans of each Series hereunder, applied ratably to the Revolving Credit Commitments, the Term Loans and the Incremental Facility Loans of each Series in accordance with the respective then-outstanding aggregate amounts of such Commitments and Loans (and to the simultaneous prepayment of the Revolving Credit Loans in an amount equal to such required reduction of Revolving Credit Commitments), provided that to the extent any such required prepayment of
              --------
Revolving Credit Loans shall exceed the then-outstanding aggregate principal amount of Revolving Credit Loans, such excess shall be applied to the ratable prepayment of Term Loans and Incremental Facility Loans of each Series.

  (b) The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount


                               Credit Agreement
                               ----------------
owing in respect of, any Affiliate Subordinated Indebtedness, except to the extent permitted under Section 8.09 hereof.

  (c) After December 31, 1999, so long as no Default has occurred and is continuing, Preferred Membership Interests may be converted into Affiliate Subordinated Indebtedness on terms and conditions in form and substance satisfactory to the Majority Lenders.

  8.15  Lines of Business.  The Borrower will at all times ensure that not
        -----------------
more than 15% of gross operating revenue of the Borrower and its Subsidiaries for any fiscal year shall be derived from any line or lines of business activity other than the business of owning and operating CATV Systems and related communications businesses.

  8.16  Transactions with Affiliates.  Except as expressly permitted by this
        ----------------------------
Agreement, the Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate except for Investments permitted under Section 8.08(g), provided that, the monetary or
                                             --------
business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate;
(b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; (d) make any contribution towards, or reimbursement for, any Federal income taxes payable by any member of the Borrower or any of its Subsidiaries in respect of income of the Borrower; or (e) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that
            --------

               (i) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity,

               (ii) the Borrower and its Subsidiaries may enter into transactions (other than extensions of credit by the Borrower or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of equipment, programming rights, advertising time and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate,

               (iii) the Borrower may enter into and perform its obligations under, the Management Agreement, and


                               Credit Agreement
                               ----------------

               (iv) the Borrower and its Subsidiaries may pay to the Manager the aggregate amount of intercompany shared expenses payable to Mediacom that are allocated by Mediacom to the Borrower and its Subsidiaries in accordance with Section 5.05 of the Guarantee and Pledge Agreement.

  8.17  Use of Proceeds.  The Borrower will use the proceeds of the Loans
        ---------------
hereunder solely to (i) provide financing for Acquisitions and to pay the fees and expenses related thereto, (ii) make Restricted Payments, (iii) pay Management Fees, (iv) make Investments permitted under Section 8.08 hereof and
(v) finance capital expenditures and working capital needs of the Borrower and its Subsidiaries and acquisitions permitted hereunder (in each case in compliance with all applicable legal and regulatory requirements); provided that
                                                                   --------
(x) any borrowing of Revolving Credit Loans hereunder that would constitute a utilization of any Reserved Commitment Amount shall be applied solely to make acquisitions permitted under Section 8.05(d)(v) hereof, or to make prepayments of Loans under Section 2.10(d) hereof and (y) neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

  8.18  Certain Obligations Respecting Subsidiaries.
        -------------------------------------------


  (a)  Subsidiary Guarantors.  In the event that the Borrower or any of its
       ---------------------
Subsidiaries shall form or acquire any Subsidiary after the date hereof (after obtaining any necessary consent of the Lenders), the Borrower shall cause, and shall cause its Subsidiaries to cause, such Subsidiary to:

               (i) execute and deliver to the Administrative Agent a Subsidiary Guarantee Agreement in the form of Exhibit E hereto (and, thereby, to become a "Subsidiary Guarantor", and an "Obligor" hereunder and a "Securing Party" under the Security Agreement);

               (ii) deliver the shares of its stock or other ownership interests accompanied by undated stock powers or other powers executed in blank to the Administrative Agent, and to take other such action, as shall be necessary to create and perfect valid and enforceable first priority Liens (subject to Liens permitted under Section 8.06 hereof) on substantially all of the Property of such new Subsidiary as collateral security for the obligations of such new Subsidiary under the Subsidiary Guarantee Agreement, and

               (iii) deliver such proof of corporate action, limited liability company action or partnership action, as the case may be, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 hereof on the Closing Date or as the Administrative Agent shall have reasonably requested.


                               Credit Agreement
                               ----------------

  (b)  Ownership of Subsidiaries.  The Borrower will, and will cause each of its
       -------------------------
Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary. In the event that any additional shares of stock or other ownership interests shall be issued by any Subsidiary, the Borrower agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock or other ownership interests, accompanied by undated stock or other powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

  (c)  Further Assurances.  The Borrower will, and will cause each of its
       ------------------
Subsidiaries to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be requested by the Administrative Agent to create, in favor of the Administrative Agent for the benefit of the Lenders, perfected security interests and Liens in substantially all of the personal Property of the Borrower and each of its Subsidiaries.

  (d)  Certain Restrictions.  The Borrower will not, and will not permit any of
       --------------------
its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets securing the obligations of the Borrower or any Subsidiary under any of the Loan Documents, or in respect of any Interest Rate Protection Agreement, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any Subsidiary or to Guarantee Indebtedness of the Borrower or any Subsidiary under any of the Loan Documents; provided that (i) the foregoing
                                            --------
shall not apply to restrictions and conditions imposed by law or by any of the Loan Documents, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause
(a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement or any other Loan Document if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.


                               Credit Agreement
                               ----------------

  8.19  Modifications of Certain Documents.  The Borrower will not consent to
        ----------------------------------
any modification, supplement or waiver of any of the provisions of the Management Agreement, any Acquisition Agreement, or any agreement, instrument or other document evidencing or relating to Affiliate Subordinated Indebtedness without the prior consent of the Administrative Agent (with the approval of the Majority Lenders).


  Section 9.  Events of Default.


  9.01  Events of Default.  If one or more of the following events (herein
        -----------------
called "Events of Default") shall occur and be continuing:
        -----------------

(a) The Borrower shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of or interest on any Loan or any Reimbursement Obligation, any fee or any other amount payable by it hereunder or under any other Loan Document; or

(b) The Borrower or any Subsidiary of the Borrower shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $3,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (without the lapse of time or the taking of any action, other than the giving of notice) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or the Borrower shall default in the payment when due of any amount aggregating $3,000,000 or more under any Interest Rate Protection Agreement; or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating $500,000 or more to become due; or

(c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by the Borrower, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or any representation or warranty made or deemed made in any Acquisition Agreement by the respective seller(s) thereunder, shall prove to have been false or misleading as of the time made or furnished in any material respect (except to the extent fully covered by amounts held on deposit


                               Credit Agreement
                               ----------------
pursuant to the respective escrow agreements under the relevant Acquisition Agreement); or

(d) The Borrower shall default in the performance of any of its obligations under any of Sections 8.01(i), 8.05, 8.06, 8.07, 8.08, 8.09, 8.10, 8.11,
     8.12, 8.14, 8.16, 8.18 or 8.19 hereof; or the Borrower shall default in the performance of any of its other obligations in this Agreement or any Obligor shall default in the performance of its obligations under any other Loan Document to which it is a party, and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent); or

(e) Any Obligor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(f) Any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(g) A proceeding or case shall be commenced, without the application or consent of any Obligor, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Obligor or of all or any substantial part of its Property or (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against such Obligor shall be entered in an involuntary case under the Bankruptcy Code; or

(h) The Borrower shall be terminated, dissolved or liquidated (as a matter of law or otherwise), or proceedings shall be commenced by the Borrower seeking the termination, dissolution or liquidation of the Borrower, or proceedings shall be


                               Credit Agreement
                               ----------------
     commenced by any Person (other than the Borrower) seeking the termination, dissolution or liquidation of the Borrower and such proceeding shall continue undismissed for a period of 60 or more days; or

(i) A final judgment or judgments for the payment of money of $2,500,000 or more in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or of $10,000,000 or more in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower or relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(j) An event or condition specified in Section 8.01(g) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

(k) A reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries, or any predecessor in interest of the Borrower or any of its Subsidiaries or Affiliates, of (or there shall have been asserted against the Borrower or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

     (l)  Any one or more of the following events shall occur and be continuing:

                    (i) Rocco Commisso shall cease to be Chairman and Chief Executive Officer of the Manager;

                    (ii) Mediacom Management Corporation shall cease to act as Manager of the Borrower;


                               Credit Agreement
                               ----------------

                    (iii) Mediacom shall cease to own 100% of the aggregate ownership interests in the Borrower;

                    (iv) any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                      --------
          Act") and Section 13(d) and 14(d) of the Exchange Act) other than a
          ---
          Commisso Entity or any entity controlled by or under common control with Chase Manhattan Capital Corporation becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation or other business combination or otherwise, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 25% of the capital stock of the Borrower on a fully-diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights); or

                    (v) the Commisso Entities shall sell, transfer, pledge or otherwise dispose of more than 20% of the aggregate equity interests in Mediacom held by them on the date hereof; or

(m) Except for Franchises that cover fewer than 10% of the Subscribers of the Borrower and its Subsidiaries (determined as at the last day of the most recent fiscal quarter for which a Quarterly Officers' Report shall have been delivered) and except for any Retained Franchises, one or more Franchises relating to the CATV Systems of the Borrower and its Subsidiaries shall be terminated or revoked such that the Borrower or relevant Subsidiary is no longer able to operate such Franchises and retain the revenue received therefrom or the Borrower or relevant Subsidiary or the grantors of such Franchises shall fail to renew such Franchises at the stated expiration thereof such that the Borrower or relevant Subsidiary is no longer able to operate such Franchises and retain the revenue received therefrom; or

(n) The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 8.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower; or

(o) The Operating Agreement shall be modified in any manner that would adversely affect the obligations of the Borrower, or the rights of the Lenders or the


                               Credit Agreement
                               ----------------

     Administrative Agent, hereunder or under any of the other Loan Documents (including, without limitation, in respect of any Preferred Membership Interests);

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Borrower, the Administrative Agent shall, if instructed by the Majority Lenders, by notice to the Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Borrower hereunder (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this
Section 9 with respect to the Borrower, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, Reimbursement Obligations and all other amounts payable by the Borrower hereunder (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

  In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans and all other amounts payable by the Borrower hereunder to be due and payable), the Borrower agrees that it shall, if requested by the Administrative Agent or the Majority Revolving Credit Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Borrower, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.


  9.02  Certain Cure Rights.
        -------------------

  (a) Notwithstanding the provisions of Section 9.01 hereof, but without limiting the obligations of the Borrower under Section 8.10(a) hereof, a breach by the Borrower as of the last day of any fiscal quarter or any fiscal year of its obligations under said Section 8.10(a) shall not constitute an Event of Default hereunder (except for purposes of Section 6 hereof) until the date (the "Cut-Off Date") which is the earlier of the date thirty days after (a) the date
 ------------
the financial


                               Credit Agreement
                               ----------------
statements for the Borrower and its Subsidiaries with respect to such fiscal quarter or fiscal year, as the case may be, are delivered pursuant to Section 8.01(b) or 8.01(c) hereof or (b) the latest date on which such financial statements are required to be delivered pursuant to said Section 8.01(b) or 8.01(c), provided that, if following the last day of such fiscal quarter or
         --------
fiscal year and prior to the Cut-Off Date, the Borrower shall have received Cure Monies (and shall have applied the proceeds thereof to the prepayment of the Loans hereunder, which prepayment, in the case of Affiliate Subordinated Indebtedness, shall be effected in the manner provided in Section 8.14(a) hereof), or shall have prepaid the Loans hereunder from available cash, in an amount sufficient to bring the Borrower into compliance with said Section 8.10(a) assuming that the Total Leverage Ratio, as of the last day of such fiscal quarter or fiscal year, as the case may be, were recalculated to subtract such prepayment from the aggregate outstanding amount of Indebtedness, then such breach or breaches shall be deemed to have been cured; provided, further, that
                                                       --------  -------
breaches of Section 8.10 hereof (including pursuant to paragraph (b) below) may not be deemed to be cured pursuant to this Section 9.02 (x) more than three times during the term of this Agreement or (y) during consecutive fiscal quarters.

  (b) Notwithstanding the provisions of Section 9.01 hereof, but without limiting the obligations of the Borrower under Section 8.10(b) or 8.10(c) hereof, a breach by the Borrower as of the last day of any fiscal quarter or any fiscal year of its obligations under said Section 8.10(b) or 8.10(c) shall not constitute an Event of Default hereunder (except for purposes of Section 6 hereof) until the date (the "Cut-Off Date") which is the earlier of the date
                             ------------
thirty days after (a) the date the financial statements for the Borrower and its Subsidiaries with respect to such fiscal quarter or fiscal year, as the case may be, are delivered pursuant to Section 8.01(b) or 8.01(c) hereof or (b) the latest date on which such financial statements are required to be delivered pursuant to said Section 8.01(b) or 8.01(c), provided that, if following the
                                             --------
last day of such fiscal quarter or fiscal year and prior to the Cut-Off Date, the Borrower shall have received Cure Monies (and shall have applied the proceeds thereof to the prepayment of the Loans hereunder, which prepayment, in the case of Affiliate Subordinated Indebtedness, shall be effected in the manner provided in Section 8.14(a) hereof), or shall have prepaid the Loans hereunder from available cash, in an amount sufficient to bring the Borrower into compliance with said Section 8.10(b) or 8.10(c) assuming that the Interest Coverage Ratio and the Pro Forma Debt Service Coverage Ratio (as the case may
be), as of the last day of such fiscal quarter or fiscal year, as the case may be, were recalculated to deduct from Interest Expense the aggregate amount of interest that would not have been required to be paid hereunder if such prepayment had been made on the first day of the period for which the Interest Coverage Ratio and the Pro Form Debt Service Coverage Ratio is determined under said Section 8.10(b) or 8.10(c), then such breach or breaches shall be deemed to have been cured; provided, further, that breaches of Section 8.10 hereof
                 --------  -------
(including pursuant to paragraph (a) above) may not be deemed to be cured pursuant to this Section 9.02 (x) more than three times during the term of this Agreement or (y) during consecutive fiscal quarters.


                               Credit Agreement
                               ----------------

  Section 10.  The Administrative Agent.

  10.01  Appointment, Powers and Immunities.  Each Lender hereby appoints
         ----------------------------------
and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and under the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section
10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

(a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

(b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder;

(c) shall not, except to the extent expressly instructed by the Majority Lenders with respect to the collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

(d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

  10.02  Reliance by Administrative Agent.  The Administrative Agent shall be
         --------------------------------
entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be

                               Credit Agreement
                               ----------------
genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Revolving Credit Lenders, the Majority Term Loan Lenders, the Majority Incremental Facility Lenders of a Series or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

  10.03  Defaults.  The Administrative Agent shall not be deemed to have
         --------
knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders or, if provided herein, the Majority Revolving Credit Lenders , the Majority Term Loan Lenders or the Majority Incremental Facility Lenders of a Series, provided that,
                                                                  --------
unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, the Majority Revolving Credit Lenders, the Majority Term Loan Lenders or the Majority Incremental Facility Lenders of a Series or all of the Lenders.

  10.04  Rights as a Lender.  With respect to its Commitments and the Loans
         ------------------
made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.


                               Credit Agreement
                               ----------------

  10.05  Indemnification.  The Lenders agree to indemnify the Administrative
         ---------------
Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Borrower under said Section 11.03) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender
                                                        --------
shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

  10.06  Non-Reliance on Administrative Agent and Other Lenders.  Each Lender
         ------------------------------------------------------
agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

  10.07  Failure to Act.  Except for action expressly required of the
         --------------
Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under


                               Credit Agreement
                               ----------------

Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

  10.08  Resignation or Removal of Administrative Agent.  Subject to the
         ----------------------------------------------
appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving five days prior notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, in consultation with the Borrower, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

  10.09  Consents under Other Loan Documents.  Except as otherwise provided
         -----------------------------------
in Section 11.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative
--------
Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Security Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Majority Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents or release any guarantor under any Security Document from its guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property (and to release any such guarantor) that is the subject of either a disposition of Property permitted hereunder or a Disposition to which the Majority Lenders have consented.


                               Credit Agreement
                               ----------------

  Section 11.  Miscellaneous.
               -------------


  11.01  Waiver.  No failure on the part of the Administrative Agent or any
         ------
Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

  The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Administrative Agent or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Borrower relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Borrower shall take all measures necessary for any such action or proceeding commenced by the Administrative Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Borrower.

  11.02  Notices.  All notices, requests and other communications provided
         -------
for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at (i) in the case of the Borrower and the Administrative Agent, at the "Address for Notices" specified below its name on the signature pages hereof and (ii) in the case of each of the Lenders, the address (or telecopy number) set forth in its Administrative Questionnaire; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Notwithstanding the foregoing, notices of borrowing, prepayment and Conversion of Loans pursuant to Section 4.05 hereof may be made by telephone, so long as the same are promptly confirmed in writing. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

  11.03  Expenses, Etc.  The Borrower agrees to pay or reimburse each of
         -------------
the Lenders and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extension of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and

                               Credit Agreement
                               ----------------
expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

  The Borrower hereby agrees to indemnify the Administrative Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

  11.04  Amendments, Etc.  Except as otherwise expressly provided in this
         ---------------
Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Majority Lenders, or by the Borrower and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that: (a) no modification, supplement or waiver
                  --------
shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the manner in which payments or prepayments of principal, interest


                               Credit Agreement
                               ----------------
or other amounts hereunder shall be applied as between the Lenders or Classes of Loans, (vi) alter the terms of this Section 11.04, (vii) modify the definition of the term "Majority Lenders", "Majority Revolving Credit Lenders", "Majority Term Loan Lenders" or "Majority Incremental Facility Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in Section
6.01 hereof; and (b) any modification or supplement of Section 10 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

  Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Revolving Credit Loan or Incremental Facility Loan of any Series shall be effective against the Revolving Credit Lenders for the purposes of the Revolving Credit Commitments and Incremental Facility Commitments of such Series unless the Majority Revolving Credit Lenders or Majority Incremental Facility Lenders of such Series, as applicable, shall have concurred with such waiver or modification, and no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class shall be effective against the Lenders of such Class unless the Majority Revolving Credit Lenders, Majority Term Loan Lenders or Majority Incremental Facility Lenders or the applicable Series, as the case may be, shall have concurred with such waiver or modification.

  11.05  Successors and Assigns.  This Agreement shall be binding upon and
         ----------------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns.

  11.06  Assignments and Participations.
         ------------------------------

  (a) The Borrower may not assign any of its rights or obligations hereunder without the prior consent of all of the Lenders and the Administrative Agent.

  (b) Each Lender may assign any of its Loans, its Commitments and, if such Lender is a Revolving Credit Lender, its Letter of Credit Interest (but only with the consent of, in the case of its outstanding Commitments, the Borrower and the Administrative Agent and, in the case of the Revolving Credit Commitment or a Letter of Credit Interest, the Issuing Lender, which consents shall not be unreasonably withheld or delayed); provided that
                                   --------

               (i) no such consent by the Borrower or the Administrative Agent shall be required in the case of any assignment to another Lender or an affiliate of a Lender;


                               Credit Agreement
                               ----------------

               (ii) except to the extent the Borrower and the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender or an affiliate) shall be in an amount at least equal to $5,000,000;

               (iii) each such assignment by a Lender of its Revolving Credit Loans or Revolving Credit Commitment or Letter of Credit Interest shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Commitment and Letter of Credit Interest is assigned to the respective assignee;

               (iv) each such assignment by a Lender of its Term Loans or Term Loan Commitment shall be made in such manner so that the same portion of its Term Loans and Term Loan Commitment is assigned to the respective assignee;

               (v) each such assignment by a Lender of its Incremental Facility Loans of any Series shall be made in such manner so that the same portion of its Incremental Facility Loans and Incremental Facility Commitment of such Series is assigned to the respective assignee; and

               (vi) upon each such assignment, the assignor and assignee shall deliver to the Borrower, the Administrative Agent and the Issuing Lender an Assignment and Acceptance in the form of Exhibit A hereto and the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Upon execution and delivery by the assignor and the assignee to the Borrower, the Administrative Agent and the Issuing Lender of such Assignment and Acceptance, and upon consent thereto by the Borrower, the Administrative Agent and the Issuing Lender to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Borrower, the Administrative Agent and the Issuing Lender), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it and specified in such Assignment and Acceptance (in addition to the Commitment(s), Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $3,500.

  (c)  A Lender may sell or agree to sell to one or more other Persons (each a

"Participant") a participation in all or any part of any Loans or Letter of
------------
Credit Interest held by it, or in its Commitments, provided that (i) such
                                                   --------
Participant shall not have any rights or obligations under this Agreement or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in



                               Credit Agreement
                               ----------------
favor of the Participant) and (ii) such Lender shall promptly notify the Borrower of the sale of such participation. All amounts payable by the Borrower to any Lender under Section 5 hereof in respect of Loans and Letter of Credit Interests held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interest and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's related Commitment or extend the amount or date of any scheduled reduction of such Commitment pursuant to Section 2.04 hereof, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant,
(iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 10.09 or Section 11.04 hereof, requires the consent of each Lender.

  (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Lender may (without notice to the Borrower, the Administrative Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Lender and (ii) assign all or any portion of its rights under this Agreement and its Loans to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

  (e) A Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

  (f) Anything in this Section 11.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

  (g) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to,


                               Credit Agreement
                               ----------------
each Lender pursuant to the terms hereof from time to time (the "Register"). The
                                                                 --------
entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

  (h) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) above, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

  11.07  Survival.  The obligations of the Borrower under Sections 5.01,
         --------
5.05, 5.06, 5.07 and 11.03 hereof, and the obligations of the Lenders under
Section 10.05 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

  11.08  Captions.  The table of contents and captions and section headings
         --------
appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

  11.09  Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

  11.10  Governing Law; Submission to Jurisdiction.  This Agreement shall
         ------------------------------------------
be governed by, and construed in accordance with, the law of the State of New York. The Borrower

                               Credit Agreement
                               ----------------
hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

  11.11  Waiver of Jury Trial.  EACH OF THE BORROWER, THE ADMINISTRATIVE
         --------------------
AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

  11.12  Treatment of Certain Information; Confidentiality.
         -------------------------------------------------

  (a) The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorize each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

  (b) Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Obligor pursuant to this Agreement or any other Loan Document that is identified by the Borrower as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information
--------
(i) after such information shall have become public (other than through a violation of this Section 11.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Lenders or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any


                               Credit Agreement
                               ----------------
other Lender (or to Chase Securities Inc.), (vi) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (vii) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit I hereto (or executes and delivers to such Lender an acknowledgement to the effect that it is bound by the provisions of this Section 11.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans or Letter of Credit Interest hereunder); provided,
                                                                  --------
further, that obligations of any assignee that has executed a Confidentiality
-------
Agreement in the form of Exhibit I hereto shall be superseded by this Section
11.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 11.06(b) hereof.


                               Credit Agreement
                               ----------------

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        MEDIACOM SOUTHEAST LLC

                                        By  MEDIACOM LLC, a Member



                                        By_______________________________
                Title: Manager

                                        Address for Notices:

                                        Mediacom Southeast LLC
                                        c/o Mediacom LLC
                                        100 Crystal Run Road
                                        Middletown, New York 10941

                                        Attention:  Rocco B. Commisso

                                        Telecopier No.:  (914) 695-2699

                                        Telephone No.:  (914) 695-2600



                               Credit Agreement
                               ----------------

                                        Lenders
                                        -------


                                        THE CHASE MANHATTAN BANK



                                        By________________________________
                                          Title:


                                        BANK OF MONTREAL



                                        By________________________________
                                          Title:


                                        CIBC INC.



                                        By________________________________
                                          Title:


                                        CREDIT SUISSE FIRST BOSTON



                                        By________________________________
                                          Title:




                               Credit Agreement
                               ----------------

                                        FIRST UNION NATIONAL BANK



                                        By________________________________
                                          Title:


                                        THE CHASE MANHATTAN BANK,
                                        as Administrative Agent


                                        By__________________________________
                        Title:

                                        Address for Notices to
                                         Chase as Administrative Agent:

                                         The Chase Manhattan Bank
                                         Agent Bank Services
                                         1 Chase Manhattan Plaza
                                         New York, New York  10081

                                        Telecopier No.:  (212) 552-5700

                                        Telephone No.:  (212) 552-7440



                               Credit Agreement
                               ----------------

                                                            SCHEDULE I

                                  Commitments
                                  -----------


                                    Revolving                   Term
Lender                              Credit Commitment           Loan Commitment
------                              -----------------           ---------------
The Chase Manhattan Bank             $ 48,666,666.66              $28,333,333.34
Bank of Montreal                       28,000,000.00               17,000,000.00
Credit Suisse First Boston             28,000,000.00               17,000,000.00
CIBC Inc.                              18,666,666.67               11,333,333.33
First Union National Bank              18,666,666.67               11,333,333.33
                                     ---------------              --------------
                         Total       $140,000,000.00              $85,000,000.00


                                  Schedule I
                                  ----------

                                                                     SCHEDULE II
                                                                     -----------

                         Material Agreements and Liens
                         -----------------------------

                   [See Sections 7.11, 8.06(b) and 8.07(b)]


Part A:      Material Agreements
             -------------------

             As of the closing date, Mediacom Southeast will have outstanding approximately 146 surety and performance bonds of varied types, including Franchise Bonds, Pole Lease Bonds, Performance Bonds, Retailer's Sales Tax Bonds, Pole Attachment Bonds, Construction Permit Bonds, Encroachment Permit Bonds, Highway Permit Bonds and Utility Bonds, having an aggregate amount of approximately $2,300,000.


Part B:      Liens
             -----

             None

                                                                SCHEDULE III
                                                                ------------


                                  Investments
                                  -----------




                                     None







                                 Schedule III
                                 ------------

                            Mediacom Southeast LLC                  SCHEDULE IV
                            ----------------------                  -----------
                              Franchise Schedule
                              ------------------

                              CURRENT
ST         FRANCHISOR        EXPIRATION     REGULATED       SELLER
----------------------------------------------------------------------
AL  Ardmore                      7/9/10         NO             US
----------------------------------------------------------------------
AL  Atmore                       8/7/02        YES            ECC
----------------------------------------------------------------------
AL  Baldwin County               4/9/01         NO             US
----------------------------------------------------------------------
AL  Bayou LaBatre               2/19/05         NO             US
----------------------------------------------------------------------
AL  Brewton                      9/5/06        YES             US
----------------------------------------------------------------------
AL  Camden                     12/10/00         NO            ECC
----------------------------------------------------------------------
AL  Citronelle                 11/13/00         NO             US
----------------------------------------------------------------------
AL  Clarke County               1/28/07         NO            ECC
----------------------------------------------------------------------
AL  Conecun County (Evergreen) 11/28/04         NO            ECC
----------------------------------------------------------------------
AL  Creois                      6/17/01         NO            ECC
----------------------------------------------------------------------
AL  Daphne                      2/13/06         NO             US
----------------------------------------------------------------------
AL  East Brewton               10/24/06        YES            ECC
----------------------------------------------------------------------
AL  Escambia County (Brewton)    1/7/05         NO            ECC
----------------------------------------------------------------------
AL  Evergreen                   6/20/05         NO            ECC
----------------------------------------------------------------------
AL  Excel                       2/12/06         NO            ECC
----------------------------------------------------------------------
AL  Frisco City                11/12/05         NO            ECC
----------------------------------------------------------------------
AL  Greensboro                  2/13/06         NO            ECC
----------------------------------------------------------------------
AL  Gulf Shores                11/28/00        YES             US
----------------------------------------------------------------------
AL  Hale County                 5/30/99         NO            ECC
----------------------------------------------------------------------
AL  Jackson                      5/9/07         NO            ECC
----------------------------------------------------------------------
AL  Limestone County            4/30/05         NO             US
----------------------------------------------------------------------
AL  Linden                     11/17/01         NO            ECC
----------------------------------------------------------------------
AL  Livingston                   3/1/02         NO            ECC
----------------------------------------------------------------------
AL  Loxley                     10/18/98         NO             US
----------------------------------------------------------------------
AL  Madison County             11/20/99         NO             US
----------------------------------------------------------------------
AL  McIntosh                     4/8/07         NO             US
----------------------------------------------------------------------
AL  Mobile                       1/6/02         NO             US
----------------------------------------------------------------------
AL  Mobile County               4/29/02        YES             US
----------------------------------------------------------------------
AL  Monroe County                8/9/06         NO             US
----------------------------------------------------------------------
AL  Monroeville                 5/12/04         NO             US
----------------------------------------------------------------------
AL  Mt. Vernon                  1/13/08         NO             US
----------------------------------------------------------------------
AL  Orange Beach                2/27/00        YES             US
----------------------------------------------------------------------
AL  Rapton                     11/13/04         NO            ECC
----------------------------------------------------------------------
AL  Robertsdale                10/16/98         NO             US
----------------------------------------------------------------------
AL  Saraland                    4/30/03         NO            ECC
----------------------------------------------------------------------
AL  Satsuma                     9/16/00         NO             US
----------------------------------------------------------------------
AL  Silverhill                 12/17/99         NO             US
----------------------------------------------------------------------
AL  Thomasville                 1/13/01         NO             US
----------------------------------------------------------------------
AL  Washington County           12/9/07         NO             US
----------------------------------------------------------------------
AL  Wilcox County (Camden)       5/1/07         NO            ECC
----------------------------------------------------------------------
AL  York                         5/4/99         NO             US
----------------------------------------------------------------------
FL  Apalachicola                10/3/00         NO            ECC
----------------------------------------------------------------------
FL  Bay County                 11/10/01         NO             US
----------------------------------------------------------------------
FL  Bonifay                     7/28/02         NO             US
----------------------------------------------------------------------
FL  Carrabelle                  12/9/02         NO            ECC
----------------------------------------------------------------------
FL  Escambia County             11/8/04         NO             US
----------------------------------------------------------------------


Glossary:
--------
US: U.S. Cable Television Group, L.P.
MO: Missouri Cable Partners, L.P.
EEC: EEC Holding Corp.                                                  1 of 6
                                  Schedule IV
                                  -----------

                            Medlacom Southeast LLC                  SCHEDULE IV
                            ----------------------                  -----------
                              Franchise Schedule
                              ------------------

                               CURRENT
ST     FRANCHISOR             EXPIRATION     REGULATED        SELLER
----------------------------------------------------------------------
FL  Franklin County             6/30/10         NO              US
----------------------------------------------------------------------
FL  Gadsden County (Havana)     6/30/03         NO             ECC
----------------------------------------------------------------------
FL  Greensboro                   8/2/97         NO              US
----------------------------------------------------------------------
FL  Gretna                      11/4/04         NO              US
----------------------------------------------------------------------
FL  Gulf Breeze                 4/13/01         NO              US
----------------------------------------------------------------------
FL  Gulf County                 3/24/01         NO             ECC
----------------------------------------------------------------------
FL  Gulf County                 5/26/07         NO             ECC
----------------------------------------------------------------------
FL  Havana                      2/23/98         NO             ECC
----------------------------------------------------------------------
FL  Holmes Co. (Bonifay)         1/5/07         NO              US
----------------------------------------------------------------------
FL  Mexico Beach                1/27/01         NO              US
----------------------------------------------------------------------
FL  Milton                     12/29/07         NO              US
----------------------------------------------------------------------
FL  PensacolaNAS                 2/9/05         NO             ECC
----------------------------------------------------------------------
FL  Santa Rosa County           9/14/03         NO              US
----------------------------------------------------------------------
FL  Tyndall AFB                 9/30/00         NO              US
----------------------------------------------------------------------
FL  Vernon (Bonifay)            9/24/04         NO              US
----------------------------------------------------------------------
FL  Walton County               8/12/02         NO              US
----------------------------------------------------------------------
FL  Wewahitchka                 8/24/98         NO              US
----------------------------------------------------------------------
FL  WhitingNAS                   7/1/04         NO              US
----------------------------------------------------------------------
IL  Alto Pass                    9/7/12         NO              US
----------------------------------------------------------------------
IL  Bush                         1/5/12         NO              US
----------------------------------------------------------------------
IL  Cambria                      1/4/12         NO              US
----------------------------------------------------------------------
IL  Cobden                      12/7/06         NO              US
----------------------------------------------------------------------
IL  Coulterville                5/17/12         NO              US
----------------------------------------------------------------------
IL  Dowell                      4/18/12         NO              US
----------------------------------------------------------------------
IL  Elkville                    1/25/12         NO              US
----------------------------------------------------------------------
IL  Franklin County             6/15/12         NO              US
----------------------------------------------------------------------
IL  Hecker                     11/17/12         NO              US
----------------------------------------------------------------------
IL  Hurst                      11/23/11         NO              US
----------------------------------------------------------------------
IL  Mound City                  12/1/06         NO              US
----------------------------------------------------------------------
IL  Mounds                      10/5/11         NO              US
----------------------------------------------------------------------
IL  Perry County                 1/8/99         NO              US
----------------------------------------------------------------------
IL  Red Bud                    10/18/02         NO              US
----------------------------------------------------------------------
IL  Royalton                   10/19/06         NO              US
----------------------------------------------------------------------
IL  Smithton                     3/1/08         NO              US
----------------------------------------------------------------------
IL  Tilden                      5/18/12         NO              US
----------------------------------------------------------------------
IL  Williamson County            3/6/98         NO              US
----------------------------------------------------------------------
IL  Ziegler                      6/7/12         NO              US
----------------------------------------------------------------------
KS  Altoona                     2/21/04         NO              US
----------------------------------------------------------------------
KS  Baldwin City                1/14/00        YES              US
----------------------------------------------------------------------
KS  Burlingame                  7/19/03         NO              US
----------------------------------------------------------------------
KS  Burlington                   5/4/01         NO              US
----------------------------------------------------------------------
KS  Carbondale                  11/1/03         NO              US
----------------------------------------------------------------------
KS  Edgerton                    3/13/00        YES              US
----------------------------------------------------------------------
KS  Eureka                      4/11/03         NO              US
----------------------------------------------------------------------
KS  Galena                      11/6/99         NO              US
----------------------------------------------------------------------
KS  Gridley                      6/1/99         NO              US
----------------------------------------------------------------------
KS  Hamilton                    12/5/03         NO              US
----------------------------------------------------------------------
KS  Lobo                         5/4/02        YES              US
----------------------------------------------------------------------
KS  Leroy                        6/1/99         NO              US
----------------------------------------------------------------------
KS  Lyndon                       7/6/02         NO              US
----------------------------------------------------------------------
KS  Madison                      1/7/05         NO              US
----------------------------------------------------------------------
KS  Mulberry                   12/11/03         NO              US
----------------------------------------------------------------------
KS  New Strawn                   8/6/11        YES              US
----------------------------------------------------------------------
KS  Osage City                  4/27/01         NO              US
----------------------------------------------------------------------

Glossary:
US: U.S. Cable Television Group, L.P.
MO: Missouri Cable Partners, L.P.
EEC: EEC Holding Corp.                  Schedule IV                       2 of 6
                                        -----------

                           Mediacom Southeast LLC                    SCHEDULE IV
                           -------------------------                 -----------
                              Franchise Schedule
                              ------------------

                                CURRENT
ST          FRANCHISOR         EXPIRATION   REGULATED         SELLER
----------------------------------------------------------------------
KS  Oswego                      8/13/99         NO              US
----------------------------------------------------------------------
KS  Scranton                     7/3/09         NO              US
----------------------------------------------------------------------
KS  Thayer                      5/13/05         NO              US
----------------------------------------------------------------------
KS  Toronto                     12/2/02         NO              US
----------------------------------------------------------------------
KS  Treece                      7/13/12         NO              US
----------------------------------------------------------------------
KS  Wellsville                 11/29/99        YES              US
----------------------------------------------------------------------
KY  Albany                      2/19/05         NO              US
----------------------------------------------------------------------
KY  Bonnieville                 10/5/07         NO              US
----------------------------------------------------------------------
KY  Bremen                      9/27/00         NO              US
----------------------------------------------------------------------
KY  Burkesville                  5/5/11        YES              US
----------------------------------------------------------------------
KY  Cadiz                        7/1/01        YES              US
----------------------------------------------------------------------
KY  Caldwell County            10/25/98         NO              US
----------------------------------------------------------------------
KY  Calloway County              5/8/98         NO              US
----------------------------------------------------------------------
KY  Christian County            5/24/98         NO              US
----------------------------------------------------------------------
KY  Clinton County              8/15/09         NO              US
----------------------------------------------------------------------
KY  Crittendon County           8/12/98         NO              US
----------------------------------------------------------------------
KY  Crofton                     6/26/01         NO              US
----------------------------------------------------------------------
KY  Cumberland County           12/9/01        YES              US
----------------------------------------------------------------------
KY  Edmonton                     5/4/02         NO              US
----------------------------------------------------------------------
KY  Elkton                      9/20/07         NO              US
----------------------------------------------------------------------
KY  Fredonia                    1/25/13         NO              US
----------------------------------------------------------------------
KY  Gamaliel                     1/7/07         NO              US
----------------------------------------------------------------------
KY  Guthrie                     1/31/99         NO              US
----------------------------------------------------------------------
KY  Hardin                      11/2/98         NO              US
----------------------------------------------------------------------
KY  Hart County                 6/19/02         NO              US
----------------------------------------------------------------------
KY  Hopkins County              7/14/01         NO              US
----------------------------------------------------------------------
KY  Marion                       4/8/06         NO              US
----------------------------------------------------------------------
KY  Marshall County              8/3/12         NO              US
----------------------------------------------------------------------
KY  Metcalfe County              1/6/00         NO              US
----------------------------------------------------------------------
KY  Monroe County               8/19/07         NO              US
----------------------------------------------------------------------
KY  Munfordville                6/29/02         NO              US
----------------------------------------------------------------------
KY  Nebo                         2/7/13         NO              US
----------------------------------------------------------------------
KY  Nortonville                 7/14/01         NO              US
----------------------------------------------------------------------
KY  Oak Grove                  10/12/11         NO              US
----------------------------------------------------------------------
KY  Pembroke                     1/3/13         NO              US
----------------------------------------------------------------------
KY  Princeton                   8/22/98         NO              US
----------------------------------------------------------------------
KY  Sacramento                  2/19/00         NO              US
----------------------------------------------------------------------
KY  Salem                       8/12/98         NO              US
----------------------------------------------------------------------
KY  Todd County                 3/12/13         NO              US
----------------------------------------------------------------------
KY  Tompkinsville                8/3/10         NO              US
----------------------------------------------------------------------
KY  Trenton                      7/1/01         NO              US
----------------------------------------------------------------------
KY  Trigg County                8/20/01        YES              US
----------------------------------------------------------------------
MO  Airport Drive              12/16/02         NO              US
----------------------------------------------------------------------
MO  Alba                         4/9/07         NO              US
----------------------------------------------------------------------
MO  Albany                      8/21/04        YES              MO
----------------------------------------------------------------------
MO  Anderson                    4/14/04         NO              US
----------------------------------------------------------------------
MO  Appleton City              12/31/99         NO              US
----------------------------------------------------------------------
MO  Archie                     12/31/99         NO              US
----------------------------------------------------------------------
MO  Ash Grove                   1/13/98         NO              US
----------------------------------------------------------------------
MO  Ave                        11/11/09         NO              US
----------------------------------------------------------------------
MO  Bethany                     6/15/00        YES              MO
----------------------------------------------------------------------
MO  Billings                     9/8/07         NO              US
----------------------------------------------------------------------
MO  Brunswick                    7/9/98         NO              US
----------------------------------------------------------------------


Glossary:
US: U.S. Cable Television Group, L.P.
MO: Missouri Cable Partners, L.P.
EEC: EEC Holding Corp.          Schedule IV                              3 of 6
                                -----------

                                                                     SCHEDULE IV
                                                                     -----------
                            Mediacom Southeast LLC
                            ----------------------
                              Franchise Schedule
                              ------------------



                                CURRENT
ST          FRANCHISOR         EXPIRATION     REGULATED      SELLER
-----------------------------------------------------------------------
MO  Butler                      12/17/03         NO            US
-----------------------------------------------------------------------
MO  Cabool                       11/8/89         NO            US
-----------------------------------------------------------------------
MO  Cameron                      7/21/02        YES            MO
-----------------------------------------------------------------------
MO  Carl Junction                 8/1/99         NO            US
-----------------------------------------------------------------------
MO  Carrollton                   4/19/03         NO            US
-----------------------------------------------------------------------
MO  Cassville                   11/24/07         NO            US
-----------------------------------------------------------------------
MO  Crane                        1/12/02         NO            US
-----------------------------------------------------------------------
MO  Crystal Lakes               11/11/13         NO            MO
-----------------------------------------------------------------------
MO  Diamond                       6/7/02         NO            US
-----------------------------------------------------------------------
MO  Duenweg                       7/2/12         NO            US
-----------------------------------------------------------------------
MO  Duquesne                      2/8/07         NO            US
-----------------------------------------------------------------------
MO  Everton                       2/8/10         NO            US
-----------------------------------------------------------------------
MO  Excelsior Estates            6/17/12         NO            MO
-----------------------------------------------------------------------
MO  Excelsior Springs            2/15/98         NO            MO
-----------------------------------------------------------------------
MO  Exeter                       12/9/07         NO            US
-----------------------------------------------------------------------
MO  Forsyth                     11/18/12         NO            US
-----------------------------------------------------------------------
MO  Golden City                  4/19/02         NO            US
-----------------------------------------------------------------------
MO  Goodman                      6/20/04         NO            US
-----------------------------------------------------------------------
MO  Granby                      10/12/01         NO            US
-----------------------------------------------------------------------
MO  Greene County                3/30/01         NO            US
-----------------------------------------------------------------------
MO  Greenfield                   2/16/02         NO            US
-----------------------------------------------------------------------
MO  Henrietta                     8/8/03         NO            MO
-----------------------------------------------------------------------
MO  Homestead Village            11/9/13         NO            MO
-----------------------------------------------------------------------
MO  Jasper                        3/1/02         NO            US
-----------------------------------------------------------------------
MO  Kimbering City               12/6/02         NO            US
-----------------------------------------------------------------------
MO  Lawson                       7/21/07         NO            MO
-----------------------------------------------------------------------
MO  Liberal                      7/21/02         NO            US
-----------------------------------------------------------------------
MO  Lockwood                     3/22/02         NO            US
-----------------------------------------------------------------------
MO  Lowry City                    9/9/07         NO            US
-----------------------------------------------------------------------
MO  Mansfield                   11/19/12         NO            US
-----------------------------------------------------------------------
MO  Marceline                    11/3/00         NO            US
-----------------------------------------------------------------------
MO  Marshfield                   10/8/95         NO            US
-----------------------------------------------------------------------
MO  Miller                       9/23/08         NO            US
-----------------------------------------------------------------------
MO  Mt. Vernon                   11/8/09         NO            US
-----------------------------------------------------------------------
MO  Neck City                     4/9/05         NO            US
-----------------------------------------------------------------------
MO  Norborne                    10/26/03         NO            US
-----------------------------------------------------------------------
MO  Oronogo                       2/6/05         NO            US
-----------------------------------------------------------------------
MO  Osceola                      5/28/11        YES            US
-----------------------------------------------------------------------
MO  Purcell                       4/2/05         NO            US
-----------------------------------------------------------------------
MO  Purdy                         5/8/02         NO            US
-----------------------------------------------------------------------
MO  Richmond                    12/15/02         NO            MO
-----------------------------------------------------------------------
MO  Rogersville                  12/4/07         NO            US
-----------------------------------------------------------------------
MO  Salisbury                    10/8/05         NO            US
-----------------------------------------------------------------------
MO  Sarcoxie                     10/5/01         NO            US
-----------------------------------------------------------------------
MO  Seymour                      8/13/11         NO            US
-----------------------------------------------------------------------
MO  Stratford                   10/20/07         NO            US
-----------------------------------------------------------------------
MO  Walnut Grove                 5/20/99         NO            US
-----------------------------------------------------------------------
MO  Webster County                3/8/07         NO            US
-----------------------------------------------------------------------
MO  Willard                      6/12/98         NO            US
-----------------------------------------------------------------------
MO  Wood Heights                 2/13/04         NO            MO
-----------------------------------------------------------------------
MS  Bay St. Louis                6/27/98         NO            US
-----------------------------------------------------------------------
MS  Beaumont                     10/5/98         NO            US
-----------------------------------------------------------------------


Glossary:
--------
US: U.S. Cable Television Group, L.P.
MO: Missouri Cable Partners, L.P.
EEC: EEC Holding Corp.
                                  Schedule IV                             4 of 6
                                  -----------

                            Mediacom Southeast LLC                  SCHEDULE IV
                            ----------------------                  -----------
                              Franchise Schedule
                              ------------------

                               CURRENT
ST     FRANCHISOR             EXPIRATION     REGULATED        SELLER
----------------------------------------------------------------------
MS  Decatur                      4/1/99         NO             ECC
----------------------------------------------------------------------
MS  George County                4/6/01        YES              US
----------------------------------------------------------------------
MS  Hancock County              6/19/08         NO              US
----------------------------------------------------------------------
MS  Houston                      2/8/14         NO             ECC
----------------------------------------------------------------------
MS  Jackson County              5/12/07         NO              US
----------------------------------------------------------------------
MS  Louisville                  12/3/98         NO             ECC
----------------------------------------------------------------------
MS  Lucedale                    5/20/95         NO              US
----------------------------------------------------------------------
MS  Newton                      4/18/05         NO              US
----------------------------------------------------------------------
MS  Noxepater                    7/4/10         NO              US
----------------------------------------------------------------------
MS  Pontotoc City                1/2/09         NO              US
----------------------------------------------------------------------
MS  Pontotoc Count              7/23/04         NO              US
----------------------------------------------------------------------
MS  Stone County                 5/1/05         NO              US
----------------------------------------------------------------------
MS  Union                       12/2/11         NO              US
----------------------------------------------------------------------
MS  Water Valley                3/18/16        YES             ECC
----------------------------------------------------------------------
MS  Waveland                     2/6/06         NO              US
----------------------------------------------------------------------
MS  Wiggins                     9/18/03         NO              US
----------------------------------------------------------------------
NC  Arrowhead Beach             5/19/07         NO              US
----------------------------------------------------------------------
NC  Ashe County                  6/6/98         NO              US
----------------------------------------------------------------------
NC  Bertie County               12/5/98         NO              US
----------------------------------------------------------------------
NC  Camden County                5/7/99         NO              US
----------------------------------------------------------------------
NC  Chowan County                3/2/06        YES              US
----------------------------------------------------------------------
NC  Colerain                     4/6/02         NO              US
----------------------------------------------------------------------
NC  Columbia                    5/16/04         NO              US
----------------------------------------------------------------------
NC  Conway                       4/2/04         NO              US
----------------------------------------------------------------------
NC  Creswell                     5/7/04         NO              US
----------------------------------------------------------------------
NC  Currituck                   11/5/99        YES              US
----------------------------------------------------------------------
NC  Dillsboro                   10/7/05         NO              US
----------------------------------------------------------------------
NC  Edenton                      7/9/06        YES              US
----------------------------------------------------------------------
NC  Flat Rock                   7/11/06        YES              US
----------------------------------------------------------------------
NC  Fletcher                    5/31/10        YES              US
----------------------------------------------------------------------
NC  Franklin                    10/1/99        YES              US
----------------------------------------------------------------------
NC  Henderson County             9/1/06        YES             ECC
----------------------------------------------------------------------
NC  Hendersonville              12/5/06        YES             ECC
----------------------------------------------------------------------
NC  Hartford                    2/12/06        YES              US
----------------------------------------------------------------------
NC  Jackson                      8/1/04         NO              US
----------------------------------------------------------------------
NC  Jackson County             10/15/10         NO              US
----------------------------------------------------------------------
NC  Jamesville                 11/14/98         NO              US
----------------------------------------------------------------------
NC  Jefferson                  10/22/05         NO              US
----------------------------------------------------------------------
NC  Kelford                      3/5/04         NO              US
----------------------------------------------------------------------
NC  Lansing                    11/11/98         NO              US
----------------------------------------------------------------------
NC  Laurel Park                 10/5/06        YES             ECC
----------------------------------------------------------------------
NC  Lewiston/Woody               3/5/04         NO              US
----------------------------------------------------------------------
NC  Macon County                9/30/99        YES              US
----------------------------------------------------------------------
NC  Martin County               12/5/98         NO              US
----------------------------------------------------------------------
NC  McDowell County             8/25/07         NO              US
----------------------------------------------------------------------
NC  Northhampton County         9/10/04         NO              US
----------------------------------------------------------------------
NC  Perqulmans County            6/3/06        YES              US
----------------------------------------------------------------------
NC  Plymouth                   11/14/98         NO              US
----------------------------------------------------------------------
NC  Powellsville                 4/7/02         NO              US
----------------------------------------------------------------------
NC  Rich Square                  3/1/04         NO              US
----------------------------------------------------------------------
NC  Roper                       3/12/04         No              US
----------------------------------------------------------------------
NC  Roxobel                     3/13/04         NO              US
----------------------------------------------------------------------
NC  Seaboard                    8/14/04         NO              US
----------------------------------------------------------------------

Glossary:
US: U.S. Cable Television Group, L.P.
MO: Missouri Cable Partners, L.P.
EEC: EEC Holding Corp.                  Schedule IV                       5 of 6
                                        -----------

                                                                     SCHEDULE IV
                                                                     -----------
                            Mediacom Southeast LLC
                            ----------------------
                              Franchise Schedule
                              ------------------


                                 CURRENT
ST           FRANCHISOR         EXPIRATION      REGULATED       SELLER
--------------------------------------------------------------------------------
NC      Severn                    4/2/04            NO            US
--------------------------------------------------------------------------------
NC      Sylva                   10/12/03           YES            US
--------------------------------------------------------------------------------
NC      Tyrell County             4/2/04            NO            US
--------------------------------------------------------------------------------
NC      Washington County        5/18/12            NO            US
--------------------------------------------------------------------------------
NC      Webster                 10/14/05            NO            US
--------------------------------------------------------------------------------
NC      West Jefferson            9/2/06           YES           ECC
--------------------------------------------------------------------------------
NC      Windsor                 12/12/03            NO            US
--------------------------------------------------------------------------------
NC      Winfall                  10/2/02            NO            US
--------------------------------------------------------------------------------
NC      Woodland                  5/3/04            NO            US
--------------------------------------------------------------------------------
OK      Cardin                    2/5/11            NO            US
--------------------------------------------------------------------------------
OK      Picher                   10/8/05            NO            US
--------------------------------------------------------------------------------
OK      Quapaw                  10/12/05            NO            US
--------------------------------------------------------------------------------
TN      Ardmore                   7/6/10            NO            US
--------------------------------------------------------------------------------
TN      Dover                    3/29/06            NO            US
--------------------------------------------------------------------------------
TN      Elkton                   1/12/10            NO            US
--------------------------------------------------------------------------------
TN      Giles County             1/16/10            NO            US
--------------------------------------------------------------------------------
TN      Huntland                 7/18/05            NO            US
--------------------------------------------------------------------------------
TN      Lincoln County           3/20/10            NO            US
--------------------------------------------------------------------------------
TN      Stewart County          11/16/02            NO            US
--------------------------------------------------------------------------------

             Total Franchises:       277

             Total Regulated:        Yes            35
             Total Regulated:         No           242




Glossary:
--------
US: U.S. Cable Television Group, L.P.
MO: Missouri Cable Partners, L.P.
EEC:EEC Holding Corp.
                                  Schedule IV                             6 of 6
                                  -----------

                                  SCHEDULE V
                                  ----------


For purposes of making the representations regarding the CATV Systems contained at Sections 7.17 and 7.18 of the Credit Agreement, Borrower has relied upon the representations and warranties made by Sellers in the Cablevision Acquisition Agreement and by Sellers' FCC counsel in the FCC counsel opinion letter delivered pursuant to that Acquisition Agreement. In addition Borrower has relied on its own knowledge acquired to date regarding the operations of the CATV Systems. However, certain areas covered in Sections 7.17 and 7.18 of the Credit Agreement are outside the scope of Borrower's actual knowledge or outside the scope of the representations of Sellers and Sellers' FCC counsel that Borrower is relying upon for purposes of this Credit Agreement. These substantive areas are:

1. The necessity to reduce rates or institute rate refunds in most of the communities served by the CATV Systems. In the communities which have certified to regulate basic service rates, there are no current decisions ordering rate reductions or refunds. In certain communities, challenges to cable programming service tier rate increases have been unsuccessful. The Borrower, however, has not conducted a detailed review of the rate worksheets for every community served by the CATV systems. Therefore, Borrower cannot represent that in the future no community will challenge the rates existing as of the date of this Agreement.

2.  The provision of subscriber privacy notices.

    Subject to the limitations on Borrower's knowledge described above, Borrower is aware of the following exceptions to the representations made in Sections
7.17 and 7.18:

    a. Seller (Cablevision) is not authorized to use all the frequencies on the following Community Antenna Relay Service (CARS) licenses from the Federal Communications Commission:

    Everton, Missouri
    Osage City, Kansas
    Ardmore, Alabama
    Burlington, Kansas

Both Cablevision and Borrower will, prior to closing, file the appropriate applications to claim temporary authorization to continue using those frequencies.

    b. Cablevision has permitted the lapse of two business radio licenses in Gulf Breeze and Cape San Blas, Florida. Cablevision has sought reinstatement of the licenses and will assign the same to Borrower once the FCC authorizes their reissuance. In the interim Cablevision and Borrower have entered into an agreement to permit Mediacom to utilize those facilities.

    c. Of the 277 franchises being transferred, 35 franchises have been certified to adopt regulations as provided in the cable rate regulations. These franchises are listed by state as follows:

ALABAMA                         KANSAS                     KENTUCKY
-------                         ------                     --------

Atmore                          Baldwin City               Burkesville
Brewton                         Edgerton                   Cadiz
East Brewton                    Lebo                       Cumberland County
Gulf Shores                     New Strawn                 Trigg County
Mobile County                   Wellsville
Orange Beach

MISSOURI                        MISSISSIPPI                NORTH CAROLINA
--------                        -----------                --------------

Albany                          George County              Chowan County
Bethany                         Water Valley               Currituck
Cameron                                                    Edenton
Osceola                                                    Flat Rock
                                                           Fletcher
                                                           Franklin
                                                           Henderson County
                                                           Hendersonville
                                                           Herford
                                                           Laural Park
                                                           Macon
                                                           Perquimans County
                                                           Sylva
                                                           West Jefferson

                           Mediacom Southeast LLC                    SCHEDULE VI
                           ----------------------                    -----------

                       Adjusted System Cash Flow (ASCF)
                      Adjusted Operating Cash Flow (AOCF)
                For the Three Months Ending September 30, 1997

                       Adjusted System Cash Flow (ASCF)

System Cash Flow
    U.S. Cable Acquisition                            $   7,964,800
                                                     --------------
Total System Cash Flow                                $   7,964,800
                                                     ==============

Adjustment to System Cash Flow
    Programming Increases                             $    (855,000)
    Operational Savings realized by Buyer             $   1,968,100
                                                     --------------
    Total Adjustments to SCF                          $   1,113,100
                                                     ==============

ASCF                                                  $   9,077,900
                                                     --------------

                                                     --------------
Annualized ASCF                                       $  35,311,600
                                                     ==============

                      Adjusted Operating Cash Flow (AOCF)

Revenues/1/                                           $  23,171,700

System Cash Flow
    U.S. Cable Acquisition                            $   7,964,800
                                                     --------------
Total System Cash Flow                                $   7,964,800
                                                     ==============

Management Fees                                       $   1,042,730
                                                     --------------

Operating Cash Flow                                   $   6,922,000

Adjustment to Operating Cash Flow
    Programming increases                             $    (855,000)
    Operational Savings realized by Buyer             $   1,968,100
                                                     --------------
    Total Adjustments to SCF                          $   1,113,100
                                                     ==============

AOCF                                                  $   8,035,100
                                                     --------------

                                                     --------------
Annualized AOCF                                       $  32,140,400
                                                     ==============

/1/ Based on actual financial information provided by Cablevision Systems Corporation


                                  Schedule VI
                                  -----------

                                                                    SCHEDULE VII
                                                                    ------------


                                    Regions
                                    -------


Alabama Region

Florida Region

Kentucky Region

Missouri Region

North Carolina Region







                                 Schedule VII
                                 ------------

                                                                       EXHIBIT A

                      [Form of Assignment and Acceptance]

                           ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Credit Agreement, dated as of January 23, 1998 (as modified and supplemented and in effect from time to time, the "Credit
                                                                ------
Agreement"), between Mediacom Southeast LLC, a Delaware limited liability
---------
company, the lenders named therein and The Chase Manhattan Bank, as
administrative agent for such lenders.   Terms defined in the Credit Agreement
are used herein as defined therein.

     ____________________ (the "Assignor") and ____________________ (the
                             --------
"Assignee") agree as follows:
 --------

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date as set forth in Schedule 1 hereto (the "Effective Date"), an
                                                       --------------
interest (the "Assigned Interest") in and to the Assignor's rights and
               -----------------
obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal
    -----------------                      -------------------
amount and percentage for each Assigned Facility as set forth on Schedule 1.

     2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligation or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches any promissory note(s) held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such promissory note(s) for a new promissory note or notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility) and a new promissory note or notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.02 thereof, the financial statements delivered pursuant to Section 8.01 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States of America, its obligation pursuant to
Section 5.06 of the Credit Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

     4. Upon delivery of this Assignment and Acceptance to the Administrative Agent (and consent hereto by the Borrower and the Administrative Agent to the extent required pursuant to Section 11.06(b)), from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee which accrue subsequent to the Effective Date.

     5. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement except as provided in Section 11.07 of the Credit Agreement.

     6. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance
                        relating to the Credit Agreement
                         dated as of January 23, 1998,
                        between Mediacom Southeast LLC,
                         the lenders named therein and
                           The Chase Manhattan Bank,
                            as Administrative Agent



Name of Assignor:

Name of Assignee:

Effective Date of Assignment:


          Credit                   Principal              Percentage
     Facility Assigned          Amount Assigned            Assigned
     -----------------          ---------------            --------

Revolving Credit Commitment

Revolving Credit Loans

Term Loan Commitment

Term Loans

[Incremental Term Commitment]

[Incremental Term Loans]


[ASSIGNEE]                         [ASSIGNOR]


By:                               By:
   ------------------------------    -----------------------------
  Title:                            Title:

                                    Consented to and Accepted:

                                    THE CHASE MANHATTAN BANK, as
                                     Administrative Agent


                                    By:
                                       --------------------------
                                      Title:

                                    Consented to:

                                          MEDIACOM SOUTHEAST LLC

                                          By  MEDIACOM LLC, a Member

                                    By:
                                       --------------------------
                                      Title:

                                                                       EXHIBIT B

                      [Form of Quarterly Officer's Report]

                             MEDIACOM SOUTHEAST LLC



                  Fiscal quarter ended:  ______________, 19__



     This Report is delivered pursuant to Section 8.01(h) of the Credit Agreement (the "Credit Agreement") dated as of January 23, 1998, between
                ----------------
Mediacom Southeast LLC (the "Borrower"), the lenders named therein and The Chase
                             --------
Manhattan Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein.

     This Report is delivered in respect of the cable television systems of the Borrower and its Subsidiaries as at the end of the fiscal quarter referred to above:

Homes passed at end of quarter:
                                             -----------------
Basic Subscribers at beginning of quarter:
                                             -----------------
Basic Subscribers at end of quarter:
                                             -----------------

Pay TV Units at beginning of quarter:
                                             -----------------
Pay TV Units at end of quarter:
                                             -----------------
Revenue per Subscriber per Month for
 the quarter:
                                             -----------------



                                             -----------------
                                                   Senior Officer

Dated:            ,
      ------------  ----

                                                                       EXHIBIT C


                         [Form of Security Agreement]

                              SECURITY AGREEMENT


     SECURITY AGREEMENT dated as of January 23, 1998 between: MEDIACOM SOUTHEAST LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); each of the additional parties,
                                    --------
if any, that becomes a "Securing Party" hereunder as contemplated by Section
6.11 hereof (each a "Subsidiary Guarantor" and together with the Borrower, the
                     --------------------
"Securing Parties"); and THE CHASE MANHATTAN BANK, as administrative agent for
-----------------
the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").
                                  --------------------

     The Borrower, certain lenders and the Administrative Agent are parties to a Credit Agreement dated as of January 23, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the
                                  ----------------
terms and conditions thereof, for extensions of credit (by the making of loans and the issuance of letters of credit) to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $225,000,000 (which amount may, in accordance with the provisions thereof, be increased to $275,000,000). In addition, the Borrower may from time to time be obligated to various of said lenders or their affiliates in respect of Interest Rate Protection Agreements permitted under Section 8.08(e) of the Credit Agreement (such indebtedness being herein referred to as the "Hedging Indebtedness").
                                                    --------------------

     To induce said lenders to enter into the Credit Agreement and to extend credit thereunder and to extend credit to the Borrower that would constitute Hedging Indebtedness, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Securing Parties have agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:


     Section 1.  Definitions.  Terms defined in the Credit Agreement are used
                 -----------
herein as defined therein.  In addition, as used herein:

     "Accounts" shall have the meaning ascribed thereto in Section 3(d) hereof.
      --------

     "Collateral" shall have the meaning ascribed thereto in Section 3 hereof.
      ----------

     "Collateral Account" shall have the meaning ascribed thereto in Section
      ------------------
      4.01 hereof.

     "Documents" shall have the meaning ascribed thereto in Section 3(j) hereof.
      ---------

     "Equipment" shall have the meaning ascribed thereto in Section 3(h) hereof.
      ---------

     "Instruments" shall have the meaning ascribed thereto in Section 3(e)
      -----------
hereof.

     "Inventory" shall have the meaning ascribed thereto in Section 3(f) hereof.
      ---------

     "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other
      --------------
  like property, whether or not the title thereto is governed by a certificate of title or ownership.

     "Pledged Stock" shall have the meaning ascribed thereto in Section 3(a)
      -------------
  hereof.

     "Secured Obligations" shall mean, collectively, (a) in the case of the
      -------------------
  Borrower, the principal of and interest on the Loans made by the Lenders to the Borrower, all Reimbursement Obligations and interest thereon and all other amounts from time to time owing to the Lenders (or, in respect of any Interest Rate Protection Agreement, any affiliate of a Lender) or the Administrative Agent by the Borrower under the Loan Documents (including, without limitation, all Hedging Indebtedness of the Borrower), and all obligations of the Borrower to the Lenders and the Administrative Agent hereunder and (b) in the case of each Subsidiary Guarantor, all Guaranteed Obligations of such Subsidiary Guarantor under and as defined in the Subsidiary Guarantee Agreement executed by such Subsidiary Guarantor pursuant to Section 6.11 hereof, and all other obligations of such Subsidiary Guarantor to the Administrative Agent and the Lenders hereunder.

     "Stock Collateral" shall mean, collectively, the Collateral described in
      ----------------
  clauses (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code as in
      -----------------------
  effect from time to time in the State of New York.


     Section 2.  Representations and Warranties.  Each Securing Party represents
                 ------------------------------
and warrants to the Lenders and the Administrative Agent that such Securing Party is the sole beneficial owner of the Collateral which it purports to grant a security interest pursuant to Section 3 hereof, and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under
Section 8.06 of the Credit Agreement and except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest will constitute a first priority perfected pledge and security interest as soon as, with respect to the Collateral as to which the Uniform Commercial Code requires the filing of financing statements to perfect a security interest, all such financing statements are so filed.


     Section 3. Collateral. As collateral security for the prompt payment in
                ----------
full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Securing Party hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of such Securing Party's right, title and interest in the following property, whether now owned by such Securing Party or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):
                                    ----------

     (a) all shares of capital stock or other ownership interests of any Subsidiary of the Borrower now or hereafter owned by any Securing Party, in each case together with the certificates (if any) evidencing the same and all right, title and interest in, to and under any operating agreement (including without limitation all of the right, title and interest (if any) as a member to participate in the operation or management of the such Subsidiary and all of its ownership interests under such operating agreement), and all present and future rights of such Securing Party to receive payment of money or other distribution of payments arising out of or in connection with its ownership interests and its rights under such operating agreement, now or hereafter owned by such Securing Party, in each case together with any certificates evidencing the same (collectively, the "Pledged Stock");
                                          -------------

     (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

     (c) without affecting the obligations of the Borrower under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which any issuer of any Pledge Stock is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "Stock Collateral");
                           ----------------

     (d) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Securing Party constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to such Securing Party in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to such Securing Party under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by such Securing Party and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");
                                        --------

     (e) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Securing Party evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");
                               -----------

     (f) all inventory (as defined in the Uniform Commercial Code) of such Securing Party, including Motor Vehicles held by such Securing Party for lease, fuel, tires and other spare parts, all goods obtained by such Securing Party in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "Inventory");
                                       ---------

     (g) all other accounts or general intangibles of such Securing Party not constituting Accounts, including, without limitation, all right, title and interest of any Securing Party in, to and under the Acquisition Agreements, any escrow agreements entered into by such Securing Party in connection therewith, any Retained Franchise Management Agreement and any other document or instrument executed in connection with the Acquisition Agreements;

     (h) all equipment (as defined in the Uniform Commercial Code) of such Securing Party, including all Motor Vehicles, all cables, receivers, amplifiers, test equipment, descramblers, satellite dishes and mounts, modulators, head-end equipment, towers, taps, traps, pedestals, conduits, converters, spare parts and tools (herein collectively called "Equipment");
                                                                 ---------

     (i) each contract and other agreement of such Securing Party relating to the sale or other disposition of Inventory or Equipment;

     (j) all documents of title (as defined in the Uniform Commercial Code) or other receipts of such Securing Party covering, evidencing or representing Inventory or Equipment (herein collectively called "Documents");
                                                      ---------

     (k) all rights, claims and benefits of such Securing Party against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by such Securing Party, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

     (l) all Franchises and all pole attachment agreements, licenses, railroad or highway crossing agreements, property access agreements, private cable agreements and permits and all other contracts, agreements and permits used in connection with or relating to the CATV Systems of the Securing Parties (except that any such Franchise, agreement or other contract or permit that would by its terms or under applicable law become void, voidable, terminable or revocable by being subjected to the lien of this Agreement or in which a Lien is not permitted to be granted is hereby excluded from such Lien to the extent necessary so as to avoid such voidness, avoidability, terminability or revocability);

     (m) all of such Securing Party's rights under or relating to any licenses issued by the FCC and the proceeds of any such licenses, provided that such
                                                           --------
  security interest does not include at any time any such licenses to the extent (but only to the extent) that at such time the Administrative Agent may not validly possess a security interest therein pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder, as in effect at such time, but such security interest does include, to the maximum extent permitted by law, all rights incident or appurtenant to such licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such licenses; and

     (n)  the balance from time to time in the Collateral Account; and

     (o) all other tangible and intangible personal property and fixtures of such Securing Party, including, without limitation, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Securing Party described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Securing Party in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Securing Party or any computer bureau or service company from time to time acting for such Securing Party.


     Section 4.  Cash Proceeds of Collateral.
                 ---------------------------

     4.01  Collateral Account.  The Administrative Agent will cause to be
           ------------------
established, or has caused to be established, with The Chase Manhattan Bank a "securities account" as defined in Section 8-501 of the Uniform Commercial Code (herein, the "Collateral Account") in the name of the Administrative Agent as
              ------------------
"entitlement holder" (as defined in Section 8-102-(a)(7)
of the Uniform Commercial Code) into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Administrative Agent pursuant hereto and into which any Securing Party may from time to time deposit any additional amounts that it wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder. Property from time to time standing to the credit of the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Administrative Agent shall remit any collected cash standing to the credit of the Collateral Account to or upon the order of any Securing Party as such Securing Party through the Borrower shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Majority Lenders as specified in Section 10.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied the collected cash from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in
Section 5.09 hereof. Property from time to time standing to the credit of the Collateral Account shall be subject to withdrawal only as provided herein. Notwithstanding the foregoing, to the extent that the Administrative Agent is not a "qualified intermediary" within the meaning of Section 1.1031(k)- 1(g)(4)(iii) of the Treasury Department regulations promulgated under the Code (a "Qualified Intermediary"), the cash proceeds held in the Collateral Account
    --------- ------------
may be held by a Qualified Intermediary selected by the Borrower (and satisfactory to the Administrative Agent) acting as a sub-agent of the Administrative Agent for the benefit of the Lenders as collateral security hereunder.

        4.02  Investment of Balance in Collateral Account. Amounts on deposit in
              -------------------------------------------
the Collateral Account shall be invested from time to time in such Permitted Investments as the Borrower (or, after the occurrence and during the continuance of a Default, the Administrative Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Administrative Agent and the Borrower may at any time and from time to time (so long as no Event of Default shall have occurred and be continuing) instruct the Administrative to liquidate any such Permitted Investment and reinvest or withdraw the proceeds thereof as it shall in its discretion determine. Notwithstanding the forgoing, at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 10.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. All interest, dividends and other earnings in respect of Investments in the Collateral Account and, all proceeds of such Investments shall be retained in the Collateral Account or (so long as no Event of Default shall have occurred and be continuing) be withdrawn by the Borrower as it shall in its discretion determine.

        4.03  Cover for Letter of Credit Liabilities. Cash standing to the
              --------------------------------------
credit of the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 2.10(f) or Section 9.01 thereof shall be held by the Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities
                               -----
outstanding from time to time and second as collateral security for the other
                                  ------
Secured Obligations hereunder.

        Section 5.  Further Assurances; Remedies. In furtherance of the grant of
                    ----------------------------
the pledge and security interest pursuant to Section 3 hereof, the Securing Parties hereby jointly and severally agree with each Lender and the Administrative Agent as follows:

        5.01  Delivery and Other Perfection.  Each Securing Party shall:
              -----------------------------

        (a) if any of the shares, securities, moneys or property required to be pledged by such Securing Party under clauses (a), (b) and (c) of Section 3 hereof are received by such Securing Party, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities or other ownership interests so received by such Securing Party (together with the certificates for any such shares and securities or other ownership interests duly endorsed in blank or accompanied by undated stock powers or other powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, other ownership interests, moneys or property in said clauses (a), (b) and (c);

        (b) deliver and pledge to the Administrative Agent any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request; provided, that so long as no Default shall have occurred and be
              --------
     continuing, such Securing Party may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business and the Administrative Agent shall, promptly upon request of such Securing Party, make appropriate arrangements for making any Instrument pledged by it available to such Securing Party for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Administrative Agent, against trust receipt or like document);

        (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the

     Administrative Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Securing Party copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Security Party hereunder), provided that notices
                                                           --------
     to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (g) below;

        (d) upon the request of the Administrative Agent, cause the Administrative Agent to be listed as the lienholder on any certificate of title covering any Motor Vehicle owned by such Securing Party and within 120 days of the acquisition thereof deliver evidence of the same to the Administrative Agent;

        (e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement;

        (f) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at such Securing Party's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Securing Party with respect to the Collateral, all in such manner as the Administrative Agent may require; and

        (g) upon the occurrence and during the continuance of any Default, upon request of the Administrative Agent, promptly notify (and each Securing Party hereby authorizes the Administrative Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Administrative Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Administrative Agent.

        5.02  Other Financing Statements and Liens. Except as otherwise
              ------------------------------------
permitted under Section 8.06 of the Credit Agreement, without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 10.09 of the Credit Agreement), the Securing Parties shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

        5.03  Preservation of Rights. The Administrative Agent shall not be
              ----------------------
required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

        5.04  Special Provisions Relating to Stock Collateral.
              -----------------------------------------------

        (a) The Securing Parties will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock or other ownership interests of each Subsidiary of the Borrower then outstanding.

        (b) So long as no Event of Default shall have occurred and be continuing, the Securing Parties shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement or any other instrument or agreement referred to herein or therein, provided that the Securing Parties jointly and severally agree that they will
--------
not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Securing Parties or cause to be executed and delivered to the Securing Parties all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Securing Parties may reasonably request for the purpose of enabling the Securing Parties to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(b).

        (c) Unless and until an Event of Default has occurred and is continuing, the Securing Parties shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

        (d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Stock Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, each Securing Party agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such
                                                         --------
Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Securing Parties (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Securing Parties.

        5.05  Events of Default, Etc. During the period during which an Event of
              ----------------------
Default shall have occurred and be continuing:

        (a) each Securing Party shall, at the request of the Administrative Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Administrative Agent and such Securing Party, designated in its request;

        (b) the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

        (c) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Securing Party agrees to take all such action as may be appropriate to give effect to such right);

        (d) the Administrative Agent in its discretion may, in its name or in the name of the Securing Parties or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

        (e) the Administrative Agent may, upon ten business days' prior written notice to the Securing Parties of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Securing Parties, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
5.05 shall be applied in accordance with Section 5.09 hereof.

        The Securing Parties recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Securing Parties acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

        5.06  Deficiency. If the proceeds of sale, collection or other
              ----------
realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Securing Parties shall remain jointly and severally liable for any deficiency.

        5.07  Removals, Etc. Without at least 30 days' prior written notice to
              -------------
the Administrative Agent, no Securing Party shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at the address indicated beneath the signature of such Securing Party to the Credit Agreement or at one of the locations identified in Annex 1 hereto (including as supplemented pursuant to any Subsidiary Guarantee Agreement) or in transit from one of such locations to another or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto (or, as the case may be, on the respective Subsidiary Guarantee Agreement pursuant to which such Securing Party became a party hereto).

        5.08  Private Sale. The Administrative Agent and the Lenders shall incur
              ------------
no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. Each Securing Party hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

        5.09  Application of Proceeds. Except as otherwise herein expressly
              -----------------------
provided and except as provided below in this Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative
Agent:

        First, to the payment of the costs and expenses of such collection, sale
        -----
     or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

        Next, to the payment in full of the Secured Obligations, in each case
        ----
     equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

        Finally, after payment in full of the Secured Obligations, to the
        -------
     payment to the respective Securing Parties, or their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub-Account" of the Collateral Account pursuant to Section 4.03 hereof shall be applied first to the Letter of Credit
                                                 -----
Liabilities outstanding from time to time and second to the other Secured
                                              ------
Obligations in the manner provided above in this Section 5.09.

        As used in this Section 5, "proceeds" of Collateral shall mean cash,
                                    --------
securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Securing Parties or any issuer of or obligor on any of the Collateral.

        5.10  Attorney-in-Fact. Without limiting any rights or powers granted by
              ----------------
this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Securing Party for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Securing Party representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

        5.11  Perfection. Prior to or concurrently with the execution and
              ----------
delivery of this Agreement, each Securing Party shall (i) file such financing statements and other documents in such offices as the Administrative Agent may request to perfect the security interests granted by Section 3 of this Agreement and (ii) deliver to the Administrative Agent any certificates representing any of the Pledged Stock, in each case accompanied by undated stock powers duly executed in blank.

        5.12  Termination. When all Secured Obligations shall have been paid in
              -----------
full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, including without limitation, the balance (including any Investments) in the Collateral Account, to or on the order of the respective Securing Parties. The Administrative Agent shall also execute and deliver to the respective Securing Parties upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Securing Parties to effect the termination and release of the Liens on the Collateral.

        5.13  Further Assurances. The Securing Parties jointly and severally
              ------------------
agree that, from time to time upon the written request of the Administrative Agent, they will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

        5.14  Release of Motor Vehicles. So long as no Default shall have
              -------------------------
occurred and be continuing, upon the request of the Securing Parties, the Administrative Agent shall execute and deliver to the Securing Parties such instruments as the Securing Parties shall reasonably request to remove the notation of the Administrative Agent as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered,
                       --------
and the release effective only upon receipt by the Administrative Agent of a certificate from the respective Securing Party stating that the Motor Vehicle the lien on which is to be released is to be sold or has suffered a casualty loss.


        Section 6.  Miscellaneous.
                    -------------

        6.01  No Waiver. No failure on the part of the Administrative Agent or
              ---------
any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

        6.02  Notices. All notices, requests, consents and demands hereunder
              -------
shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 11.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said
Section 11.02, it being understood that any such notice to a Subsidiary Guarantor shall be given to the Borrower in accordance with said Section 11.02.

        6.03  Expenses. The Securing Parties jointly and severally agree to
              --------
reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Securing Parties in respect of the Collateral that the Securing Parties have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

        6.04  Amendments, Etc. The terms of this Agreement may be waived,
              ---------------
altered or amended only by an instrument in writing duly executed by each Securing Party and the Administrative Agent (with the consent of the Lenders as specified in Section 10.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and each Securing Party.

        6.05  Successors and Assigns. This Agreement shall be binding upon and
              ----------------------
inure to the benefit of the respective successors and assigns of the Securing Parties, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that no Securing Party shall assign or
                     --------
transfer its rights hereunder without the prior written consent of the Administrative Agent).

        6.06  Captions.  The captions and section headings appearing herein are
              --------
included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

        6.07  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

        6.08  Governing Law. This Agreement shall be governed by, and construed
              -------------
in accordance with, the law of the State of New York.

        6.09  Certain Regulatory Requirements. Any provision contained herein to
              -------------------------------
the contrary notwithstanding, no action shall be taken hereunder by the Administrative Agent or any Lender with respect to any item of Collateral unless and until all applicable requirements (if any) of the FCC under the Federal Communications Act of 1934, as amended, and the respective rules and regulations thereunder and thereof, as well as any other federal, state or local laws, rules and regulations of other regulatory or governmental bodies (including, without limitation, any municipality that has issued any Franchise to a Securing Party or any of its Subsidiaries) applicable to or having jurisdiction over such Securing Party (or any entity under the control of such Securing Party), have been satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from the FCC, any operating municipality and any other governmental authority under the terms of any Franchise, any license or similar operating right held by such Securing Party (or any entity under the control of such Securing Party). It is the intention of the parties hereto that the Liens in favor of the Administrative Agent on the Collateral shall in all relevant aspects be subject to and governed by said statutes, rules and regulations and the Franchise(s) and that nothing in this Agreement shall be construed to diminish the control exercised by any Securing Party except in accordance with the provisions of such statutory requirements, rules and regulations and the Franchises. Each Secured Party agrees that upon request from time to time by the Administrative Agent it will use its best efforts to obtain any governmental, regulatory or third party consents, approvals or authorizations referred to in this Section 6.09.

        6.10  Agents and Attorneys-in-Fact.  The Administrative Agent may employ
              ----------------------------
agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

        6.11.  Additional Securing Parties. As contemplated by Section 8.18(a)
               ---------------------------
of the Credit Agreement, new Subsidiaries of the Borrower formed by the Borrower after the date hereof may become a "Subsidiary Guarantor" under a Subsidiary Guarantee Agreement and a "Securing Party" under this Agreement, by executing and delivering to the Administrative Agent a Subsidiary Guarantee Agreement in the form of Exhibit D to the Credit Agreement. Accordingly, upon the execution and delivery of any such Subsidiary Guarantee Agreement by any such new Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Securing Party" for all purposes of this Agreement, and Annex 1 hereto shall be deemed to be supplemented in the manner specified in said Subsidiary Guarantee Agreement.

        6.12  Severability. If any provision hereof is invalid and unenforceable
              ------------
in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

  IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.


                                                 MEDIACOM SOUTHEAST LLC

                                                 By  MEDIACOM LLC, a Member


                                                   By__________________________
                                                    Title:


                                                 THE CHASE MANHATTAN BANK,
                                                  as Administrative Agent



                                                   By_________________________
                                                    Title:

                                                                         ANNEX 1

                               LIST OF LOCATIONS

                               [See Section 5.07]

                                                                       EXHIBIT D


                    [Form of Guarantee and Pledge Agreement]

                         GUARANTEE AND PLEDGE AGREEMENT


  GUARANTEE AND PLEDGE AGREEMENT dated as of January 23, 1998 between MEDIACOM LLC, a limited liability company duly organized and validly existing under the laws of New York (the "Parent Guarantor") and THE CHASE MANHATTAN BANK, as
                       ----------------
administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").
                                                    --------------------

  Mediacom Southeast LLC, a Delaware limited liability company (the "Borrower"),
                                                                     --------
certain lenders and the Administrative Agent are parties to a Credit Agreement dated as of January 23, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and
                   ----------------
conditions thereof, for extensions of credit (by the making of loans and the issuance letters of credit) to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $225,000,000 (which amount may, in accordance with the provisions thereof, be increased to $275,000,000). In addition, the Borrower may from time to time be obligated to various of said lenders or their affiliates in respect of Interest Rate Protection Agreements permitted under Section 8.08(e) of the Credit Agreement (such indebtedness being herein referred to as the "Hedging Indebtedness").
                           --------------------

  To induce said lenders to enter into the Credit Agreement and to extend credit thereunder and to extend credit to the Borrower that would constitute Hedging Indebtedness, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined), and to pledge and grant a security interest in the Collateral (as so defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:


  Section 1.  Definitions.  Terms defined in the Credit Agreement are used
              -----------
herein as defined therein.  In addition, as used herein:

  "Collateral" shall have the meaning ascribed thereto in Section 4 hereof.
   ----------

  "Guaranteed Obligations" shall have the meaning ascribed thereto in Section
   ----------------------
     2.01 hereof.

  "Instrument" shall have the meaning ascribed thereto in Section 4(b) hereof.
   ----------

          "Pledged LLC Interest" shall have the meaning ascribed thereto in
           --------------------
        Section 4(a) hereof.

          "Secured Obligations" shall mean, collectively, (a) all obligations
           -------------------
        of the Parent Guarantor in respect of its Guarantee under Section 2 hereof and (b) all other obligations of the Parent Guarantor to the Lenders and the Administrative Agent hereunder.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as
           -----------------------
        in effect from time to time in the State of New York.


           Section 2.  The Guarantee.
                       -------------

           2.01 The Guarantee. Subject to Section 7.13 hereof, the Parent
                -------------
Guarantor hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower, all Reimbursement Obligations and interest thereon and all other amounts from time to time owing to the Lenders (or, in respect of any Interest Rate Protection Agreement, any affiliate of a Lender) or the Administrative Agent by the Borrower under the Credit Agreement, and all Hedging Indebtedness of the Borrower, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). Subject to Section 7.13
                         ----------------------
hereof, the Parent Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Parent Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

  2.02  Obligations Unconditional.  Subject to Section 7.13 hereof, the
        -------------------------
obligations of the Parent Guarantor under Section 2.01 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 2.02 that the obligations of the Parent Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Parent Guarantor hereunder which shall remain absolute and unconditional as described above:

               (i) at any time or from time to time, without notice to the Parent Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any of the acts mentioned in any of the provisions of the Credit Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

               (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

               (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Parent Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under the Credit Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

  2.03  Reinstatement.  The obligations of the Parent Guarantor under this
        -------------
Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Parent Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

  2.04  Subrogation.  The Parent Guarantor hereby waives all rights of
        -----------
subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 2 and further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, each Lender and the

Administrative Agent) that any such payment by it shall constitute a contribution of capital by the Parent Guarantor to the Borrower (or an investment in the equity capital of the Borrower by the Parent Guarantor).

  2.05  Remedies.  The Parent Guarantor agrees that, as between the Parent
        --------
Guarantor and the Lenders, the obligations of the Borrower under the Credit Agreement may be declared to be forthwith due and payable as provided in Section 9 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of
Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Parent Guarantor for purposes of said
Section 2.01.

  2.06  Instrument for the Payment of Money.  The Parent Guarantor hereby
        -----------------------------------
acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by the Parent Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

  2.07  Continuing Guarantee.  The guarantee in this Section 2 is a continuing
        --------------------
guarantee, and shall apply to all Guaranteed Obligations whenever arising.


  Section 3.  Representations and Warranties.  The Parent Guarantor represents
              ------------------------------
and warrants to the Lenders and the Administrative Agent that:

  3.01  Corporate Existence.  The Parent Guarantor (a) is a limited liability
        -------------------
company duly organized and validly existing under the laws of the State of Delaware; (b) has all requisite limited liability company power and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

  3.02  No Breach.  None of the execution and delivery of this Agreement, the
        ---------
consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under the its operating agreement or other organizational documents, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Parent Guarantor or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant hereto) result in the creation or imposition of any Lien upon any of the revenues or assets of the Parent Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

  3.03  Action.  The Parent Guarantor has all necessary limited liability
        ------
company power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Parent Guarantor of this Agreement have been duly authorized by all necessary limited liability company action on its part; and this Agreement has been duly and validly executed and delivered by the Parent Guarantor and constitutes its legal, valid and binding obligation, enforceable against the Parent Guarantor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws or general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

  3.04  Approvals.  No authorizations, approvals or consents of, and no filings
        ---------
or registrations with, any governmental or regulatory authority or agency, or any securities exchange are necessary for the execution, delivery or performance by the Parent Guarantor of this Agreement or for the validity or enforceability hereof except for the filings and recordings in respect of the Liens created hereby, except for (i) filings and recordings in respect of the Liens created pursuant hereto and (ii) the exercise of remedies hereunder the Security Documents may require the prior approval of the FCC or the issuing municipalities or States under one or more of the Franchises.

  3.05  Collateral.
        ----------

  (a) The Parent Guarantor has all right, title and interest in, to and under, the Collateral in which it purports to grant a security interest pursuant to
Section 4 hereof, and is the record owner of the Pledged LLC Interest, and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral.

  (b) The Pledged LLC Interest, and all other Pledged LLC Interest in which the Parent Guarantor shall hereafter grant a security interest pursuant to Section 4 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged LLC Interest is or will be subject to any contractual restriction upon the transfer of such Pledged LLC Interest (except for any such restriction contained herein or under the Operating Agreement).

  (c) The Pledged LLC Interest constitutes all of the ownership interests of the Borrower beneficially owned by the Parent Guarantor on the date hereof (whether or not registered in the name of the Parent Guarantor), and the Parent Guarantor is the registered owner of all such ownership interests.

  3.06  Investment Company Act.  The Parent Guarantor is not an "investment
        ----------------------
company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

  3.07  Public Utility Holding Company Act.  The Parent Guarantor is not a
        ----------------------------------
"holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.


  Section 4.  The Pledge.  As collateral security for the prompt payment in full
              ----------
when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Parent Guarantor hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of the Parent Guarantor's right, title and interest in the following property, whether now owned by the Parent Guarantor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):
                                    ----------

(a) all the ownership interests of the Parent Guarantor in the Borrower, all certificates, (if any) representing or evidencing such ownership interests and all right, title and interest in, to and under the Operating Agreement (including without limitation all of the right, title and interest (if any) as a member to participate in the operation or management of the Borrower and all of its ownership interests under the Operating Agreement), and all present and future rights of the Parent Guarantor to receive payment of money or other distribution of payments arising out of or in connection with its ownership interests and its rights under the Operating Agreement, now or hereafter owned by the Parent Guarantor (including, without limitation, any rights relating to Preferred Membership Interests), in each case together with any certificates evidencing the same (collectively, the "Pledged LLC Interest");
      --------------------

(b) all Affiliate Subordinated Indebtedness held by the Parent Guarantor, and all instruments (as defined in the Uniform Commercial Code) evidencing such Affiliate Subordinated Indebtedness (herein collectively called "Instruments"); and
      -----------

(c) all proceeds of and to any of the foregoing (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Parent Guarantor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.


  Section 5.  Covenants.  The Parent Guarantor agrees that, until the payment
              ---------
and satisfaction in full of the Secured Obligations and the expiration or termination of the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities:

  5.01  Financial Statements Etc.
        -------------------------
 The Parent Guarantor shall deliver to each of the Lenders:

(a) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Parent Guarantor shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

(b) promptly upon the mailing thereof to the members of the Parent Guarantor generally, or to holders of any debt securities of the Parent Guarantor, copies of all financial statements, reports and proxy statements so mailed; and

(c) from time to time such other information regarding the financial condition, operations, business or prospects of the Guarantor or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

  5.02  Covenant Restrictions.  The Parent Guarantor will not enter into, after
        ---------------------
the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon the Borrower or any of its Subsidiaries with respect to (i) the incurrence or payment of Indebtedness, (ii) the granting of Liens, (iii) the declaration or payment of dividends, (iv) the making of loans, advances or Investments or (v) the sale, assignment, transfer or other disposition of Property, provided that
                                                                 --------
the foregoing shall not apply to (x) any indenture, agreement or other instrument entered into in connection with the issuance of the Senior Notes (subject to such indenture, agreement or other instrument being satisfactory in form and substance to the Majority Lenders) and (y) any other indenture, agreement or other instrument containing covenants not more restrictive in any instance than those applicable to the Senior Notes.

                5.03  Indebtedness.  The Parent Guarantor will not create,
                      ------------
incur or suffer to exist any secured Indebtedness other than

               (i)  Indebtedness hereunder,

               (ii) Indebtedness in an aggregate amount up to but not exceeding $20,000,000, the proceeds of which are applied to make an equity contribution to the Borrower, so long as (x) such Indebtedness is repaid with the proceeds of the Senior Notes and (y) such Indebtedness is secured only by the right of the Parent Guarantor to receive additional equity investments,

               (iii) Indebtedness incurred by the Parent Guarantor as an account party in respect of letters of credit issued in connection with acquisitions, so long as the obligations of the Parent Guarantor in respect of such letters of credit are secured by assets of the Parent Guarantor other than equity interests in the Borrower and

               (iv) the Guarantee by the Parent Guarantor of Indebtedness incurred by any Subsidiary of the Parent Guarantor, so long as (x) the obligations of the Parent Guarantor in respect of such Guarantee is limited in recourse in a manner consistent with the provisions of Section 7.13 hereof (i.e. limited in recourse to a pledge by the Parent Guarantor of its equity interests in such Subsidiary, and subordinated indebtedness issued by such Subsidiary, as provided herein) and (y) such Indebtedness shall not be entitled, directly or indirectly, to the benefits of mandatory payment, prepayment or redemption provisions based upon the issuance or incurrence by the Parent Guarantor of additional Indebtedness or equity securities.

  5.04  Modifications of Certain Documents.  The Parent Guarantor will not
        ----------------------------------
consent to any modification, supplement or waiver of any of the provisions of the Acquisition Agreements without the prior consent of the Administrative Agent (with the approval of the Majority Lenders).

  5.05  Allocation of Intercompany Expenses.  The Parent Guarantor will allocate
        -----------------------------------
to its Subsidiaries any expenses or other items incurred by it on behalf of more than one of its Subsidiaries (such as data processing, accounting, legal and other corporate overhead items) for any period ratably in accordance with the gross operating revenue (excluding extraordinary and unusual items and all non-cash items) of its Subsidiaries for such period.

  5.06  Issuance of Senior Notes.  Any proceeds of the issuance of the Senior
        ------------------------
Notes advanced or contributed to the Borrower shall be advanced as additional equity capital to the Borrower in respect of the issuance of Preferred Membership Interests to the Parent Guarantor.

              Section 6.  Further Assurances; Remedies.  In furtherance of the
                          ----------------------------
grant of the pledge and security interest pursuant to Section 4 hereof, the Parent Guarantor hereby agrees with each Lender and the Administrative Agent as follows:

              6.01  Delivery and Other Perfection.  The Parent Guarantor shall:
                    -----------------------------

              (a) with respect to the ownership interests in the Borrower held by the Parent Guarantor, execute and deliver written instructions to such Borrower to register the Lien created hereunder in such ownership interests in the registration books maintained by such Borrower for such purpose and cause the Parent Guarantor to execute and deliver to the Administrative Agent a written confirmation to the effect that the Lien created hereunder in such ownership interests has been duly registered in such registration books;

              (b) deliver and pledge to the Administrative Agent any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request;

              (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the Parent Guarantor copies of any notices and communications received by it with respect to the Collateral pledged by the Parent Guarantor hereunder);

              (d) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

              (e) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at the Parent Guarantor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Parent Guarantor with respect to the Collateral, all in such manner as the Administrative Agent may require.

              6.02  Other Financing Statements and Liens.  Without the prior
                    ------------------------------------
written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 10.09 of the Credit Agreement), the Parent Guarantor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

              6.03  Preservation of Rights.  The Administrative Agent shall not
                    ----------------------
be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

              6.04  Collateral.
                    ----------

              (a) The Parent Guarantor will cause the Pledged LLC Interest to constitute at all times 100% of the aggregate ownership interests of the Borrower then outstanding.

              (b) So long as no Event of Default shall have occurred and be continuing, the Parent Guarantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged LLC Interest for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement or any other instrument or agreement referred to herein or therein, provided that the Parent Guarantor agrees
                                      --------
       that it will not vote the Pledged LLC Interest in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Parent Guarantor or cause to be executed and delivered to the Parent Guarantor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Parent Guarantor may reasonably request for the purpose of enabling the Parent Guarantor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 6.04(b).

              (c) Unless and until an Event of Default has occurred and is continuing, the Parent Guarantor shall be entitled to receive and retain any payments in respect of the Pledged LLC Interest permitted under the Credit Agreement.

              (d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Parent Guarantor agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default
                                         --------
       is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Parent Guarantor (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Parent Guarantor.

              6.05  Events of Default, Etc.  During the period during which an
                    -----------------
Event of Default shall have occurred and be continuing:

              (a) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and the Parent Guarantor agrees to take all such action as may be appropriate to give effect to such right);

              (b) the Administrative Agent in its discretion may, in its name or in the name of the Parent Guarantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

              (c) the Administrative Agent may, upon ten business days' prior written notice to the Parent Guarantor of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Parent Guarantor, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
6.05 shall be applied in accordance with Section 6.09 hereof.

              The Parent Guarantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Parent Guarantor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Borrower or issuer thereof to register it for public sale.

              6.06  Deficiency.  If the proceeds of sale, collection or other
                    ----------
realization of or upon the Collateral pursuant to Section 6.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Parent Guarantor shall remain liable for any deficiency.

              6.07  Removals, Etc.  Without at least 30 days' prior written
                    -------------
notice to the Administrative Agent, the Parent Guarantor shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath its signature hereto or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

              6.08  Private Sale.  The Administrative Agent and the Lenders
                    ------------
shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 6.05 hereof conducted in a commercially reasonable manner. The Parent Guarantor hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

              6.09  Application of Proceeds.  Except as otherwise herein
                    -----------------------
expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under this Section 6, shall be applied by the Administrative Agent:

              First, to the payment of the costs and expenses of such
              -----
       collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

              Next, to the payment in full of the Secured Obligations, in each
              ----
       case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

              Finally, to the payment to the Parent Guarantor, or its
              -------
       successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

              As used in this Section 6, "proceeds" of Collateral shall mean
                                          --------
       cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Parent Guarantor or any issuer of or obligor on any of the Collateral.

              6.10  Attorney-in-Fact.  Without limiting any rights or powers
                    ----------------
granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Parent Guarantor for the purpose of carrying out the provisions of this Section 6 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 6 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Parent Guarantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

              6.11  Perfection.  Prior to or concurrently with the execution
                    ----------
and delivery of this Agreement, the Parent Guarantor shall (i) file such financing statements and other documents in such offices as the Administrative Agent may request to perfect the security interests granted in Section 3 of this Agreement, (ii) register the pledge of its ownership interests in the Borrower hereunder for purposes of Article 8 of the Uniform Commercial Code and (iii) deliver to the Administrative Agent any Instruments and any certificates representing the Pledged LLC Interest, accompanied by undated stock powers duly executed in blank.

              6.12  Termination.  When all Secured Obligations shall have been
                    -----------
paid in full and the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Parent Guarantor.

              6.13  Further Assurances.  The Parent Guarantor agrees that,
                    ------------------
from time to time upon the written request of the Administrative Agent, the Parent Guarantor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.


              Section 7.  Miscellaneous.
                          -------------

              7.01  No Waiver.  No failure on the part of the Administrative
                    ---------
Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

              7.02  Notices.  All notices, requests, consents and demands
                    -------
hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

              7.03  Expenses.  The Parent Guarantor agrees to reimburse each of
                    --------
the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Parent Guarantor in respect of the Collateral that the Parent Guarantor has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and
(z) workout, restructuring or other
negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 7.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

              7.04  Amendments, Etc.  The terms of this Agreement may be waived,
                    ---------------
altered or amended only by an instrument in writing duly executed by the Parent Guarantor and the Administrative Agent (with the consent of the Lenders as specified in Section 10.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and the Parent Guarantor.

              7.05  Successors and Assigns.  This Agreement shall be binding up
                    ----------------------
on and inure to the benefit of the respective successors and assigns of the Parent Guarantor, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that the Parent Guarantor shall
                            --------
not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

              7.06  Captions.  The captions and section headings appearing
                    --------
herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

              7.07  Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

              7.08  Governing Law; Submission to Jurisdiction.   This Agreement
                    -----------------------------------------
shall be governed by, and construed in accordance with, the law of the State of New York. The Parent Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Parent Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

              7.09  Waiver of Jury Trial.  EACH OF THE PARENT GUARANTOR AND THE
                    --------------------
ADMINISTRATIVE AGENT (FOR ITSELF AND ON BEHALF OF THE LENDERS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY

IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              7.10  Certain Regulatory Requirements.  Any provision contained
                    -------------------------------
herein to the contrary notwithstanding, no action shall be taken hereunder by the Administrative Agent or any Lender with respect to any item of Collateral unless and until all applicable requirements (if any) of the FCC under the Federal Communications Act of 1934, as amended, and the respective rules and regulations thereunder and thereof, as well as any other federal, state or local laws, rules and regulations of other regulatory or governmental bodies (including, without limitation, any municipality that has issued any Franchise to the Borrower or any of its Subsidiaries) applicable to or having jurisdiction over the Parent Guarantor (or any entity under the control of the Parent Guarantor), have been satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from the FCC, any operating municipality and any other governmental authority under the terms of any Franchise, any license or similar operating right held by the Parent Guarantor (or any entity under the control of the Parent Guarantor). It is the intention of the parties hereto that the Liens in favor of the Administrative Agent on the Collateral shall in all relevant aspects be subject to and governed by said statutes, rules and regulations and the Franchise(s) and that nothing in this Agreement shall be construed to diminish the control exercised by the Parent Guarantor except in accordance with the provisions of such statutory requirements, rules and regulations and the Franchises. The Parent Guarantor agrees that upon request from time to time by the Administrative Agent it will use its best efforts to obtain any governmental, regulatory or third party consents, approvals or authorizations referred to in this Section 7.10.

              7.11  Agents and Attorneys-in-Fact.  The Administrative Agent may
                    ----------------------------
employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

              7.12  Severability.  If any provision hereof is invalid and
                    ------------
unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

              7.13  Limitation of Liability.  It is understood that, except for
                    -----------------------
the representations and warranties made by the Parent Guarantor herein, the sole recourse of the Administrative Agent and the Lenders in respect of the obligations of the Parent Guarantor hereunder shall be to the Collateral hereunder and that nothing contained herein shall create any obligation of or right to look to the Parent Guarantor or its assets individually for the satisfaction of such obligations.

       IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Pledge Agreement to be duly executed and delivered as of the day and year first above written.


                                               MEDIACOM LLC


                                               By
                                                 -------------------------------
                                               Title:

                                               Address for Notices:

                                               Mediacom LLC
                                               100 Crystal Run Road
                                               Middletown, New York 10941

                                               THE CHASE MANHATTAN BANK,
                                                as Administrative Agent



                                                By
                                                   ------------------------
                                                 Title:

                                                Address for Notices:

                                                The Chase Manhattan Bank, as
                                                   Administrative Agent
                                                Agent Bank Services
                                                1 Chase Manhattan Plaza
                                                New York, New York 10081

                                                with a copy to:

                                                The Chase Manhattan Bank
                                                270 Park Avenue
                                                New York, New York 10017

                                                Attention:  Ann B. Kerns
                                                                Vice President

                                                Telecopier No.:  (212) 270-4584

                                                Telephone No.:   (212) 270-9320

                                                                      EXHIBIT E


                   [Form of Subsidiary Guarantee Agreement]

                        SUBSIDIARY GUARANTEE AGREEMENT


        SUBSIDIARY GUARANTEE AGREEMENT dated as of ____________, 199__ by [NAME OF SUBSIDIARY GUARANTOR], a

___________ corporation (the "Subsidiary Guarantor") in favor of THE CHASE
                              --------------------
MANHATTAN BANK, as administrative agent for the banks or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").
 --------------------

        Mediacom Southeast LLC, a Delaware limited liability company (the "Borrower"), certain lenders and the Administrative Agent are parties to a
 --------
Credit Agreement dated as of January 23, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the
                                  ----------------
terms and conditions thereof, for extensions of credit (by the making of loans and the issuance of letters of credit) to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $225,000,000 (which amount may, in accordance with the provisions thereof, be increased to $275,000,000). In addition, the Borrower may from time to time be obligated to various of said lenders or their affiliates in respect of Interest Rate Protection Agreements permitted under Section 8.08(e) of the Credit Agreement (such indebtedness being herein referred to as the "Hedging Indebtedness").
                                                    --------------------

        To induce said lenders to enter into the Credit Agreement and to extend credit thereunder and to extend credit to the Borrower that would constitute Hedging Indebtedness, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined) and to become a Securing Party under the Security Agreement (as so defined) and to pledge and grant a security interest in the Collateral (as so defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:


        Section 1.  Definitions.  Terms defined in the Credit Agreement are used
                    -----------
herein as defined therein. In addition, the terms "Collateral" and "Securing Party" shall have the respective meanings assigned to such terms in the Security Agreement.

        Section 2.  The Guarantee.
                    -------------

        2.01  The Guarantee.  The Subsidiary Guarantor hereby guarantees to each
              -------------
Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower, all Reimbursement Obligations and interest thereon and all other amounts from time to time owing to the Lenders (or, in respect of any Interest Rate Protection Agreement, any affiliate of a Lender) or the Administrative Agent by the Borrower under the Credit Agreement, and all Hedging Indebtedness of the Borrower, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed
                                                                ----------
Obligations").  The Subsidiary Guarantor hereby further agrees that if the
-----------
Borrower shall fail to pay in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

        2.02  Obligations Unconditional. The obligations of the Subsidiary
              -------------------------
Guarantor under Section 2.01 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Subsidiary Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantor hereunder which shall remain absolute and unconditional as described above:

        (i) at any time or from time to time, without notice to the Subsidiary Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

        (ii) any of the acts mentioned in any of the provisions of the Credit Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

        (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

        (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under the Credit Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

        2.03  Reinstatement. The obligations of the Subsidiary Guarantor under
              -------------
this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

        2.04  Subrogation.  The Subsidiary Guarantor hereby waives all rights of
              -----------
subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 2 and further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, each Lender and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by the Subsidiary Guarantor to such Borrower (or an investment in the equity capital of such Borrower by the Subsidiary Guarantor).

        2.05  Remedies.  The Subsidiary Guarantor agrees that, as between the
              --------
Subsidiary Guarantor and the Lenders, the obligations of the Borrower under the Credit Agreement may be declared to be forthwith due and payable as provided in
Section 9 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantor for purposes of said Section 2.01.

        2.06  Instrument for the Payment of Money. The Subsidiary Guarantor
              -----------------------------------
hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by the Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

        2.07  Continuing Guarantee. The guarantee in this Section 2 is a
              --------------------
continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

        2.08  General Limitation on Guarantee Obligations.  In any action or
              -------------------------------------------
proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Subsidiary Guarantor under
Section 2.01 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 2.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantor, the Administrative Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

        2.09  Obligations Joint and Several.  The obligations of the Subsidiary
              -----------------------------
Guarantor hereunder shall be joint and several with the obligations of each other Securing Party under each other Subsidiary Guarantee Agreement or under the Credit Agreement, as the case may be.


        Section 3.  Grant of Security. The Subsidiary Guarantor hereby agrees to
                    -----------------
become a "Securing Party" under and for all purposes of the Security Agreement and hereby undertakes all of the obligations of a Securing Party thereunder as if it had been an original signatory thereto. Without limiting the foregoing, the Subsidiary Guarantor hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as provided in the Security Agreement, a security interest in all of the Subsidiary Guarantor's right, title and interest in all Collateral, whether now owned by the Subsidiary Guarantor or hereafter acquired and whether now existing or hereafter coming into existence, and wherever located. In addition, (x) the Subsidiary Guarantor hereby makes the representations and warranties set forth in Section 2 of the Security Agreement and (y) Annex 1 to the Security Agreement shall be deemed to be supplemented in respect of the Subsidiary Guarantor as specified in Appendix A hereto.


        Section 4.  Representations and Warranties.  The Subsidiary Guarantor
                    ------------------------------
represents and warrants to the Lenders and the Administrative Agent that:

        4.01  Corporate Existence. The Subsidiary Guarantor: (a) is a
              -------------------
corporation, partnership, limited liability company or other entity duly organized and validly existing under the laws of its jurisdiction of organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would (either individually or in the aggregate) have a Material Adverse Effect.

        4.02  No Breach. None of the execution and delivery of this Agreement,
              ---------
the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter, by-laws or other organizational instrument of the Subsidiary Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Subsidiary Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Subsidiary Guarantor pursuant to the terms of any such agreement or instrument.

        4.03  Action. The Subsidiary Guarantor has all necessary corporate or
              ------
other power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Subsidiary Guarantor of this Agreement have been duly authorized by all necessary corporate or other action on its part; and this Agreement has been duly and validly executed and delivered by the Subsidiary Guarantor and constitutes its legal, valid and binding obligation, enforceable against the Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws or general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

        4.04  Approvals. No authorizations, approvals or consents of, and no
              ---------
filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange are necessary for the execution, delivery or performance by the Subsidiary Guarantor of this Agreement or for the validity or enforceability hereof, except for filings and recordings in respect of the Liens created pursuant to the Security Agreement (as supplemented hereby), and except that the exercise of remedies under the Security Agreement (and the creation of a valid security interest in the Franchises as described to Section 8.19 of the Credit Agreement) may require the prior approval of the FCC, or of the issuing municipalities or States under one or more of the Franchises.


        Section 5.  Miscellaneous.
                    -------------

        5.01  No Waiver. No failure on the part of the Administrative Agent or
              ---------
any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

        5.02  Notices. All notices, requests, consents and demands hereunder
              -------
shall be in writing and telecopied or delivered to the Subsidiary Guarantor at the "Address for Notices" specified for the Borrower pursuant to the Credit Agreement and, to the Administrative Agent, at its "Address for Notices" specified pursuant to the Credit Agreement or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

        5.03  Expenses. The Subsidiary Guarantor agrees to reimburse each of the
              --------
Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and
(ii) the enforcement of this Section 5.03.

        5.04  Amendments, Etc. The terms of this Agreement may be waived,
              ----------------
altered or amended only by an instrument in writing duly executed by the Subsidiary Guarantor and the Administrative Agent (with the consent of the Lenders as specified in Section 10.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Guaranteed Obligations and the Subsidiary Guarantor.

        5.05  Successors and Assigns. This Agreement shall be binding upon and
              ----------------------
inure to the benefit of the respective successors and assigns of the Subsidiary Guarantor, the Administrative Agent, the Lenders and each holder of any of the Guaranteed Obligations (provided, however, that the Subsidiary Guarantor shall
                        --------
not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

        5.06  Captions.  The captions and section headings appearing herein are
              --------
included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

        5.07  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

        5.08  Governing Law; Submission to Jurisdiction. This Agreement shall be
              -----------------------------------------
governed by, and construed in accordance with, the law of the State of New York. The Subsidiary Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Subsidiary Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        5.09  Waiver of Jury Trial.  EACH OF THE SUBSIDIARY GUARANTOR AND THE
              --------------------
ADMINISTRATIVE AGENT (FOR ITSELF AND ON BEHALF OF THE LENDERS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        5.10.  Opinion of Counsel. The Subsidiary Guarantor hereby instructs its
               ------------------
counsel to deliver the opinions referred to in Section 8.18(a)(iii) of the Credit Agreement to the Lenders and the Administrative Agent.

        5.11  Agents and Attorneys-in-Fact.  The Administrative Agent may employ
              ----------------------------
agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

        5.12  Severability. If any provision hereof is invalid and unenforceable
              ------------
in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

        IN WITNESS WHEREOF, the Subsidiary Guarantor has caused this Subsidiary Guarantee Agreement to be duly executed and delivered as of the day and year first above written.


                                        [NAME OF SUBSIDIARY GUARANTOR]



                                        By
                                          ----------------------------
                                          Title:


Accepted and agreed:

THE CHASE MANHATTAN BANK, as
Administrative Agent


By
  ------------------------
  Title:

                                                                      Appendix A
                                                                              to
                                                            Subsidiary Guarantee
                                                                       Agreement

Supplement to Annex 1:


        [to be completed]

                                                                   EXHIBIT F


                [Form of Management Fee Subordination Agreement]

                     MANAGEMENT FEE SUBORDINATION AGREEMENT


  MANAGEMENT FEE SUBORDINATION AGREEMENT dated as of January 23, 1998, between:

               (i) MEDIACOM MANAGEMENT CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware ("Manager Entity");
     ----------------

               (ii) MEDIACOM SOUTHEAST LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); and
      --------

               (iii) THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").
     ---------------------

               The Borrower, certain lenders and the Administrative Agent are parties to a Credit Agreement dated as of January 23, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement"),
                                                   ----------------
providing, subject to the terms and conditions thereof, for extensions of credit (by the making of loans and the issuance of letters of credit) to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $225,000,000 (which amount may, in accordance with the provisions thereof, be increased to $275,000,000). In addition, the Borrower may from time to time be obligated to various of said lenders in respect of Interest Rate Protection Agreements permitted under Section 8.08(e) of the Credit Agreement (such indebtedness being herein referred to as the "Hedging Indebtedness").
                                                    --------------------

               To induce said lenders to enter into the Credit Agreement and to extend credit thereunder and to extend credit to the Borrower that would constitute Hedging Indebtedness, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Manager Entity has agreed to subordinate the Subordinated Debt (as hereinafter defined) to the Senior Debt (as so defined) all in the manner and to the extent hereinafter provided. Accordingly, the parties hereto agree as follows:


               Section 1.  Definitions.  Terms defined in the Credit Agreement
                           -----------
are used herein as defined therein. In addition, as used herein:

               "Obligor Entity" shall mean, collectively, the Borrower and,
                --------------
effective upon execution and delivery of any Subsidiary Guarantee Agreement, any Subsidiary of the Borrower so executing and delivering such Subsidiary Guarantee Agreement.

               "Senior Debt" shall mean, collectively, the following
                -----------
indebtedness and obligations:

               (a) all indebtedness or other obligations of the Borrower under the Credit Agreement and the other Loan Documents, including all interest, expenses, indemnities and penalties and all commitment and agency fees payable from time to time under the Credit Agreement and the other Loan Documents;

               (b)  all Hedging Indebtedness;

               (c) all obligations of any Subsidiary of the Borrower in respect of any Subsidiary Guarantee Agreement executed and delivered by such Subsidiary; and

               (d) any deferrals, renewals, extensions or refinancings of any of the foregoing.

The term "Senior Debt" shall include any interest, and any expenses of the type described in Section 11.03 of the Credit Agreement (or comparable provisions of any other Loan Document), accruing or arising after the date of any filing by any Obligor Entity of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar proceedings with respect to any Obligor Entity, whether or not such interest or expenses are allowable as a claim in any such proceeding.

               "Subordinated Debt" shall mean all obligations of the Borrower
                -----------------
or its Subsidiaries with respect to any Management Fee payable by the Borrower or any of its Subsidiaries to the Manager Entity.


               Section 2.  Subordination.
                           -------------

               2.01   Subordination of Subordinated Debt.  The Manager Entity,
                      ----------------------------------
on its own behalf and on behalf of each subsequent holder of Subordinated Debt, hereby covenants and agrees, that, to the extent and in the manner set forth in this Agreement, the Subordinated Debt, and the payment from whatever source of the Subordinated Debt, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt and in that connection hereby agrees that, except and to the extent permitted under
Section 2.03 hereof, (a) no payment on account of the Subordinated Debt or any judgment with respect thereto shall be made by or on behalf of the Obligor Entities and (b) the Manager Entity shall not (i) ask, demand, sue for, take or receive from the Obligor Entities, by set-off or in any other manner, or

(ii) seek any other remedy allowed at law or in equity against the Obligor Entities for breach of any Obligor Entity's obligations under the instruments representing such Subordinated Debt.

               In the event that, notwithstanding the foregoing provisions of this Section 2.01, the Manager Entity shall have received any payment not permitted by the provisions of Section 2.03 hereof, including, without limitation, any such payment arising out of the exercise by the Manager Entity of a right of set-off or counterclaim and any such payment received by reason of other indebtedness of any Obligor Entity being subordinated to the Subordinated Debt, then, and in any such event, such payment shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Administrative Agent, to be paid to the Lenders, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by each Lender, for application to such Senior Debt remaining unpaid, whether or not then due and payable.

               2.02   Payment of Proceeds Upon Dissolution.  Without limiting
                      ------------------------------------
the generality of the provisions of Section 2.01 hereof, in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Obligor Entity or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any Obligor Entity, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Obligor Entity, then and in any such event:

               (1) the Lenders shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment, before the Manager Entity shall be entitled to receive any payment on account of the Subordinated Debt;

               (2) any payment or distribution of assets of any Obligor Entity of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Manager Entity would be entitled but for the provisions of this Agreement, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of any Obligor Entity being subordinated to the payment of the Subordinated Debt, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Administrative Agent, to be paid to the Lenders, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by each Lender, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Lenders;

               (3) in the event that, notwithstanding the foregoing provisions of this Section 2.02, the Manager Entity shall have received, before all Senior Debt is paid in full in cash or payment thereof provided for, any such payment or distribution of assets of any Obligor Entity of any kind or character, whether in cash, property or securities, including any such payment or distribution arising out of the exercise by the Manager Entity of a right of set-off or counterclaim and any such payment or distribution received by reason of any other indebtedness of any Obligor Entity being subordinated to the Subordinated Debt, then, and in such event, such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Administrative Agent, to be paid to the Lenders, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by each Lender, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Lenders; and

               (4) if the Manager Entity shall have failed to file claims or proofs of claim with respect to the Subordinated Debt earlier than 30 days prior to the deadline for any such filing, the Manager Entity shall execute and deliver to the Administrative Agent such powers of attorney, assignments or other instruments as the Administrative Agent may reasonably request to file such claims or proofs of claim.

               2.03   Certain Payments Permitted.  Notwithstanding the fore-
                      --------------------------
going, the Manager Entity shall be entitled to receive and retain any payment of Management Fees either (i) permitted under Section 8.11 of the Credit Agreement or (ii) made after all Senior Debt shall have been paid in full and the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated.

               2.04   Subrogation.  Subject to the payment in full in cash of
                      -----------
all Senior Debt, the Manager Entity shall be subrogated (equally and ratably with the holders of all indebtedness of the Obligor Entities that by its express terms is subordinated to Senior Debt of the Obligor Entities to the same extent as the Subordinated Debt is subordinated and that is entitled to like rights of subrogation) to the rights of the Lenders to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the Subordinated Debt shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the Lenders of any cash, property or securities to which the Manager Entity would be entitled except for the provisions of this Section 2, and no payments over pursuant to the provisions of this Section 2 to the Lenders by the Manager Entity, shall, as between the Obligor Entities, their creditors other than the Lenders, and the Manager Entity, be deemed to be a payment or distribution by the Obligor Entities to or on account of the Senior Debt.

               2.05   Provisions Solely to Define Relative Rights.  The
                      -------------------------------------------
provisions of this Section 2 are and are intended solely for the purpose of defining the relative rights of the

Manager Entity on the one hand and the Lenders on the other hand. Nothing contained in this Section 2 or elsewhere in this Agreement is intended to or shall:

               (a) impair, as among the Obligor Entities, their creditors other than the Lenders and the Manager Entity, the obligation of the Obligor Entities to pay to the Manager Entity the Subordinated Debt as and when the same shall become due and payable in accordance with its terms; or

               (b) affect the relative rights against the Obligor Entities of the Manager Entity and creditors of the Obligor Entities other than the Lenders.

               2.06   No Waiver of Subordination Provisions.  No right of the
                      -------------------------------------
Administrative Agent or any Lender to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Obligor Entities or by any act or failure to act, in good faith, by the Administrative Agent or any Lender, or by any non-compliance by any Obligor Entity with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof the Administrative Agent or any Lender may have or be otherwise charged with.

               Without in any way limiting the generality of the foregoing paragraph, the Lenders may, at any time and from time to time, without the consent of or notice to the Manager Entity, without incurring responsibility to the Manager Entity and without impairing or releasing the subordination provided in this Section 2 or the obligations hereunder of the Manager Entity to the holders of Senior Debt, do any one or more of the following: (a) change the time, manner or place of payment of Senior Debt, or otherwise modify or supplement in any respect any of the provisions of the Credit Agreement or any other instrument evidencing or relating to any of the Senior Debt; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Obligor Entities and any other Person.

               Section 3.  Representations and Warranties.  The Manager Entity
                           ------------------------------
represents and warrants to the Administrative Agent and each Lender that:

               3.01   Existence.  The Manager Entity is a corporation duly
                      ---------
organized and validly existing under the laws of the State of Delaware.

               3.02   No Breach.  None of the execution and delivery of this
                      ---------
Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws or other organizational instrument of the Manager Entity, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Manager Entity is a party or by which the Manager Entity is bound or to which the Manager Entity is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Manager Entity pursuant to the terms of any such agreement or instrument.

               3.03   Action.  The Manager Entity has all necessary corporate
                      ------
or other power, authority and legal right to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Manager Entity of this Agreement have been duly authorized by all necessary corporate or other action on its part; and this Agreement has been duly and validly executed and delivered by the Manager Entity and constitutes the legal, valid and binding obligation of the Manager Entity, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               3.04   Approvals.  No authorizations, approvals or consents of,
                      ---------
and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Manager Entity of this Agreement or for the validity or enforceability hereof.


               Section 4. Miscellaneous.
                          -------------

               4.01   No Waiver.  No failure on the part of the Administrative
                      ---------
Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

               4.02   Notices.  All notices, requests, consents and demands
                      -------
hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

               4.03   Amendments, Etc.  The terms of this Agreement may be
                      ---------------
waived, altered or amended only by an instrument in writing duly executed by the Manager Entity and (as to the Administrative Agent and the Lenders) by the Administrative Agent with the consent of the Lenders as specified in Section
10.09 of the Credit Agreement. Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender (and each other holder of Senior
Debt) and the Manager Entity.

               4.04   Successors and Assigns.  This Agreement shall be binding
                      ----------------------
upon and inure to the benefit of the respective successors and assigns of the Manager Entity and the Administrative Agent and each Lender (and each other holder of Senior Debt).

               4.05   Captions.  The captions and section headings appearing
                      --------
herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

               4.06   Counterparts.  This Agreement may be executed in any
                      ------------
number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

               4.07   Governing Law; Submission to Jurisdiction.   This
                      -----------------------------------------
Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Manager Entity hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Manager Entity hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

               4.08   Waiver of Jury Trial.  EACH OF THE MANAGER ENTITY AND THE
                      --------------------
ADMINISTRATIVE AGENT (FOR ITSELF AND ON BEHALF OF THE LENDERS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Management Fee Subordination Agreement to be duly executed and delivered as of the day and year first above written.


                                      MEDIACOM MANAGEMENT CORPORATION


                                      By
                                        --------------------
                                      Title:

                                      Address for Notices:

                                      Mediacom Management Corporation
                                      100 Crystal Road
                                      Middletown, New York 10941

                                      Attention:  Rocco B. Commisso

                                      Telecopier No.:  (914) 695-2699

                                      Telephone No.:  (914) 692-2600

                              MEDIACOM SOUTHEAST LLC

                              By  MEDIACOM LLC, a Member


                              By
                                -----------------
                              Title:

                              Address for Notices:

                              Mediacom Southeast LLC
                              c/o Mediacom LLC
                              100 Crystal Road
                              Middletown, New York 10941

                              Attention:  Rocco B. Commisso

                              Telecopier No.:  (914) 695-2699

                              Telephone No.:  (914) 696-2600

                                       THE CHASE MANHATTAN BANK,
                                       as Administrative Agent


                                       By
                                         --------------------
                                       Title:

                                       Address for Notices:

                                       The Chase Manhattan Bank
                                       270 Park Avenue
                                       New York, New York 10017

                                       Attention:  Ann B. Kerns
                                       Vice President
                                       Telecopier No.: (212) 270-4584

                                       Telephone No.:  (212) 270-9320

                                                            EXHIBIT G


                 [Form of Opinion of Counsel to the Obligors]

                                        _______, 199_


To the Lenders party to the
Credit Agreement referred to
below and The Chase Manhattan
Bank, as Administrative Agent


Ladies and Gentlemen:

        We have acted as counsel to Mediacom Southeast LLC (the "Borrower"),
                                                                 --------
Mediacom LLC ("Mediacom") and Mediacom Management Corporation (the "Manager
               --------                                             -------
Entity") in connection with (i) the Credit Agreement (the "Credit Agreement")
-------                                                    ----------------
dated as of January 23, 1998, between the Borrower, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, providing for extensions of credit in an aggregate principal or face amount not exceeding $225,000,000 (which amount may, in accordance with the provisions thereof, be increased to $275,000,000) and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement or, if not defined in the Credit Agreement, in Annex 1 hereto. This opinion letter is being delivered pursuant to Section 6.01(c) of the Credit Agreement.

        In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

        (a)  the Credit Agreement;

        (b) any promissory notes being executed and delivered to the Lenders on the date hereof (herein, the "Notes);
                                              -----

        (c)  the Security Agreement;

        (d)  the Guarantee and Pledge Agreement;

        (e) the Management Fee Subordination Agreement executed and delivered by the Manager Entity;

        (f)  financing statements being executed and delivered pursuant to
             Section 6.01 of the Credit Agreement concurrently with the delivery of this opinion (collectively, the "Financing Statements"); and
                                                 --------------------

        (g) such records of the Borrower and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clauses (f) and (g) above) are collectively referred to as the "Credit Documents"; the Borrower, Mediacom and the Manager
                    ----------------
Entity are herein collectively referred to as the "Relevant Parties".
                                                   ----------------

        We have also examined originals, or copies certified to our satisfaction, of such corporate records, certificates of public officials of pertinent states, certificates of corporate officers of the Relevant Parties and such other instruments or documents as we have deemed necessary as a basis for the opinions hereinafter set forth. As to questions of fact, we have, to the extent that such facts were not independently established by us, relied upon such certificates and we have assumed that any such certificates or other evidence which was given or dated earlier than the date of this letter has remained accurate, as far as relevant to the opinions contained herein, from such earlier date through and including the date of this letter. In rendering the opinions hereinafter set forth as to factual matters, we have also relied upon, and assumed the accuracy of, the representations and warranties made in the Credit Documents by the Relevant Parties. Whenever any statement herein is qualified by our knowledge, it is intended to indicate that, during the course of our representation of the Relevant Parties no information that would give us actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys presently in this firm and who are actively engaged in the representation of the Relevant Parties.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

        In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Relevant Parties):

        (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

        (ii)   all signatories to such documents have been duly authorized; and

        (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate, limited liability company, partnership or other) to execute, deliver and perform such documents.

        We have further assumed for purposes of paragraph 10 below, that the Financing Statements will be filed in the appropriate office(s) no later than 10 days after the initial Loans under the Credit Agreement.

        Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

        1. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Mediacom is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York. The Manager Entity is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

        2. Each Relevant Party has all requisite power to execute and deliver, and to perform its obligations under, the Credit Documents to which it is a party. The Borrower has all requisite power to borrow under the Credit Agreement.

        3. The execution, delivery and performance by each Relevant Party of each Credit Document to which it is a party, and the borrowings by the Borrower under the Credit Agreement, have been duly authorized by all necessary corporate or other action (as the case may be) on the part of such Relevant Party.

        4. Each Credit Document has been duly executed and delivered by each Relevant Party party thereto.

        5. Each of the Credit Documents constitutes the legal, valid and binding obligation of each Relevant Party party thereto, enforceable against such Relevant Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

        6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of any Relevant Party for the execution, delivery or performance by any Relevant Party of any of the Credit Documents or for the borrowings by the Borrower under the Credit Agreement, except for (i) filings and recordings in respect of the Liens created pursuant to the Security Documents, (ii) the authorizations, approvals, consents, filings and registrations contemplated by the Acquisition Agreements (each of which has been made or obtained on or before the date hereof to the extent required under the Acquisition Agreements to be obtained before the date hereof) and (iii) the exercise of remedies under the Security Documents (and the creation of a valid security interest in Franchises and the other Collateral as described in Sections 6.01(f) and 8.18 of the Credit Agreement) may require the prior approval of the FCC or the issuing municipalities or States under one or more of the Franchises.

        7. The execution, delivery and performance by each Relevant Party, and the consummation by each Relevant Party of the transactions contemplated by, the Credit Documents to which such Relevant Party is a party do not and will not (a) violate any provision of the limited liability company agreement, articles of organization, certificate of formation or the charter or by-laws or other organizational instrument of any Relevant Party, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Relevant Parties of which we have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which we have knowledge to which any Relevant Party is a party or by which any of them is bound or to which any of them is subject, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of any Relevant Party pursuant to, the terms of any such agreement or instrument.

        8. We have no knowledge of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Relevant Parties or any of their respective Properties that, if adversely determined, could have a Material Adverse Effect.

        9. The Security Agreement and the Guarantee and Pledge Agreement (collectively, the "Collateral Documents") are each effective to create, in
                         --------------------
     favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "Uniform
                                                                 -------
     Commercial Code"), but only to the extent the Uniform Commercial Code is
     ---------------
     applicable thereto, in all of the right, title and interest of each Obligor in, to and under the Collateral (as defined in each Collateral Document) owned by such Obligor as collateral security for the payment of the Secured Obligations (as defined in each Collateral Document) of such Obligor, except that (a) such security interest will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Sections 9-306 and 9-307 of the Uniform Commercial Code, (b) the security interest in

     Collateral in which an Obligor acquires rights after the commencement of a case under the Bankruptcy Code in respect of such Obligor may be limited by
     Section 552 of the Bankruptcy Code, and (c) the creation of a security interest in any portion of the Collateral constituting a right to receive proceeds of a letter of credit requires that the action contemplated by paragraph 10(a) below.

        10. The security interests referred to in paragraph 9 above in the types of Collateral described below will be perfected as described below:

             (a) such security interest in that portion of the Collateral consisting of an Instrument, a letter of credit or a Certificated Security represented by a Security Certificate in bearer form or in registered form Indorsed to the Administrative Agent or in blank by an effective Indorsement or registered in the name of the Administrative Agent will, upon the creation of such security interest, be perfected by the Administrative Agent taking possession in the State of New York of such Instrument, letter of credit or Security Certificate, and such perfected security interest will remain perfected thereafter so long as such Instrument, letter of credit or Security Certificate is retained by the Administrative Agent in its possession in the State of New York; and

             (b) such security interest in that portion of the Collateral consisting of an ownership interest in a limited liability company will, upon the creation of such security interest, to the extent constituting a General Intangible, be perfected by filing the Financing Statements in the appropriate filing offices.

        The foregoing opinions are subject to the following comments and qualifications:

        (A) The enforceability of Section 11.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by
(i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

        (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

        (C) Clause (iii) of the second sentence of Section 2.02 of the Guarantee and Pledge Agreement (and any similar provisions in any of the other Credit Documents) may not be enforceable to the extent that the Guaranteed Obligations under and as defined therein are materially modified.

        (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii)
Section 4.07(c) of the Credit Agreement, (iii) the second sentence of Section
11.10 of the Credit Agreement (and any similar provisions in any of the other Credit Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Credit Documents and (iv) the applicability to the obligations of the Subsidiary Guarantors (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code,
Article 10 of the New York Debtor Creditor Law, or any provision of law relating to fraudulent conveyances, transfers or obligations.

        (E) We wish to point out that the obligations of the Obligors, and the rights and remedies of the Administrative Agent and the Lenders, under the Collateral Documents may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Collateral Documents, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and the Lenders inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Lenders by the Collateral Documents.

        (F) With respect to our opinion in paragraphs 9 or 10 above, (i) we express no opinion as to the creation, perfection or priority of any security interest in (or other lien on) any portion of the Collateral (x) to the extent that, pursuant to Section 9-104 of the Uniform Commercial Code, Article 9 of the Uniform Commercial Code does not apply thereto or (y) consisting of goods that are or will be commingled with or processed into other goods or are or will become accessions to other goods; (ii) we express no opinion as to the perfection or priority of any security interest in (or other lien on) Collateral (as defined in the Security Agreement) consisting of fixtures, consumer goods, timber to be cut, minerals or the like (including oil and gas), accounts arising from the sale of minerals or the like (including oil and gas), equipment used in farming operations, farm products, accounts or general intangibles arising from or relating to the sale of farm products by a farmer or consumer goods or in Collateral covered by a certificate of title; and (iii) we have assumed that each Indorsement referred to therein is effective in accordance with Section 8-107 of the Uniform Commercial Code.

        (G) We wish to point out that the acquisition by an Obligor after the initial Loan under the Credit Agreement of an interest in Property that becomes subject to the Lien of any Collateral Document may constitute a voidable preference under Section 547 of the Bankruptcy Code.

        (H) We express no opinion as to the existence of, or the right, title or interest of the Obligors in, to or under, any of the Collateral (as defined in each Collateral Document).

        (I) Except as expressly provided in paragraphs 9 and 10 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Collateral (as defined in each Collateral Document).

        We express no opinion (a) as to the, and the effect of, compliance or non-compliance by the Lenders or the Administrative Agent with any law, rule or regulation applicable because of the legal or regulatory status or the specific nature of the business of such Lender or Administrative Agent and (b) regarding any law, rule or regulation to which any of the Relevant Parties may be subject, or any approval which any of the Relevant Parties may be required to obtain, because of the legal or regulatory status of the Lenders or the Administrative Agent or because of any facts specifically pertaining to the Lenders or the Administrative Agent.

        Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinions, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

        The foregoing opinions are limited to matters involving the Federal laws of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction (nor do we express any opinion as to the applicability to, or the effect upon, the transactions contemplated by the Credit Documents of the Federal Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder or the policies of the FCC).

        At the request of our clients, this opinion letter is, pursuant to
Section 6.01(c) of the Credit Agreement, provided to you by us in our capacity as counsel to the Relevant Parties and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                        Very truly yours,

                                                            Annex 1


                                 DEFINED TERMS


        "bearer form", when used with respect to a Certificated Security, means
         -----------
a form in which the Security is payable to the bearer of the Security Certificate according to its terms but not by reason of an Indorsement.

        "Certificated Security" means a Security that is represented by a
         ---------------------
certificate.

        "General Intangibles" has the meaning given to such term in Section 9-
         -------------------
106 of the Uniform Commercial Code.

        "Indorsement" has the meaning given to such term in Section 8-102(a)(11)
         -----------
of the Uniform Commercial Code. The term "Indorsed" has a correlative meaning.
                                          --------

        "Instrument" has the meaning given to such term in Section 9-105 of the
         ----------
Uniform Commercial Code.

        "registered form", when used with respect to a Certificated Security,
         ---------------
means a form in which: (a) the Security Certificate specifies a Person entitled to the Security; and (b) a transfer of the Security may be registered upon books maintained for that purpose by or on behalf of the issuer of such Security, or the Security Certificate so states.

        "Security Certificate" means a certificate representing a Security.
         --------------------

        "Security", except as otherwise provided in Section 8-103 of the Uniform
         --------
Commercial Code, means an obligation of an issuer or a share, participation or other interest in an issuer or in property or an enterprise of an issuer: (a) which is represented by a Security Certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer; (b) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations; and (c) which either (i) is, or is of a type, dealt in or traded on securities exchanges or securities markets; or (ii) is a medium for investment and by its terms expressly provides that it is a security governed by
Article 8 of the Uniform Commercial Code.

                                                                       EXHIBIT H

            [Form of Opinion of Special New York Counsel to Chase]

                                            _______, 1997


To the Lenders party to the
Credit Agreement referred to
below and The Chase Manhattan
Bank, as Administrative Agent

Ladies and Gentlemen:

          We have acted as special New York counsel to The Chase Manhattan Bank ("Chase") in connection with (i) the Credit Agreement dated as of January 23,
  -----
1998 (the "Credit Agreement") between Mediacom Southeast LLC (the "Borrower"),
           ----------------                                        --------
the lenders party thereto, and Chase, as Administrative Agent, providing for extensions of credit in an aggregate principal or face amount not exceeding $225,000,000 (which amount may, in accordance with the provisions thereof, be increased to $275,000,000) and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement or, if not defined in the Credit Agreement, in Annex 1 hereto. This opinion letter is being delivered pursuant to Section 6.01(d) of the Credit Agreement.

          In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

          (a)  the Credit Agreement;

          (b) any promissory notes being executed and delivered to the Lenders on the date hereof (herein, the "Notes);
                                                -----

          (c)  the Security Agreement;

          (d)  the Guarantee and Pledge Agreement; and

          (e) the Management Fee Subordination Agreement executed and delivered by Mediacom Management Corporation (the "Manager Entity").
                                                        --------------

The agreements, instruments and other documents referred to in the foregoing lettered clauses are collectively referred to as the "Credit Documents"; the
                                                      ----------------
Borrower, the Parent Guarantor and the Manager Entity are herein collectively referred to as the "Relevant Parties".
                    ----------------

          In our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Documents.

          In rendering the opinions expressed below, we have assumed, with respect to the Credit Documents, that:

          (i) the Credit Documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Relevant Parties) constitute legal, valid, binding and enforceable obligations of, all of the parties thereto;

         (ii) all signatories to the Credit Documents have been duly authorized; and

        (iii) all of the parties to the Credit Documents are duly organized and validly existing and have the power and authority (corporate, limited liability company, partnership or other) to execute, deliver and perform the Credit Documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          1. Each of the Credit Documents constitutes the legal, valid and binding obligation of each Relevant Party party thereto, enforceable against such Relevant Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and
     (b) concepts of materiality, reasonableness, good faith and fair dealing.

          2. The Security Agreement and the Guarantee and Pledge Agreement (collectively, the "Collateral Documents") are each effective to create, in
                         --------------------
     favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "Uniform
                                                                 -------
     Commercial Code") in all of the right, title and interest of each Obligor
     ---------------
     in, to and under the Collateral (as defined in each Collateral Document) as collateral security for the payment of the Secured Obligations (as defined in each

     Collateral Document) of such Obligor, except that (a) such security interest will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Sections 9-306 and 9-307 of the Uniform Commercial Code, (b) the security interest in Collateral in which an Obligor acquires rights after the commencement of a case under the Bankruptcy Code in respect of such Obligor may be limited by Section 552 of the Bankruptcy Code, and (c) the creation of a security interest in any portion of the Collateral constituting a right to receive proceeds of a letter of credit requires that the action contemplated by paragraph 3 below.

          3. The security interest referred to in paragraph 2 above in that portion of the Collateral consisting of an Instrument, a letter of credit or a Certificated Security represented by a Security Certificate in bearer form or in registered form Indorsed to the Administrative Agent or in blank by an effective Indorsement or registered in the name of the Administrative Agent will, upon the creation of such security interest, be perfected by the Administrative Agent taking possession in the State of New York of such Instrument, letter of credit or Security Certificate, and such perfected security interest will remain perfected thereafter so long as such Instrument, letter of credit or Security Certificate is retained by the Administrative Agent in its possession in the State of New York; and

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 11.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) Clause (iii) of the second sentence of Section 2.02 of the Guarantee and Pledge Agreement may not be enforceable to the extent that the Guaranteed Obligations under and as defined therein are materially modified.

          (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
     York) that limit the interest, fees or other charges such Lender may impose, (ii) Section 4.07(c) of the Credit Agreement and (iii) the second sentence of Section 11.10 of the Credit Agreement (and any similar provisions in any of the other Credit Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Credit Documents.

        (E) We wish to point out that the obligations of the Obligors, and the rights and remedies of the Administrative Agent and the Lenders, under the Collateral Documents may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Collateral Documents, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and the Lenders inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Lenders by the Collateral Documents.

        (F) With respect to our opinion in paragraphs 2 and 3 above, (i) we express no opinion as to the creation, perfection or priority of any security interest in (or other lien on) any portion of the Collateral (x) to the extent that, pursuant to Section 9-104 of the Uniform Commercial Code, Article 9 of the Uniform Commercial Code does not apply thereto or
     (y) consisting of goods that are or will be commingled with or processed into other goods or are or will become accessions to other goods and (ii) we have assumed that each Indorsement referred to therein is effective in accordance with Section 8-107 of the Uniform Commercial Code.

        (G) We wish to point out that the acquisition by an Obligor after the initial Loan under the Credit Agreement of an interest in Property that becomes subject to the Lien of any Collateral Document may constitute a voidable preference under Section 547 of the Bankruptcy Code.

        (H) We express no opinion as to the existence of, or the right, title or interest of the Obligors in, to or under, any of the Collateral (as defined in each Collateral Document).

        (I) Except as expressly provided in paragraphs 2 and 3 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Collateral (as defined in each Collateral Document).

        The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction (nor do we express any opinion as to the applicability to, or the effect upon, the transactions contemplated by the Credit Documents of the Federal Communications Act of 1934, as amended, the rules and regulations promulgated thereunder or the policies of the FCC).

        At the request of our client, this opinion letter is, pursuant to
Section 6.01(d) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                        Very truly yours,


RJW/CDP

                                                            Annex 1


                                 DEFINED TERMS


        "bearer form", when used with respect to a Certificated Security, means
         -----------
a form in which the Security is payable to the bearer of the Security Certificate according to its terms but not by reason of an Indorsement.

        "Certificated Security" means a Security that is represented by a
         ---------------------
certificate.

        "General Intangibles" has the meaning given to such term in Section 9-
         -------------------
106 of the Uniform Commercial Code.

        "Indorsement" has the meaning given to such term in Section 8-102(a)(11)
         -----------
of the Uniform Commercial Code. The term "Indorsed" has a correlative meaning.
                                          --------

        "Instrument" has the meaning given to such term in Section 9-105 of the
         ----------
Uniform Commercial Code.

        "registered form", when used with respect to a Certificated Security,
         ---------------
means a form in which: (a) the Security Certificate specifies a Person entitled to the Security; and (b) a transfer of the Security may be registered upon books maintained for that purpose by or on behalf of the issuer of such Security, or the Security Certificate so states.

        "Security Certificate" means a certificate representing a Security.
         --------------------

        "Security", except as otherwise provided in Section 8-103 of the Uniform
         --------
Commercial Code, means an obligation of an issuer or a share, participation or other interest in an issuer or in property or an enterprise of an issuer: (a) which is represented by a Security Certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer; (b) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations; and (c) which either (i) is, or is of a type, dealt in or traded on securities exchanges or securities markets; or (ii) is a medium for investment and by its terms expressly provides that it is a security governed by
Article 8 of the Uniform Commercial Code.

                                                                EXHIBIT I


                      [Form of Confidentiality Agreement]

                           CONFIDENTIALITY AGREEMENT


                                                        [Date]


[Insert Name and
 Address of Prospective
 Participant or Assignee]



        Re:  Credit Agreement dated as of January 23, 1998 (the "Credit
                                                                 ------
             Agreement"), between Mediacom Southeast LLC (the "Borrower"), the
             ---------                                         --------
             lenders party thereto and The Chase Manhattan Bank, as Administrative Agent

Dear Ladies and Gentlemen:

        As a Lender party to the Credit Agreement, we have agreed with the Borrower pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Borrower as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

        As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Lender], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

        Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives and for the benefit of us and the Borrower) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein
                                                  --------
shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of Section 11.12 of the Credit Agreement), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to your counsel or to counsel for any of the Lenders or the Administrative Agent, (iv) to
bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Lender (or to Chase Securities Inc.), (vi) in connection with any litigation to which you or any one or more of the Lenders or the Administrative Agent are a party, or in connection with the enforcement of rights or remedies under the Credit Agreement or under any other Loan Document,
(vii) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the Credit Agreement or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided, further, that in no event
                                            --------  -------
shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

        If you are a prospective assignee, your obligations under this Confidentiality Agreement shall be superseded by Section 11.12 of the Credit Agreement on the date upon which you become a Lender under the Credit Agreement pursuant to Section 11.06(b) thereof.

        Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                        Very truly yours,


                                        [INSERT NAME OF LENDER]



                                        By
                                          ---------------------------

The foregoing is agreed to
as of the date of this letter.



[INSERT NAME OF PROSPECTIVE
PARTICIPANT OR ASSIGNEE]


By                         ]
  -------------------------

                                                            EXHIBIT J


     [Form of Affiliate Subordinated Indebtedness Subordination Agreement]

          AFFILIATE SUBORDINATED INDEBTEDNESS SUBORDINATION AGREEMENT


AFFILIATE SUBORDINATED INDEBTEDNESS SUBORDINATION AGREEMENT dated as of __________ __, ____, between:

          (i) [NAME OF AFFILIATE], a ____________ duly organized and validly existing under the laws of the State of ___________ (the "Subordinated
                                                               ------------
     Lender");
     ------

          (ii) MEDIACOM SOUTHEAST LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); and
      --------

          (iii) THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").
     ---------------------

        The Borrower, certain lenders and the Administrative Agent are parties to a Credit Agreement dated as of January 23, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to
                                      ----------------
the terms and conditions thereof, for extensions of credit (by the making of loans and the issuance of letters of credit) to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $225,000,000 (which amount may, in accordance with the provisions thereof, be increased to $275,000,000). In addition, the Borrower may from time to time be obligated to various of said lenders in respect of Interest Rate Protection Agreements permitted under Section 8.08(e) of the Credit Agreement (such indebtedness being herein referred to as the "Hedging Indebtedness").
                           --------------------

        To induce said lenders to extend credit under the Credit Agreement and to extend credit to the Borrower that would constitute Hedging Indebtedness, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Lender has agreed to subordinate the Subordinated Debt (as hereinafter defined) to the Senior Debt (as so defined) all in the manner and to the extent hereinafter provided. Accordingly, the parties hereto agree as follows:


        Section 1.  Definitions.  Terms defined in the Credit Agreement are used
                    -----------
herein as defined therein.  In addition, as used herein:

        "Obligor Entity" shall mean, collectively, the Borrower and, effective
         --------------
upon execution and delivery of any Subsidiary Guarantee Agreement, any Subsidiary of the Borrower so executing and delivering such Subsidiary Guarantee Agreement.

        "Senior Debt" shall mean, collectively, the following indebtedness and
         -----------
obligations:

        (a) all indebtedness or other obligations of the Borrower under the Credit Agreement and the other Loan Documents, including all interest, expenses, indemnities and penalties and all commitment and agency fees payable from time to time under the Credit Agreement and the other Loan Documents;

        (b)  all Hedging Indebtedness;

        (c) all obligations of any Subsidiary of the Borrower in respect of any Subsidiary Guarantee Agreement executed and delivered by such Subsidiary; and

        (d) any deferrals, renewals, extensions or refinancings of any of the foregoing.

The term "Senior Debt" shall include any interest, and any expenses of the type described in Section 11.03 of the Credit Agreement (or comparable provisions of any other Loan Document), accruing or arising after the date of any filing by any Obligor Entity of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar proceedings with respect to any Obligor Entity, whether or not such interest or expenses are allowable as a claim in any such proceeding.

        "Subordinated Debt" shall mean all indebtedness, liabilities, and
         -----------------
obligations of each Borrower to the Subordinated Lender whether now existing or hereafter arising in respect of Affiliate Subordinated Indebtedness incurred in accordance with Section 8.14 of the Credit Agreement.

        Section 2.  Subordination.
                    -------------

        2.01  Subordination of Subordinated Debt. The Borrower, for itself and
              ----------------------------------
its successors and assigns, covenants and agrees, and the Subordinated Lender, on its own behalf and on behalf of each subsequent holder of Subordinated Debt, likewise covenants and agrees, that, to the extent and in the manner set forth in this Agreement, the Subordinated Debt, and the payment from whatever source of the principal of, and interest and premium (if any) on, the Subordinated Debt, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt.

        2.02  Payment of Proceeds Upon Dissolution.  In the event of (a) any
              ------------------------------------
insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Obligor Entity or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any Obligor Entity, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Obligor Entity, then and in any such event:

        (1) the Lenders shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment, before the Subordinated Lender shall be entitled to receive any payment on account of principal of, or interest or premium (if any) on, the Subordinated Debt;

        (2) any payment or distribution of assets of any Obligor Entity of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Subordinated Lender would be entitled but for the provisions of this Agreement, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of any Obligor Entity being subordinated to the payment of the Subordinated Debt, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Administrative Agent, to be paid to the Lenders, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by each Lender, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Lenders;

        (3)  in the event that, notwithstanding the foregoing provisions of this
     Section 2.02, the Subordinated Lender shall have received, before all Senior Debt is paid in full in cash or payment thereof provided for, any such payment or distribution of assets of any Obligor Entity of any kind or character, whether in cash, property or securities, including any such payment or distribution arising out of the exercise by the Subordinated Lender of a right of set-off or counterclaim and any such payment or distribution received by reason of any other indebtedness of any Obligor Entity being subordinated to the Subordinated Debt, then, and in such event, such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Administrative Agent, to be paid to the Lenders, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by each Lender, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Lenders; and

        (4) if the Subordinated Lender shall have failed to file claims or proofs of claim with respect to the Subordinated Debt earlier than 30 days prior to the deadline for any such filing, the Subordinated Lender shall execute and deliver to the Administrative Agent such powers of attorney, assignments or other instruments as the Administrative Agent may reasonably request to file such claims or proofs of claim.

        2.03  Certain Payments Permitted.  Notwithstanding the foregoing, the
              --------------------------
Subordinated Lender shall be entitled to receive and retain any payment in respect of Affiliate Subordinated Indebtedness either (i) permitted under Sections 8.09(c) or (e) of the Credit Agreement or (ii) made after all Senior Debt shall have been paid in full and the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated.

        2.04  Subrogation. Subject to the payment in full in cash of all Senior
              -----------
Debt, the Subordinated Lender shall be subrogated (equally and ratably with the holders of all indebtedness of the Obligor Entities that by its express terms is subordinated to Senior Debt of the Obligor Entities to the same extent as the Subordinated Debt is subordinated and that is entitled to like rights of subrogation) to the rights of the Lenders to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, and interest and premium (if any) on, the Subordinated Debt shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the Lenders of any cash, property or securities to which the Subordinated Lender would be entitled except for the provisions of this Section 2, and no payments over pursuant to the provisions of this Section 2 to the Lenders by the Subordinated Lender, shall, as between the Subordinated Lender, its creditors other than the Lenders, and the Subordinated Lender, be deemed to be a payment or distribution by the Subordinated Lender to or on account of the Senior Debt.

        2.05  Provisions Solely to Define Relative Rights. The provisions of
              -------------------------------------------
this Section 2 are and are intended solely for the purpose of defining the relative rights of the Subordinated Lender on the one hand and the Lenders on the other hand. Nothing contained in this Section 2 or elsewhere in this Agreement is intended to or shall:

        (a) impair, as among the Obligor Entities, their creditors other than the Lenders and the Subordinated Lender, the obligation of the Obligor Entities to pay to the Subordinated Lender the principal and of and interest on the Subordinated Debt as and when the same shall become due and payable in accordance with its terms; or

        (b) affect the relative rights against the Obligor Entities of the Subordinated Lender and creditors of the Obligor Entities other than the Lenders.

        2.06  No Waiver of Subordination Provisions. No right of the
              -------------------------------------
Administrative Agent or any Lender to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Obligor Entities or by any act or failure to act, in good faith, by the Administrative Agent or any Lender, or by any non-compliance by any Obligor Entity with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof the Administrative Agent or any Lender may have or be otherwise charged with.

        Without in any way limiting the generality of the foregoing paragraph, the Lenders may, at any time and from time to time, without the consent of or notice to the Subordinated Lender, without incurring responsibility to the Subordinated Lender and without impairing or releasing the subordination provided in this Section 2 or the obligations hereunder of the Subordinated Lender to the holders of Senior Debt, do any one or more of the following: (a) change the time, manner or place of payment of Senior Debt, or otherwise modify or supplement in any respect any of the provisions of the Credit Agreement or any other instrument evidencing or relating to any of the Senior Debt; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Obligor Entities and any other Person.


        Section 3.  Representations and Warranties.  The Subordinated Lender
                    ------------------------------
represents and warrants to the Administrative Agent and each Lender that:

        3.01  Existence. The Subordinated Lender is a _____________ duly
              ---------
organized and validly existing under the laws of the State of ___________.

        3.02  No Breach. None of the execution and delivery of this Agreement,
              ---------
the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws or other organizational instrument of the Subordinated Lender, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Subordinated Lender is a party or by which the Subordinated Lender is bound or to which the Subordinated Lender is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Subordinated Lender pursuant to the terms of any such agreement or instrument.

        3.03  Action. The Subordinated Lender has all necessary corporate or
              ------
other power, authority and legal right to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Subordinated Lender of this Agreement have been duly authorized by all necessary corporate or other action on its part; and this Agreement has been duly and validly executed and delivered by the Subordinated Lender and constitutes the legal, valid and binding obligation of the Subordinated Lender, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        3.04  Approvals. No authorizations, approvals or consents of, and no
              ---------
filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Subordinated Lender of this Agreement or for the validity or enforceability hereof.


        Section 4.  Miscellaneous.
                    -------------

        4.01  No Waiver. No failure on the part of the Administrative Agent or
              ---------
any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

        4.02  Notices. All notices, requests, consents and demands hereunder
              -------
shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

        4.03  Amendments, Etc. The terms of this Agreement may be waived,
              ---------------
altered or amended only by an instrument in writing duly executed by the Subordinated Lender and (as to the Administrative Agent and the Lenders) by the Administrative Agent with the consent of the Lenders as specified in Section
10.09 of the Credit Agreement. Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender (and each other holder of Senior
Debt) and the Subordinated Lender.

        4.04  Successors and Assigns. This Agreement shall be binding upon and
              ----------------------
inure to the benefit of the respective successors and assigns of the Subordinated Lender and the Administrative Agent and each Lender (and each other holder of Senior Debt).

        4.05  Captions.  The captions and section headings appearing herein are
              --------
included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

        4.06  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

        4.07  Governing Law; Submission to Jurisdiction. This Agreement shall be
              -----------------------------------------
governed by, and construed in accordance with, the law of the State of New York. The Subordinated Lender hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Subordinated Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        4.08  Waiver of Jury Trial.  EACH OF THE SUBORDINATED LENDER AND THE
              --------------------
ADMINISTRATIVE AGENT (FOR ITSELF AND ON BEHALF OF THE LENDERS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Management Fee Subordination Agreement to be duly executed and delivered as of the day and year first above written.


                                        [NAME OF AFFILIATE]


                                        By
                                          --------------------------
                                          Title:

                                        Address for Notices:



                                        MEDIACOM SOUTHEAST LLC

                                        By MEDIACOM LLC, a Member


                                        By
                                          --------------------------
                                          Title:

                                        Address for Notices:

                                        Mediacom Southeast LLC
                                        c/o Mediacom LLC
                                        100 Crystal Road
                                        Middletown, New York 10941

                                        Attention: Rocco B. Commisso

                                        Telecopier No.: (914) 695-2699

                                        Telephone No.: (914) 696-2600

                                        THE CHASE MANHATTAN BANK,
                                          as Administrative Agent


                                        By
                                          --------------------------
                                          Title:

                                        Address for Notices:

                                        The Chase Manhattan Bank
                                        270 Park Avenue
                                        New York, New York 10017

                                        Attention: Ann B. Kerns
                                        Vice President
                                        Telecopier No.: (212) 270-9320